As filed with the Securities and Exchange Commission on June 1, 2023
Registration Statement No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
Assured Guaranty Ltd.
(Exact name of Registrant as specified in its charter)

Bermuda (State or other jurisdiction of incorporation or organization)	98-0429991 (I.R.S. Employer Identification No.)
30 Woodbourne Avenue Hamilton HM 08 Bermuda Telephone: (441) 279-5700 (Name, address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Assured Guaranty Corp.
1633 Broadway
New York, New York 10019
Attn: General Counsel
Telephone: (212) 974-0100
(Address, including zip code, and telephone number,
including area code, of agent for service)

Assured Guaranty US Holdings Inc. (Exact name of Registrant as specified in its charter)
Delaware (State or other jurisdiction of incorporation or organization)	20-1082002 (I.R.S. Employer Identification No.)

1633 Broadway New York, New York 10019 Telephone: (212) 974-0100 (Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)
Assured Guaranty Corp.
1633 Broadway
New York, New York 10019
Attn: General Counsel
Telephone: (212) 974-0100
(Name, address, including zip code, and telephone
number, including area code, of agent for service)

Assured Guaranty Municipal Holdings Inc. (Exact name of Registrant as specified in its charter)*

New York (State or other jurisdiction of incorporation or organization)	13-3261323 (I.R.S. Employer Identification No.)

1633 Broadway New York, New York 10019 Telephone: (212) 974-0100 (Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)
Assured Guaranty Corp.
1633 Broadway
New York, New York 10019
Attn: General Counsel
Telephone: (212) 974-0100
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copies to:
Ling Chow General Counsel and Secretary Assured Guaranty Ltd. 30 Woodbourne Avenue Hamilton HM 08 Bermuda (441) 279-5725	Edward S. Best Mayer Brown LLP 71 South Wacker Drive Chicago, Illinois 60606 (312) 782-0600
________________________________
Approximate Date of Commencement of Proposed Sale to the Public:
From time to time after the Registration Statement becomes effective.
If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒
If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act of 1933 registration statement number of the earlier effective registration statement for the same offering. ☐
If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act of 1933 registration statement number of the earlier effective registration statement for the same offering. ☐
If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒
If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

*    Additional eligible registrants may be added by automatically effective post-effective amendments pursuant to Rule 462(f).

PROSPECTUS

Assured Guaranty Ltd.
Common Shares, Preferred Shares, Depositary Shares, Debt Securities,
Warrants to Purchase Common Shares,
Warrants to Purchase Preferred Shares,
Warrants to Purchase Debt Securities, Share Purchase Contracts and
Share Purchase Units

__________________________
Assured Guaranty US Holdings Inc. Debt Securities Fully and Unconditionally Guaranteed by Assured Guaranty Ltd.
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Assured Guaranty Municipal Holdings Inc. Debt Securities Fully and Unconditionally Guaranteed by Assured Guaranty Ltd.
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Assured Guaranty Ltd., Assured Guaranty US Holdings Inc. or Assured Guaranty Municipal Holdings Inc. will provide the specific terms of these securities in supplements to this prospectus. The prospectus supplements may also add, update or change information contained in this prospectus. You should read this prospectus and any supplements carefully before you invest.
Assured Guaranty Ltd.’s common shares are traded on the New York Stock Exchange under the symbol “AGO.”
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NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
This prospectus may not be used to consummate sales of offered securities unless accompanied by a prospectus supplement.

Investment in any securities offered by this prospectus involves risk. See Risk Factors in the periodic reports filed from time to time with the Securities and Exchange Commission and in the applicable prospectus supplement.
__________________________
The date of this prospectus is June 1, 2023.
__________________________

You should rely only on the information contained or incorporated by reference in this prospectus or any supplement. None of the registrants has authorized anyone else to provide you with different information. The securities offered by this prospectus are being offered only in states where the offer is permitted. You should not assume that the information in this prospectus or any supplement is accurate as of any date other than the date on the front of those documents. The business, financial condition, results of operations and prospects of Assured Guaranty Ltd. ("AGL") and its subsidiaries may have changed since that date.
Assured Guaranty Ltd. has obtained consent from the Bermuda Monetary Authority for the issue and transfer of shares to and between persons regarded as non-resident in Bermuda for exchange control purposes and for the issue and transfer of options, warrants, depositary receipts, rights, loan notes and other securities, subject to the condition that AGL's shares are listed on an appointed stock exchange, which includes the New York Stock Exchange, Inc. Issues and transfers of shares to any person regarded as resident in Bermuda for exchange control purposes may require specific prior approval from the Bermuda Monetary Authority. The Bermuda Monetary Authority accepts no responsibility for the financial soundness of any proposal or for the correctness of any of the statements made or opinions expressed in this prospectus.
Any person who, directly or indirectly, becomes a holder of at least 10 percent, 20 percent, 33 percent, or 50 percent of the common shares must notify the Bermuda Monetary Authority in writing within 45 days of becoming such a holder. In addition, any person who, directly or indirectly, has reduced or disposed of the voting rights of the common shares so that they will have reached or fallen below 10 percent, 20 percent, 33 percent, or 50 percent of the common shares must notify the Bermuda Monetary Authority in writing within 45 days after such disposal.
For so long as Assured Guaranty Ltd. has as a subsidiary an insurer registered under the Insurance Act 1978 (as amended) of Bermuda, the Bermuda Monetary Authority may at any time, by written notice, object to a person holding 10 percent or more of AGL’s common shares if it appears to the Bermuda Monetary Authority that the person is not or is no longer fit and proper to be such a holder. In such a case, the Bermuda Monetary Authority may require the shareholder to reduce its holding of common shares of AGL and direct, among other things, that such shareholder’s voting rights attaching to the common shares shall not be exercisable. A person who does not comply with such a notice or direction from the Bermuda Monetary Authority will be guilty of an offense.
    Before a person can acquire direct or indirect control of a U.S.-domiciled insurance company, prior written approval must be obtained from the insurance commissioner of the state where the insurer is domiciled or deemed commercially domiciled. Generally, state statutes provide that control is presumed to exist if any person, directly or indirectly, owns, controls, holds with the power to vote, or holds proxies representing, 10% or more of the voting securities of another person. This presumption can be rebutted by filing a disclaimer of control with the domiciliary insurance commissioner. Accordingly, a person wishing to acquire 10% or more of AGL's common shares would need to make a filing with the insurance commissioners of the States of Maryland and New York to either disclaim control or apply for approval to acquire control of AGL’s U.S. insurance company subsidiaries. However, this presumption does not create a safe harbor for acquisitions below the 10% threshold, which may still result in a control determination. An acquirer of less than 10% of an insurer’s voting securities may still be deemed to control the insurer based on all the facts and circumstances, including the terms and conditions of the proposed transaction. Moreover, a control relationship can arise from a contract or other factors, in the absence of any ownership of voting securities of an insurer. Prior to granting approval of an application to acquire control of an insurer, each state insurance commissioner will consider such factors as the financial strength of the applicant, the integrity and business experience of the applicant’s directors and executive officers, as well as the individuals the applicant intends to appoint as directors and executive officers of the insurer, the applicant’s plans for the future operations of the insurer and any anti-competitive results that may arise from the consummation of the acquisition of control. These laws may discourage potential acquisition proposals and may delay, deter or prevent a change of control involving AGL that some or all of AGL's shareholders might consider to be desirable, including in particular unsolicited transactions.

    The Financial Services and Markets Act 2000 ("FSMA") regulates the acquisition of “control” of any U.K. insurance company authorized under FSMA. Any entity or individual that (together with its or his associates)

directly or indirectly acquires 10% or more of the shares in a U.K. authorized insurance company or its parent company, or is entitled to exercise or control the exercise of 10% or more of the voting power in such authorized insurance company or its parent company, would be considered to have acquired “control” for the purposes of the relevant legislation, as would a person who had significant influence over the management of such authorized insurance company or its parent company by virtue of his shareholding or voting power in either. Under FSMA, any person proposing to acquire “control” of a U.K. authorized insurance company must give prior notification to the Prudential Regulation Authority (“PRA”) of its intention to do so. The PRA (in consultation with the Financial Conduct Authority) then has 60 working days to consider that person’s application to acquire “control" (with a limited ability to stop the clock for further information). In considering whether to approve such application the PRA will consider matters including, amongst other things, without limitation: criminal or civil proceedings involving the proposed controller; skills and experience of any person who will direct the business of the U.K. authorized insurance company as a result of the proposed acquisition; the financial soundness of the proposed controller, in particular in relation to the type of business that the U.K. authorized insurance company pursues or envisages pursuing; the impact of a proposed change in control on the U.K. authorized insurance company's ability to comply and continue to comply with prudential requirements; whether the resulting group has a structure which makes it possible to exercise effective supervision, exchange information among regulators and determine the allocation of responsibility among regulators; and the risk of money laundering or terrorist financing. Failure to make the relevant prior application is an offense and could result in action being taken by the PRA.

    In accordance with Article L. 322-4 and R. 322-11-1 et seq. of the French Insurance Code, any natural or legal person or such person acting in concert must notify the Autorité de Contrôle Prudentiel et de Résolution ("ACPR") prior to the completion of a transaction which results in a direct or indirect holding being acquired, increased, disposed of or decreased in an insurance company when:

•the proportion of the capital or voting rights exceeds or falls below the threshold of 10%, 20%, 33% or 50%, or

•the target company becomes or ceases to be a subsidiary, or

•the holding in question makes it possible to exercise a significant influence over the management of the target company.

    In particular, any acquisition or increase of a holding that meets the conditions above is subject to the prior approval of the ACPR (subject to limited exceptions which, if they apply, require a mere notification). Any disposal or decrease of shareholding that meets the conditions above is notified to the ACPR which assesses whether the transaction would jeopardize the conditions under which the insurance license was granted to the target insurance company. The target insurance company itself has a duty to notify the ACPR, as soon as it is aware of any acquisition or disposal of shareholding in its capital which exceeds or falls below the thresholds mentioned above.

    The ACPR has 60 business days to consider the acquisition application file (with a limited ability to stop the clock for further information). In the context of that assessment, the ACPR will focus on the impact that the acquisition will have on the target regulated entity to the extent that the acquisition involves any change in the day to day operations of the target entity, the provision of services to or by that entity, and any change to the composition of the board or senior management of that entity and the background and financial strength of the acquirer. In particular, the ACPR will consider the merits of the application form on the basis of the reputation of the acquirer; the reputation and experience of any person who will direct the business of the financial institution as a result of the proposed transaction; the financial soundness of the proposed acquirer; the ability of the financial institution to comply, on an ongoing basis, with the applicable prudential requirements, and whether the group of which it will become a part has a structure that makes it possible to exercise effective supervision, and exchange information between supervising authorities; whether there are reasonable grounds to suspect that, in connection with the proposed acquisition, money laundering or terrorist financing is being or has been committed or attempted, or that the proposed acquisition could increase the risk of such activities occurring.

    Failure to make the relevant application prior to the completion of a transaction could result in action being taken by the ACPR and in a suspension of the exercise of the voting rights attached to the shares of the target companies held improperly, directly or indirectly, until the situation is remedied.

In this prospectus, references to “dollars” and “$” are to United States currency, and the terms “United States” and “U.S.” mean the United States of America, its states, its territories, its possessions and all areas subject to its jurisdiction.

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that Assured Guaranty Ltd. (“AGL” and, together with its subsidiaries, “Assured Guaranty,” the “Company,” “we,” “us” or “our”), Assured Guaranty US Holdings Inc. (“Assured Guaranty US Holdings”) and Assured Guaranty Municipal Holdings Inc., formerly known as Financial Security Assurance Holdings Ltd. (“Assured Guaranty Municipal Holdings”), filed with the U.S. Securities and Exchange Commission (“SEC”) utilizing a “shelf” registration process, relating to the common shares, preferred shares, depositary shares, debt securities, debt securities guarantee, warrants, share purchase contracts and share purchase units described in this prospectus. Under this shelf process, any or all of AGL, Assured Guaranty US Holdings and Assured Guaranty Municipal Holdings may sell the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities AGL, Assured Guaranty US Holdings or Assured Guaranty Municipal Holdings may offer. This prospectus does not contain all of the information set forth in the registration statement as permitted by the rules and regulations of the SEC. For additional information regarding AGL, Assured Guaranty US Holdings and Assured Guaranty Municipal Holdings and the offered securities, please refer to the registration statement. Each time AGL, Assured Guaranty US Holdings or Assured Guaranty Municipal Holdings sells securities, it will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find More Information.”

FORWARD-LOOKING STATEMENTS

This prospectus and the documents we incorporate by reference herein contain information that includes or is based upon forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward looking statements give the expectations or forecasts of future events of the Company. These statements can be identified by the fact that they do not relate strictly to historical or current facts and relate to future operating or financial performance.

Any or all of Assured Guaranty’s forward looking statements herein are based on current expectations and the current economic environment and may turn out to be incorrect. Assured Guaranty’s actual results may vary materially. Among factors that could cause actual results to differ adversely are:

•significant changes in inflation, interest rates, the world’s credit markets or segments thereof, credit spreads, foreign exchange rates or general economic conditions, including the possibility of a recession;
•geopolitical risk, including United States ("U.S.")-China strategic competition and technology decoupling, Russia’s invasion of Ukraine and the resulting economic sanctions, fragmentation of global supply chains, volatility in energy prices, potential for increased cyberattacks, and risk of intentional or accidental escalation between NATO and Russia;
•the possibility of a U.S. government shutdown, payment defaults on the debt of the U.S. government or instruments issued, insured or guaranteed by related institutions, agencies or instrumentalities, and downgrades to their credit ratings;
•the development, course and duration of the COVID-19 pandemic and the governmental and private actions taken in response, and the global consequences of the pandemic and such actions, including their impact on the factors listed in this section;
•developments in the world’s financial and capital markets, including stresses in the financial condition of banking institutions in the U.S., that adversely affect repayment rates related to commercial real estate, municipalities and other insured obligors, Assured Guaranty’s insurance loss or recovery experience, investments of Assured Guaranty or assets it manages;
•reduction in the amount of available insurance opportunities and/or in the demand for Assured Guaranty’s insurance;

•the loss of investors in Assured Guaranty’s asset management strategies or the failure to attract new investors to Assured Guaranty’s asset management business;
•the possibility that budget or pension shortfalls or other factors will result in credit losses or impairments on obligations of state, territorial and local governments and their related authorities and public corporations that Assured Guaranty insures or reinsures;
•insured losses, including losses with respect to related legal proceedings, in excess of those expected by Assured Guaranty or the failure of Assured Guaranty to realize loss recoveries that are assumed in its expected loss estimates for insurance exposures, including as a result of the final resolution of Assured Guaranty’s remaining Puerto Rico exposures or the amounts recovered on securities received in connection with the resolution of Puerto Rico exposures already resolved;
•increased competition, including from new entrants into the financial guaranty industry, nonpayment insurance and other forms of capital saving or risk syndication available to banks and insurers;
•poor performance of Assured Guaranty’s asset management strategies compared to the performance of the asset management strategies of Assured Guaranty’s competitors;
•the possibility that investments made by Assured Guaranty for its investment portfolio, including alternative investments and investments it manages, do not result in the benefits anticipated or subject Assured Guaranty to reduced liquidity at a time it requires liquidity, or to unanticipated consequences;
•the possibility that Assured Guaranty’s planned transactions pursuant to which Assured Guaranty will contribute to Sound Point Capital Management, LP ("Sound Point") most of its asset management business, other than that conducted by Assured HealthCare Partners LLC ("AssuredIM Contributed Business") and receive an ownership interest in Sound Point, fail to close or are delayed due to the failure to fulfill or waive certain customary closing conditions, which include the receipt of certain consents and regulatory approval, or due to other reasons;
•the impacts of the announcement and the completion of Assured Guaranty’s planned transactions with Sound Point on Assured Guaranty and its relationships with its shareholders, regulators, rating agencies, employees and the obligors it insures and on the AssuredIM Contributed Business and on the business of Assured Healthcare Partners LLC and their relationships with their respective clients and employees;
•the possibility that strategic transactions made by Assured Guaranty, including the consummation of the planned transactions with Sound Point, do not result in the benefits anticipated or subject Assured Guaranty to negative consequences;
•the inability to control the business, management or policies of entities in which the Company holds a minority interest;
•the impact of market volatility on the mark-to-market of Assured Guaranty’s assets and liabilities subject to mark-to-market, including certain of its investments, most of its financial guaranty contracts written in credit default swap form, and certain consolidated variable interest entities;
•rating agency action, including a ratings downgrade, a change in outlook, the placement of ratings on watch for downgrade, or a change in rating criteria, at any time, of AGL or any of its insurance subsidiaries, and/or of any securities AGL or any of its subsidiaries have issued, and/or of transactions that AGL’s insurance subsidiaries have insured;
•the inability of Assured Guaranty to access external sources of capital on acceptable terms;
•changes in applicable accounting policies or practices;
•changes in applicable laws or regulations, including insurance, bankruptcy and tax laws, or other governmental actions;
•difficulties with the execution of Assured Guaranty’s business strategy;
•loss of key personnel;
•the effects of mergers, acquisitions and divestitures;
•natural or man-made catastrophes or pandemics;
•the impact of climate change on our business and regulatory actions taken related to such risk;
•other risk factors identified in AGL’s filings with the SEC;
•other risks and uncertainties that have not been identified at this time; and
•management’s response to these factors

The foregoing review of important factors should not be construed as exhaustive, and should be read in conjunction with the other cautionary statements that are included in this prospectus and the documents incorporated by reference herein. The Company undertakes no obligation to update publicly or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as required by law. Investors are advised, however, to consult any further disclosures the Company makes on related subjects in the Company’s reports filed with the SEC.

If one or more of these or other risks or uncertainties materialize, or if the Company’s underlying assumptions prove to be incorrect, actual results may vary materially from what the Company projected. Any forward-looking statements in this prospectus and the documents incorporated by reference herein reflect the Company’s current views with respect to future events and are subject to these and other risks, uncertainties and assumptions relating to its operations, results of operations, growth strategy and liquidity.

For these statements, the Company claims the protection of the safe harbor for forward-looking statements contained in Section 27A of the Securities Act of 1933, as amended ("Securities Act of 1933"), and Section 21E of the Securities Exchange Act of 1934, as amended ("Exchange Act").

ASSURED GUARANTY LTD., ASSURED GUARANTY US HOLDINGS INC. AND ASSURED GUARANTY MUNICIPAL HOLDINGS INC.

The Company is a Bermuda-based holding company incorporated in 2003 that provides, through its operating subsidiaries, credit protection products to the U.S. and non-U.S. public finance (including infrastructure) and structured finance markets, as well as asset management services.

Through its insurance subsidiaries, the Company applies its credit underwriting judgment, risk management skills and capital markets experience primarily to offer financial guaranty insurance that protects holders of debt instruments and other monetary obligations from defaults in scheduled payments. If an obligor defaults on a scheduled payment due on an obligation, including a scheduled principal or interest payment (collectively, debt service), the Company is required under its unconditional and irrevocable financial guaranty to pay the amount of the shortfall to the holder of the obligation. The Company markets its financial guaranty insurance directly to issuers and underwriters of public finance and structured finance securities as well as to investors in such obligations. The Company guarantees obligations issued principally in the U.S. and the United Kingdom ("U.K."), and also guarantees obligations issued in other countries and regions, including Western Europe. The Company also provides specialty insurance and reinsurance on transactions with risk profiles similar to those of its structured finance exposures written in financial guaranty form.

Through Assured Investment Management LLC ("AssuredIM LLC") and its investment management affiliates (together with AssuredIM LLC, AssuredIM), the Company serves as investment advisor to collateralized loan obligations ("CLOs") and opportunity funds, as well as certain legacy hedge and opportunity funds now subject to an orderly wind-down. AssuredIM has managed structured and public finance, credit and special situation investments since 2003. AssuredIM provides investment advisory services while leveraging a technology-enabled risk platform, which aims to maximize returns for its clients.

The Company continually evaluates its business strategies, and is currently pursuing key business strategies in three areas: (1) insurance; (2) asset management and alternative investments; and (3) capital management.
The Company seeks to grow the insurance business through new business production, acquisitions of remaining other monoline financial guaranty companies that currently are in runoff and no longer actively writing new business (legacy monoline insurers) or reinsurance of their insured portfolios, and to continue to mitigate losses in its current insured portfolio.
The Company intends to grow its asset management business through strategic combinations. The Company is also using the investment knowledge and experience in AssuredIM to expand the categories and types of investments it makes. AssuredIM’s investing capabilities provide the Company's insurance business with an opportunity to deploy excess capital at attractive returns, and to improve the risk-adjusted return on a portion of its investment portfolio.
Finally, the Company pursues strategies to manage capital within the Assured Guaranty group more efficiently.
Transaction with Sound Point
On April 5, 2023, Assured Guaranty entered into a transaction agreement ("Transaction Agreement") pursuant to which it agreed to contribute to Sound Point the AssuredIM Contributed Business. In addition, the Company's U.S. insurance subsidiaries, Assured Guaranty Municipal Corp. ("AGM") and Assured Guaranty Corp. ("AGC" and, together with AGM, "U.S. Insurance Subsidiaries") entered into a letter agreement ("Letter Agreement") pursuant to which they agreed that, after the closing of the transactions contemplated by the Transaction Agreement, they would (a) engage Sound Point as their sole alternative credit manager, (b) transition to Sound Point the management of certain existing alternative investments and related commitments, and (c) subject to regulatory approval, over time make new investments in funds, other vehicles and separately managed accounts managed by Sound Point which, when aggregated with the transitioned alternative investments and commitments, will total $1 billion. Assured Guaranty will receive, subject to certain potential post-closing adjustments, common interests in Sound Point representing a 30% participation percentage in Sound Point, and certain other interests in related Sound Point entities (the transactions contemplated under the Transaction Agreement and the Letter Agreement, the "Sound Point Transaction"). The Sound Point Transaction is expected to be completed in the third quarter of 2023, subject to certain customary closing conditions, including the receipt of certain consents and regulatory approval.
Assured Guaranty Contacts
AGL’s principal executive offices are at 30 Woodbourne Avenue, Hamilton HM 08 Bermuda, and its telephone number is (441) 279-5700.
Assured Guaranty US Holdings is a 100%-owned direct subsidiary of AGL formed under the laws of the State of Delaware in February 2004. Assured Guaranty US Holdings is a U.S. holding company and has no direct operations. Assured Guaranty US Holdings’s principal asset is the capital stock of its insurance subsidiaries, which includes AGC and AGM, and its asset management subsidiary, AssuredIM LLC, and its associated entities. Its principal executive offices are at 1633 Broadway, New York, New York, and its telephone number is (212) 974-0100.
Assured Guaranty Municipal Holdings is a 100%-owned direct subsidiary of Assured Guaranty US Holdings. Assured Guaranty Municipal Holdings was acquired, together with its subsidiary AGM and other subsidiaries owned by that holding company, by Assured Guaranty on July 1, 2009. Its principal executive offices are at 1633 Broadway, New York, New York, and its telephone number is (212) 974-0100.
Insurance

    The Company’s largest line of business is Insurance. The Company primarily conducts financial guaranty business on a direct basis from the following companies: AGM, AGC, Assured Guaranty UK Limited ("AGUK") and, most recently, Assured Guaranty (Europe) SA ("AGE"). It also conducts insurance business through its Bermuda-based reinsurers Assured Guaranty Re Ltd. ("AG Re") and Assured Guaranty Re Overseas Ltd. ("AGRO"). The following is a description of the Company’s principal insurance operating subsidiaries:

•Assured Guaranty Municipal Corp. AGM is located and domiciled in New York, and was organized in 1984 as “Financial Security Assurance Inc.” It provides financial guaranty insurance and reinsurance on debt obligations issued in the U.S. and non-U.S. public finance and infrastructure markets, including bonds issued by U.S. state or governmental authorities or notes issued to finance infrastructure projects.

•Assured Guaranty Corp. AGC is located in New York and domiciled in Maryland, was organized in 1985 and commenced operations in 1988. It provides insurance and reinsurance principally on debt obligations in the U.S and non-U.S. structured finance market and also offers guaranties on obligations in the U.S. and non-U.S. public finance and infrastructure markets. AGC acquired CIFG Assurance North America, Inc. ("CIFGNA") in 2016 and Radian Asset Assurance Inc. ("Radian Asset") in 2015, and merged them each with and into AGC, with AGC being the surviving entity.

•Assured Guaranty UK Limited and Assured Guaranty (Europe) SA. AGUK and AGE offer financial guaranties in the non-U.S. public finance, infrastructure and structured finance markets. AGUK is a U.K. incorporated private limited company licensed as a U.K. insurance company and located in England that writes new business in the U.K. and certain other countries that are not part of the European Economic Area ("EEA"). AGUK was organized in 1990 and issued its first financial guaranty in 1994. AGE is a French incorporated company located in France and established in mid-2019 that has been authorized by the French insurance and banking supervisory authority, the Autorité de Contrôle Prudentiel et de Résolution ("ACPR"), to conduct financial guaranty business. AGE writes new business in the EEA.

•Assured Guaranty Re Ltd. and Assured Guaranty Re Overseas Ltd. AG Re and AGRO underwrite financial guaranty reinsurance, and AGRO also underwrites other specialty insurance and reinsurance that are in line with the Company’s risk profile and benefits from its financial guaranty underwriting experience. AG Re and AGRO write business as reinsurers of third-party primary insurers and of certain affiliated companies. AG Re is incorporated under the laws of Bermuda and is licensed as a Class 3B insurer under the Insurance Act 1978 and related regulations of Bermuda. AG Re indirectly owns AGRO, which is a Bermuda Class 3A and Class C insurer.

    The Company has acquired financial guaranty portfolios, including by acquiring financial guarantors which are no longer actively writing new business or acquiring (through reinsurance) their insured portfolios, and by commuting business that it had previously ceded. The Company continues to investigate additional opportunities related to remaining legacy financial guaranty portfolios, but the number and size of the opportunities have decreased and there can be no assurance of whether or when the Company will find suitable opportunities on appropriate terms.

Financial guaranty insurance generally provides an unconditional and irrevocable guaranty that protects the holder of a debt instrument or other monetary obligation against non-payment of scheduled principal and interest payments when due. Upon an obligor’s default on scheduled payments due on the debt obligation, whether due to its insolvency or otherwise, the Company is generally required under the financial guaranty contract to pay the investor the principal and interest shortfalls when due.

Financial guaranty insurance may be issued to all of the investors of the guaranteed series or tranche of a municipal bond or structured finance security at the time of issuance of those obligations or it may be issued to specific individual holders of such obligations who purchase the Company’s credit protection either in the secondary market or on a bilateral basis in the primary market when an obligation is not normally traded.

Both issuers of, and investors in, financial instruments may benefit from financial guaranty insurance. Issuers benefit when they purchase financial guaranty insurance for their new issue debt transaction because the insurance may have the effect of lowering an issuer’s interest cost over the life of the debt transaction to the extent that the insurance premium charged by the Company is less than the net present value of the difference between the yield on the obligation insured by Assured Guaranty (which carries the credit rating of the specific subsidiary that guarantees the debt obligation) and the yield on the debt obligation if sold on the basis of its uninsured credit rating. The principal benefit to investors is that the Company's guaranty provides increased certainty that scheduled payments will be received when due. A financial guaranty may also improve the marketability and liquidity of obligations, especially obligations with complex structures or backed by asset classes new to the market. In general, and especially in such instances, investors may be able to sell insured bonds more quickly and at a better price than the comparable uninsured debt.

Exposure Limits

    The Company establishes exposure limits and underwriting criteria for obligors, sectors and countries, and for individual insurance transactions. Risk exposure limits for single obligors are based on the Company’s capital resources and its assessment of potential frequency and severity of loss as well as other factors, such as historical and stressed collateral performance. Moreover, these limits are further constrained by both regulatory limits and rating agency requirements. Sector limits are based on the Company’s view of stress losses for the sector and on its assessment of correlation. Country limits are based on the size and stability of the relevant economy, and the Company’s view of the political environment and legal system. All of the foregoing limits are established in relation to the Company’s capital base.

Importance of Financial Strength Ratings

Financial strength ratings reflect a rating agency’s opinion of an insurer’s ability to pay under its insurance policies and contracts in accordance with their terms. When the Company insures an obligation, the issuer or another party may request that one or more rating agencies providing financial strength ratings on the relevant insurance operating company assign a rating equivalent to that insurer’s financial strength rating to the specific obligation it insured. The ability to obtain such specific ratings is one attribute that makes the Company’s insurance products attractive in the market.

An insurer’s financial strength rating itself is not specific to any particular policy or contract; a rating agency must assign a rating to the insured obligation. A financial strength rating does not refer to an insurer's ability to meet non-insurance obligations and is not a recommendation to purchase any policy or contract issued by an insurer or to buy, hold, or sell any security insured by an insurer. The insurance financial strength ratings assigned by the rating agencies are based upon factors that the rating agencies believe are relevant to policyholders and are not directed toward the protection of investors in AGL’s common shares. Ratings reflect only the views of the respective rating agencies assigning them and are subject to continuous review and revision or withdrawal at any time.

Low financial strength ratings or uncertainty over the Company’s ability to maintain its financial strength ratings for its insurance operating companies would have a negative impact on issuers’ and investors’ perceptions of the value of the Company’s insurance product. Therefore, the Company manages its business with the goal of achieving high financial strength ratings.

Competition

Assured Guaranty is the market leader in the financial guaranty industry. The Company’s position in the market benefits from its ability to maintain strong financial strength ratings, its strong claims-paying resources, its proven willingness and ability to make claim payments to policyholders after obligors have defaulted, and its ability to achieve recoveries in respect of the claims that it has paid on insured residential mortgage-backed and other securities and to resolve its troubled municipal exposures.

    Assured Guaranty’s principal competition is in the form of obligations that issuers decide to issue on an uninsured basis. In the U.S. public finance market, when the difference in yield (or the credit spread) between a bond insured by Assured Guaranty and an uninsured bond is narrow, as is often the case in a low interest rate environment, investors may prefer greater yield over insurance protection, and issuers may find the cost savings from insurance less compelling. In contrast, when credit spreads are wider, there is comparatively more room for issuer savings and insurance premium. However, credit spreads may be narrower in a higher interest rate environment, as occurred in late 2022, and credit spreads may widen in a low interest rate environment, as occurred after the onset of the COVID-19 pandemic as a result of market concerns about the impact of the COVID-19 pandemic on some municipal credits.

Asset Management

    The Company significantly increased its participation in the asset management business with the completion, on October 1, 2019, of its acquisition of all of the outstanding equity interests in BlueMountain Capital Management LLC (BlueMountain, now known as AssuredIM) and its associated entities, for a purchase price of $157 million. The Company used BlueMountain to establish AssuredIM and diversify the Company into the asset management industry, with the goal of utilizing the Company’s core competency in credit while diversifying its revenues and expanding its marketing reach through a fee-based platform.

As discussed above, on April 5, 2023, the Company announced the Sound Point Transaction, which further advances two of the objectives the Company has been pursuing since the acquisition of BlueMountain. The first objective was to establish a fee-based earnings stream independent of the risk-based premiums generated by the financial guaranty business. The Company’s 30% investment in the combined firm should advance this earnings diversification. The second objective was to enhance the alternative investment opportunities for our financial guaranty subsidiaries’ investment portfolios. The combined business, managed by Sound Point, will be strengthened by the addition of AssuredIM’s assets under management. The Company believes that the Sound Point Transaction provides an opportunity to deploy excess capital at attractive returns improving the risk-adjusted return on a portion of the investment portfolio and potentially increasing the amount of dividends certain of its insurance subsidiaries are permitted to pay under applicable regulations.

Investment Portfolio

    The Company’s investment portfolio primarily consists of fixed-maturity securities supporting its insurance claim payments and short-term investments used to support business operations and corporate initiatives. The Company’s principal objectives in managing its investment portfolio are to maintain sufficient liquidity to cover unexpected stress in the insurance portfolio; to maximize after tax book income; to manage investment risk within the context of the underlying portfolio of insurance risk; and to preserve the highest possible ratings for each Assured Guaranty insurance subsidiary. If the Company’s calculations with respect to its insurance subsidiaries' liabilities are incorrect or other unanticipated payment obligations arise, or if the Company improperly structures its investments to meet these and other corporate liabilities, it could have unexpected losses, including losses resulting from forced liquidation of investments. The investment policies of the Company’s insurance subsidiaries are subject to insurance law requirements, and may change depending upon regulatory, economic, rating agency and market conditions and the existing or anticipated financial condition and operating requirements, including the tax position, of the businesses. The performance of invested assets is subject to the ability of the Company and its internal and external investment managers to select and manage appropriate investments.

As of December 31, 2022, approximately 67% of the investment portfolio was managed by three external asset managers. The Company's external asset managers have discretionary authority over the portion of the investment portfolio they manage within the limits of the investment guidelines approved by the Company's Board of Directors. Each manager is compensated based upon a fixed percentage of the market value of the portion of the portfolio being managed by such manager.
The Company internally manages a portion of its investment portfolio, primarily consisting of alternative investments in AssuredIM-managed funds, a small amount of investment grade municipal and CLO securities, obligations that the Company purchases in connection with its loss mitigation or risk management strategy for its insured exposure (loss mitigation securities) or obtains as part of negotiated settlements with insured counterparties or under the terms of the financial guaranties, and other investments including certain fixed-maturity and short-term securities and equity method investments.

USE OF PROCEEDS
Unless otherwise disclosed in the applicable prospectus supplement, AGL, Assured Guaranty US Holdings and Assured Guaranty Municipal Holdings intend to use the net proceeds from the sale of the offered securities for general corporate purposes, which may include repayment of indebtedness, expansion of the net underwriting capacity of the Company's insurance subsidiaries, investment in assets or investment vehicles managed by the Company's asset management affiliates, payment of dividends, repurchase of AGL’s common shares and acquisitions of companies or insurance portfolios.

GENERAL DESCRIPTION OF THE OFFERED SECURITIES
The Company may, from time to time, offer under this prospectus, separately or together:
•    common shares,
•    preferred shares, which may be represented by depositary shares as described below,

•    unsecured senior or subordinated debt securities,
•    warrants to purchase common shares,
•    warrants to purchase preferred shares,
•    warrants to purchase debt securities,
•    share purchase contracts to purchase common shares, and
•    share purchase units, each representing ownership of a share purchase contract and, as security for the holder’s obligation to purchase common shares under the share purchase contract, any of: debt securities of AGL; debt securities of Assured Guaranty US Holdings, fully and unconditionally guaranteed by AGL; debt securities of Assured Guaranty Municipal Holdings, fully and unconditionally guaranteed by AGL; or debt obligations of third parties, including U.S. Treasury securities.
Assured Guaranty US Holdings and Assured Guaranty Municipal Holdings may, from time to time, offer unsecured senior or subordinated debt securities, which will be fully and unconditionally guaranteed by AGL.

DESCRIPTION OF AGL SHARE CAPITAL
The following summary of AGL’s share capital is qualified in its entirety by the provisions of Bermuda law, AGL’s Memorandum of Association and Bye-Laws, copies of which are incorporated by reference to the registration statement of which this prospectus is a part.
General
AGL has an authorized share capital of $5,000,000 divided into 500,000,000 shares, par value U.S. $0.01 per share, of which 59,188,550 common shares were issued and outstanding as of May 30, 2023, including 38,464 unvested restricted common shares. Except as described below, AGL’s common shares have no preemptive rights or other rights to subscribe for additional common shares, no rights of redemption, conversion or exchange and no sinking fund rights. In the event of liquidation, dissolution or winding-up, the holders of AGL’s common shares are entitled to share equally, in proportion to the number of common shares held by such holder, in AGL’s assets, if any remain after the payment of all AGL’s debts and liabilities and the liquidation preference of any outstanding preferred shares. Under certain circumstances, AGL has the right to purchase all or a portion of the shares held by a shareholder. See “—Acquisition of Common Shares by AGL” below. All of the common and preferred shares being issued pursuant to this offering will be fully paid and non-assessable. Holders of AGL’s common shares are entitled to receive such dividends as lawfully may be declared from time to time by AGL’s board of directors.
Voting Rights and Adjustments
In general, and except as provided below, shareholders have one vote for each common share held by them and are entitled to vote with respect to their fully paid shares at all meetings of shareholders. However, if, and so long as, the common shares (and other of AGL’s shares) of a shareholder are treated as “controlled shares” (as defined below) of any “United States person” as defined in the U.S. Internal Revenue Code of 1986, as amended, which we refer to in this prospectus as the Code (a “U.S. Person”) and such controlled shares constitute 9.5% or more of the votes conferred by AGL’s issued and outstanding shares, the voting rights with respect to the controlled shares owned by such U.S. Person shall be limited, in the aggregate, to a voting power of less than 9.5% of the voting power of all issued and outstanding shares, under a formula specified in AGL’s Bye-laws. The formula is applied repeatedly until there is no U.S. Person whose controlled shares constitute 9.5% or more of the voting power of all issued and outstanding shares and who generally would be required to recognize income with respect to AGL under the Code if AGL was a controlled foreign corporation as defined in the Code and if the ownership threshold under the Code were 9.5% (as defined in AGL’s Bye-Laws as a “9.5% U.S. Shareholder”). In addition, AGL’s board of directors may determine that shares held carry different voting rights when it deems it appropriate to do so to (i) avoid the existence of any 9.5% U.S. Shareholder; and (ii) avoid adverse tax, legal or regulatory consequences to AGL or any of its subsidiaries or any direct or indirect holder of shares or its affiliates. “Controlled shares” means, among other things, all shares of AGL that such U.S. Person is deemed to own directly, indirectly or constructively (within the meaning of section 958 of the Code). Further, these provisions do not apply in the event one shareholder owns greater than 75% of the voting power of all issued and outstanding shares.

Under these provisions, certain shareholders may have their voting rights limited to less than one vote per share, while other shareholders may have voting rights in excess of one vote per share. Moreover, these provisions could have the effect of reducing the votes of certain shareholders who would not otherwise be subject to the 9.5% limitation by virtue of their direct share ownership. AGL’s Bye-laws provide that AGL will use its best efforts to notify shareholders of their voting interests prior to any vote to be taken by them.
AGL’s board of directors is authorized to require any shareholder to provide information for purposes of determining whether any holder’s voting rights are to be adjusted, which may be information on beneficial share ownership, the names of persons having beneficial ownership of the shareholder’s shares, relationships with other shareholders or any other facts AGL’s board of directors may deem relevant. If any holder fails to respond to this request or submits incomplete or inaccurate information, AGL’s board of directors may eliminate the shareholder’s voting rights. All information provided by the shareholder will be treated by AGL as confidential information and shall be used by AGL solely for the purpose of establishing whether any 9.5% U.S. Shareholder exists and applying the adjustments to voting power (except as otherwise required by applicable law or regulation).
Restrictions on Transfer of Common Shares
Each transfer must comply with current Bermuda Monetary Authority permission or have specific permission from the Bermuda Monetary Authority. AGL’s board of directors may decline to register a transfer of any common shares under certain circumstances, including if they have reason to believe that any adverse tax, regulatory or legal consequences to AGL, any of its subsidiaries or any of its shareholders or indirect holders of shares or its Affiliates may occur as a result of such transfer (other than such as AGL’s board of directors considers de minimis). Transfers must be by instrument unless otherwise permitted by the Companies Act 1981 of Bermuda, which we refer to in this prospectus as the Companies Act.
The restrictions on transfer and voting restrictions described above may have the effect of delaying, deferring or preventing a change in control of AGL.
    Before a person can acquire direct or indirect control of a U.S.-domiciled insurance company, prior written approval must be obtained from the insurance commissioner of the state where the insurer is domiciled or deemed commercially domiciled. Generally, state statutes provide that control is presumed to exist if any person, directly or indirectly, owns, controls, holds with the power to vote, or holds proxies representing, 10% or more of the voting securities of another person. This presumption can be rebutted by filing a disclaimer of control with the domiciliary insurance commissioner. Accordingly, a person wishing to acquire 10% or more of AGL’s common shares would need to make a filing with the insurance commissioners of the States of Maryland and New York to either disclaim control or apply for approval to acquire control of AGL’s U.S. insurance company subsidiaries. However, this presumption does not create a safe harbor for acquisitions below the 10% threshold, which may still result in a control determination. An acquirer of less than 10% of an insurer’s voting securities may still be deemed to control the insurer based on all the facts and circumstances, including the terms and conditions of the proposed transaction. Moreover, a control relationship can arise from a contract or other factors, in the absence of any ownership of voting securities of an insurer. Prior to approving an application to acquire control of a domestic insurer, each state insurance commissioner will consider factors such as the financial strength of the applicant, the integrity and business experience of the applicant’s directors and executive officers, as well as the individuals the applicant intends to appoint as directors and executive officers of the insurer, the applicant's plans for the future operations of the insurer and any anti-competitive results that may arise from the consummation of the acquisition of control. These laws may discourage potential acquisition proposals and may delay, deter or prevent a change of control involving AGL that some or all of AGL’s shareholders might consider to be desirable, including, in particular, unsolicited transactions.

    The Financial Services and Markets Act 2000 (“FSMA”) regulates the acquisition of “control” of any UK insurance company authorized under FSMA. Any entity or individual that (together with its or his associates) directly or indirectly acquires 10% or more of the shares in a UK authorized insurance company or its parent company, or is entitled to exercise or control the exercise of 10% or more of the voting power in such authorized insurance company or its parent company, would be considered to have acquired “control” for the purposes of the relevant legislation, as would a person who had significant influence over the management of such authorized insurance company or its parent company by virtue of his shareholding or voting power in either. Under FSMA, any person proposing to acquire “control” of a UK authorized insurance company must give prior notification to the Prudential Regulation Authority (“PRA”) of its intention to do so. The PRA (in consultation with the Financial Conduct Authority) then has 60 working days to consider that person’s application to acquire “control" (with a limited ability to stop the clock for further information). In considering whether to approve such application the PRA will consider matters including, amongst other things, without limitation: criminal or civil proceedings involving the proposed controller; skills and experience of any person who will direct the business of the UK authorized insurance company as a result of the proposed acquisition; the financial soundness of the proposed controller, in particular in relation to the type of business that the UK authorized insurance company pursues or envisages pursuing;  the impact of a proposed change in control on the UK authorized insurance company's ability to comply and continue to comply with prudential requirements; whether the resulting group has a structure which makes it possible to exercise effective supervision, exchange information among regulators and determine the allocation of responsibility among regulators; and the risk of money laundering or terrorist financing.  Failure to make the relevant prior application is an offense and could result in action being taken by the PRA.

    In accordance with Article L. 322-4 and R. 322-11-1 et seq. of the French Insurance Code, any natural or legal person or such person acting in concert must notify the Autorité de Contrôle Prudentiel et de Résolution ("ACPR") prior to the completion of a transaction which results in a direct or indirect holding being acquired, increased, disposed of or decreased in an insurance company when:

•the proportion of the capital or voting rights exceeds or falls below the threshold of 10%, 20%, 33% or 50%, or

•the target company becomes or ceases to be a subsidiary, or

•the holding in question makes it possible to exercise a significant influence over the management of the target company.

    In particular, any acquisition or increase of a holding that meets the conditions above is subject to the prior approval of the ACPR (subject to limited exceptions which, if they apply, require a mere notification). Any disposal or decrease of shareholding that meets the conditions above is notified to the ACPR which assesses whether the transaction would jeopardize the conditions under which the insurance license was granted to the target insurance company. The target insurance company itself has a duty to notify the ACPR, as soon as it is aware of any acquisition or disposal of shareholding in its capital which exceeds or falls below the thresholds mentioned above.

    The ACPR has 60 business days to consider the acquisition application file (with a limited ability to stop the clock for further information). In the context of that assessment, the ACPR will focus on the impact that the acquisition will have on the target regulated entity to the extent that the acquisition involves any change in the day to day operations of the target entity, the provision of services to or by that entity, and any change to the composition of the board or senior management of that entity and the background and financial strength of the acquirer. In particular, the ACPR will consider the merits of the application form on the basis of the reputation of the acquirer; the reputation and experience of any person who will direct the business of the financial institution as a result of the proposed transaction; the financial soundness of the proposed acquirer; the ability of the financial institution to comply, on an ongoing basis, with the applicable prudential requirements, and whether the group of which it will become a part has a structure that makes it possible to exercise effective supervision, and exchange information between supervising authorities; whether there are reasonable grounds to suspect that, in connection with the proposed acquisition, money laundering or terrorist financing is being or has been committed or attempted, or that the proposed acquisition could increase the risk of such activities occurring.

    Failure to make the relevant application prior to the completion of the transaction could result in action being taken by the ACPR and in a suspension of the exercise of the voting rights attached to the shares of the target companies held improperly, directly or indirectly, until the situation is remedied.

Acquisition of Common Shares by AGL
Under AGL’s Bye-Laws and subject to Bermuda law, if AGL’s board of directors determines that any ownership of AGL’s shares may result in adverse tax, legal or regulatory consequences to the Company, any of the Company's subsidiaries or any of its shareholders or indirect holders of shares or its affiliates (other than such as AGL’s board of directors considers de minimis), AGL has the option, but not the obligation, to require such shareholder to sell to it or to a third party to whom AGL assigns the repurchase right the minimum number of common shares necessary to avoid or cure any such adverse consequences at a price determined in the discretion of the board of directors to represent the shares’ fair market value (as defined in AGL’s Bye-Laws).
Issuance of Shares
Subject to AGL’s Bye-Laws and Bermuda law, AGL’s board of directors has the power to issue any of its unissued shares as it determines, including the issuance of any shares or class of shares with preferred, deferred or other special rights.
Bye-Laws
In addition to the provisions of the Bye-Laws described above under “—Voting Rights and Adjustments,” the following provisions are a summary of some of the other important provisions of AGL’s Bye-Laws.
AGL’s Board of Directors and Corporate Action. AGL’s Bye-Laws provide that AGL’s board of directors shall consist of not less than three and not more than 21 directors, the exact number as determined by the board of directors. AGL’s board of directors consists of 11 persons. Directors are elected annually for one-year terms. Shareholders may only remove a director for cause (as defined in AGL’s Bye-Laws) at a general meeting, provided that the notice of any such meeting convened for the purpose of removing a director shall contain a statement of the intention to do so and shall be provided to that director at least two weeks before the meeting. Vacancies on the board of directors can be filled by the board of directors if the vacancy occurs in those events set out in AGL’s Bye-Laws as a result of death, disability, disqualification or resignation of a director, or from an increase in the size of the board of directors.
Generally under AGL’s Bye-Laws, the affirmative votes of a majority of the votes cast at any meeting at which a quorum is present is required to authorize a resolution put to vote at a meeting of the board of directors, including one relating to a merger, acquisition, amalgamations or business combination. Corporate action may also be taken by a unanimous written resolution of the board of directors without a meeting. A quorum shall be at least one-half of directors then in office present in person or represented by a duly authorized representative, provided that at least two directors are present in person.
Shareholder Action. At the commencement of any general meeting, two or more persons present in person and representing, in person or by proxy, more than 50% of the issued and outstanding shares entitled to vote at the meeting shall constitute a quorum for the transaction of business. In general, anything that may be done by resolution of AGL’s shareholders in a general meeting may be taken, without a meeting, by a resolution in writing signed by all of the shareholders entitled to attend such meeting and vote on the resolution. In general, any questions proposed for the consideration of the shareholders at any general meeting shall be decided by the affirmative votes of a majority of the votes cast in accordance with the Bye-Laws.
The Bye-Laws contain advance notice requirements for shareholder proposals and nominations for directors, including when proposals and nominations must be received and the information to be included.

Amendment. The Bye-Laws may be amended only by a resolution adopted by the board of directors and by resolution of the shareholders.
Voting of Non-U.S. Subsidiary Shares. If AGL is required or entitled to vote at a general meeting of any of AG Re, Assured Guaranty Finance Overseas Ltd. or any other directly held AGL non-U.S. subsidiary, AGL’s board of directors shall refer the subject matter of the vote to AGL’s shareholders and seek direction from such shareholders as to how they should vote on the resolution proposed by the non-U.S. subsidiary. AGL’s board of directors in its discretion shall require that substantially similar provisions are or will be contained in the bye-laws (or equivalent governing documents) of any direct or indirect non-U.S. subsidiaries, other than any non-U.S. subsidiary that is a direct or indirect subsidiary of a U.S. person.
Anti-Takeover Provisions in AGL’s Bye-Laws
AGL’s Bye-Laws contain provisions that may entrench directors and make it more difficult for shareholders to replace directors even if the shareholders consider it beneficial to do so. In addition, these provisions could delay or prevent a change of control that a shareholder might consider favorable. For example, these provisions may prevent a shareholder from receiving the benefit from any premium over the market price of AGL’s common shares offered by a bidder in a potential takeover. Even in the absence of an attempt to effect a change in management or a takeover attempt, these provisions may adversely affect the prevailing market price of AGL’s common shares if they are viewed as discouraging takeover attempts in the future.
For example, AGL’s Bye-Laws contain the following provisions that could have such an effect:
•    shareholders have limited ability to remove directors;
•    if the controlled shares of any U.S. Person constitute 9.5% or more of the votes conferred by the issued shares of AGL, the voting rights with respect to the controlled shares of such U.S. Person shall be limited, in the aggregate, to a voting power of less than 9.5%;
•    AGL’s board of directors may decline to approve or register the transfer of any common shares on AGL’s share register if it appears to the board of directors, after taking into account the limitations on voting rights contained in AGL’s Bye-Laws, that any adverse tax, regulatory or legal consequences to us, any of the Company's subsidiaries or any shareholder, would result from such transfer (other than such as AGL’s board of directors considers to be de minimis); and
•    subject to any applicable requirements of or commitments to the New York Stock Exchange, AGL’s directors may decline to record the transfer of any common shares on AGL’s share register unless the board of directors obtains: (i) a written opinion from counsel supporting the legality of the transaction under U.S. securities laws and (ii) approval from appropriate governmental authority if such approval is required.
Differences in Corporate Law
You should be aware that the Companies Act, which applies to AGL, differs in certain material respects from laws generally applicable to U.S. corporations and their shareholders. In order to highlight these differences, set forth below is a summary of certain significant provisions of the Companies Act applicable to AGL (including modifications adopted pursuant to AGL’s Bye-Laws) which differ in certain respects from provisions of the corporate law of the State of Delaware. Because the following statements are summaries, they do not address all aspects of Bermuda law that may be relevant to AGL and its shareholders.
Duties of Directors. Under Bermuda common law, members of a board of directors owe a fiduciary duty to the company to act in good faith in their dealings with or on behalf of the company, and to exercise their powers and fulfill the duties of their office honestly. This duty has the following essential elements:

•    a duty to act in good faith in the best interests of the company;
•    a duty not to make a personal profit from opportunities that arise from the office of director;
•    a duty to avoid conflicts of interest; and
•    a duty to exercise powers for the purpose for which such powers were intended.
The Companies Act imposes a duty on directors and officers of a Bermuda company:
•    to act honestly and in good faith, with a view to the best interests of the company; and
•    to exercise the care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances.
In addition, the Companies Act imposes various duties on officers of a company with respect to certain matters of management and administration of the company.
The Companies Act provides that in any proceedings for negligence, default, breach of duty or breach of trust against any officer, if it appears to a court that such officer is or may be liable in respect of the negligence, default, breach of duty or breach of trust, but that he has acted honestly and reasonably, and that, having regard to all the circumstances of the case, including those connected with his appointment, he ought fairly to be excused for the negligence, default, breach of duty or breach of trust, that court may relieve him, either wholly or partly, from any liability on such terms as the court may think fit. This provision has been interpreted to apply only to actions brought by or on behalf of the company against such officers. AGL’s Bye-Laws, however, provide that AGL and each of AGL’s shareholders waive all claims or rights of action that they might have, individually or in the right of the Company, against any director or officer of AGL (and others identified in the Bye-Laws) for any act or failure to act in the performance of such director’s or officer’s duties, provided that this waiver does not extend to any claims or rights of action that arise out of fraud or dishonesty on the part of such director or officer.
Under Delaware law, the business and affairs of a corporation are managed by or under the direction of its board of directors. In exercising their powers, directors are charged with a fiduciary duty of care to protect the interests of the corporation and a fiduciary duty of loyalty to act in the best interests of its shareholders.
    The duty of care requires that that a director act in good faith, with the care that an ordinarily prudent person would exercise under similar circumstances. Under this duty, directors must inform themselves of, and disclose to shareholders, all material information reasonably available regarding a significant transaction. The duty of care also requires that directors exercise care in overseeing and investigating the conduct of corporate employees. The duty of loyalty may be summarized as the duty to act in good faith, not out of self-interest, and in a manner which the director reasonably believes to be in the best interests of the company and the shareholders.

Under the “business judgment rule,” courts generally do not second guess the business judgment of directors and officers. A party challenging the propriety of a decision of a board of directors bears the burden of rebutting the presumption afforded to directors by the business judgment rule. If the presumption is not rebutted, the business judgment rule attaches to protect the directors from liability for their decisions. Where, however, the presumption is rebutted, for example, by providing evidence of breach of a fiduciary duty, the directors bear the burden of demonstrating the entire fairness of the relevant transaction, which includes the procedural fairness of the transaction and that the transaction was of fair value to the company. Notwithstanding the foregoing, when the board of directors takes defensive actions in response to a threat to corporate control and approves a transaction resulting in a sale of control of the corporation, Delaware courts subject directors’ conduct to enhanced scrutiny.
Interested Directors. Under Bermuda law and AGL’s Bye-Laws, a transaction entered into by AGL, in which a director has an interest, will not be voidable by AGL, and such director will not be liable to AGL for any profit realized pursuant to such transaction, provided the nature of the interest is duly disclosed at the first opportunity at a meeting of directors, or in writing to the directors. While we are not aware of any Bermuda case law on the meaning of “first opportunity,” a Bermuda court will likely employ a practical interpretation of those words. In addition, AGL’s Bye-Laws allow a director to be taken into account in determining whether a quorum is present and to vote on a transaction in which the director has an interest following a declaration of the interest pursuant to the Companies Act, provided that the director is not disqualified from doing so by the chairman of the meeting.
Under Delaware law, such a transaction would not be voidable if
•    the material facts with respect to such interested director’s relationship or interests are disclosed or are known to the board of directors, and the board of directors in good faith authorizes the transaction by the affirmative vote of a majority of the disinterested directors,
•    such material facts are disclosed or are known to the shareholders entitled to vote on such transaction, and the transaction is specifically approved in good faith by vote of the majority of shares entitled to vote thereon, or
•    the transaction is fair to the corporation as of the time it is authorized, approved or ratified.
Under Delaware law, an interested director could be held liable for a transaction in which such director derived an improper personal benefit.

Dividends. Bermuda law does not permit the declaration or payment of dividends or distributions of contributed surplus by a company if there are reasonable grounds for believing that the company, after the payment is made, would be unable to pay its liabilities as they become due, or the realizable value of the company’s assets would be less, as a result of the payment, than liabilities. The excess of the consideration paid on issue of shares over the aggregate par value of such shares must (except in certain limited circumstances) be credited to a share premium account. Share premium may be distributed in certain limited circumstances; for example, to pay up unissued shares which may be distributed to shareholders in proportion to their holdings, but is otherwise subject to limitation. In addition, AGL’s ability to declare and pay dividends and other distributions is subject to Bermuda insurance laws and regulatory constraints.
Under Delaware law, subject to any restrictions contained in the company’s certificate of incorporation, a company may pay dividends out of surplus or, if there is no surplus, out of net profits for the fiscal year in which the dividend is declared and for the preceding fiscal year. Delaware law also provides that dividends may not be paid out of net profits, if after payment of the dividend, capital is less than the capital represented by the outstanding stock of all classes having a preference upon the distribution of assets.
Amalgamations, Mergers and Similar Arrangements. The amalgamation or merger of a Bermuda company with another company or corporation (other than certain affiliated companies) requires the amalgamation or merger agreement, as the case may be, to be approved by the company’s board of directors and by its shareholders. AGL may, with the approval of AGL’s board and, except in the case of amalgamations or mergers with certain affiliated companies, at least 75% of the votes cast at a general meeting of AGL’s shareholders at which a quorum is present, amalgamate or merger with another Bermuda company or with a body incorporated outside Bermuda. In the case of an amalgamation or merger, a shareholder may apply to a Bermuda court for a proper valuation of such shareholder’s shares if such shareholder is not satisfied that fair value has been paid for such shares.
Under Delaware law, with certain exceptions, a merger, consolidation or sale of all or substantially all the assets of a corporation must be approved by the board of directors and a majority of the issued and outstanding shares entitled to vote thereon. Under Delaware law, a shareholder of a corporation participating in certain major corporate transactions may, under certain circumstances, be entitled to appraisal rights pursuant to which such shareholder may receive payment in the amount of the fair market value of the shares held by such shareholder (as determined by a court) in lieu of the consideration such shareholder would otherwise receive in the transaction. However, such appraisal right is not available to shareholders if the stock received in such transaction is listed on a national securities exchange, including the New York Stock Exchange.

Acquisitions. Bermuda law provides that where an offer is made for shares of a company and, within four months of the offer, the holders of not less than 90% of the shares which are the subject of the offer accept, the offeror may by notice require the non-tendering shareholders to transfer their shares on the terms of the offer. Dissenting shareholders may apply to the Supreme Court of Bermuda within one month of the notice objecting to the transfer.
Delaware law provides that a parent corporation, by resolution of its board of directors and without any shareholder vote, may merge with any subsidiary of which it owns at least 90% of each class of capital stock. In addition, Delaware law provides that merger agreements may contain a provision eliminating the need for a shareholder vote for a second-step merger following the consummation of an offer for all of the outstanding stock, including an offer conditioned on a minimum tender, if certain conditions are met. Upon any such merger, and in the event the parent corporation does not own all of the stock of the subsidiary, dissenting shareholders of the subsidiary would be entitled to certain appraisal rights.
Certain Transactions with Significant Shareholders. As a Bermuda company, AGL may enter into certain business transactions with its significant shareholders, including asset sales, in which a significant shareholder receives, or could receive, a financial benefit that is greater than that received, or to be received, by other shareholders with prior approval from AGL’s board of directors but without obtaining prior approval from AGL’s shareholders.
Delaware law provides, subject to certain exceptions, that if a person acquires 15% of voting stock of a Delaware corporation, the person is an “interested stockholder” and may not engage in “business combinations” with the company (which, for this purpose, includes asset sales of greater than 10% of a company’s assets for a period of three years from the time the person acquired 15% or more of voting stock without the prior approval from stockholders holding at least two-thirds of its outstanding common stock not owned by such interested stockholder).
Shareholders’ Suits. The rights of shareholders under Bermuda law are not as extensive as the rights of shareholders under legislation or judicial precedent in many U.S. jurisdictions. Class actions and derivative actions are generally not available to shareholders under the laws of Bermuda. However, the Bermuda courts ordinarily would be expected to follow English case law precedent, which would permit a shareholder to commence an action in AGL’s name to remedy a wrong done to it where the act complained of is alleged to be beyond AGL’s corporate power or is illegal or would result in the violation of AGL’s Memorandum of Association or Bye-Laws. Furthermore, consideration would be given by the court to acts that are alleged to constitute a fraud against the minority shareholders or where an act requires the approval of a greater percentage of AGL’s shareholders than actually approved it. The winning party in such an action generally would be able to recover a portion of attorneys’ fees incurred in connection with such action. AGL’s Bye-Laws provide that shareholders waive all claims or rights of action that they might have, individually or in the right of the Company, against any AGL director or officer (and others identified in the Bye-Laws) for any action or failure to act in the performance of such person’s duties, except such waiver shall not extend to claims or rights of action that arise out of any fraud or dishonesty of such person.
Class actions and derivative actions generally are available to shareholders under Delaware law for, among other things, breach of fiduciary duty, corporate waste and actions not taken in accordance with applicable law. In such actions, the court generally has discretion to permit the winning party to recover attorneys’ fees incurred in connection with such action.
Indemnification of Directors and Officers. Under Bermuda law AGL may, and under AGL’s Bye-Laws AGL will, indemnify its directors, officers, any other person appointed to a committee of the board of directors and certain other persons identified in the Bye-Laws (and their respective heirs, executors or administrators) against all actions, costs, charges, losses, damages and expenses incurred or sustained by such person by reason of any act done, concurred in or omitted in the execution of his/her duties or supposed duties; provided that such indemnification shall not extend to any matter involving any fraud or dishonesty on the part of such director, officer or other person.

Under AGL’s Bye-Laws, AGL and each of its shareholders agree to waive any claim or right of action, other than those involving fraud or dishonesty, against any of AGL’s officers or directors or others identified in AGL’s Bye-Laws.
Under Delaware law, a corporation may indemnify a director or officer of the corporation against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in defense of an action, suit or proceeding by reason of such position if
•    such director or officer acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and
•    with respect to any criminal action or proceeding, such director or officer had no reasonable cause to believe his conduct was unlawful;
except that in any action brought by or in the right of the corporation, such indemnification may be made only for expenses (not judgments or amounts paid in settlement) and may not be made even for expenses if the officer, director or other person is adjudged liable to the corporation (unless otherwise determined by the court). In addition, under Delaware law, to the extent that a director or officer of a corporation has been successful on the merits or otherwise in defense of any proceeding referred to above, he or she must be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by that party. Furthermore, under Delaware law, a corporation is permitted to maintain directors’ and officers’ insurance.
Under Delaware law, a corporation may include in its certificate of incorporation a provision that, subject to the limitations described below, eliminates or limits director or officer liability to the corporation or its shareholders for monetary damages for breaches of their fiduciary duty of care. Under Delaware law, liability cannot be eliminated or limited for (i) a director or officer for any breach of the duty of loyalty, (ii) a director or officer for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) a director for the payment of unlawful dividends or expenditure of funds for unlawful stock purchases or redemptions, or (iv) a director or officer for transactions from which such director or officer derived an improper personal benefit, or (v) an officer in any action by or in the right of the corporation.
Inspection of Corporate Records. Members of the general public have the right to inspect AGL’s public documents available at the office of the Registrar of Companies in Bermuda and AGL’s registered office in Bermuda, which will include AGL’s Memorandum of Association (including its objects and powers) and any alteration to AGL’s Memorandum of Association and documents relating to any increase or reduction of authorized capital. AGL’s shareholders have the additional right to inspect AGL’s Bye-Laws, minutes of general meetings and audited annual financial statements, which must be presented to the annual general meeting of shareholders. The register of AGL’s shareholders is also open to inspection by shareholders and members of the public without charge. AGL is required to maintain AGL’s share register in Bermuda but, as AGL’s shares are listed on the New York Stock Exchange and having given the required notice to the Bermuda Registrar of Companies, AGL has established a branch register outside of Bermuda. AGL is required to keep at its registered office a register of AGL’s directors and officers (containing that information required under Bermuda law) which is open for inspection by members of the public without charge and AGL is also required to file a list of its directors with the Bermuda Registrar of Companies where it shall be available for public inspection. Bermuda law does not, however, provide a general right for shareholders to inspect or obtain copies of any other corporate records.
Delaware law permits any shareholder to inspect or obtain copies of a corporation’s shareholder list and its other books and records for any purpose reasonably related to such person’s interest as a shareholder.
Shareholder Proposals. Under Bermuda law, the Companies Act provides that shareholders may, as set forth below and at their own expense (unless a company otherwise resolves), require a company to give notice of any resolution that the shareholders can properly propose at the next annual general meeting and/or to circulate a statement prepared by the requesting shareholders in respect of any matter referred to in a proposed resolution or any business to be conducted at a general meeting. The number of shareholders necessary for such a requisition is either that number of shareholders representing at least 5% of the total voting rights of all shareholders having a right to vote at the meeting to which the requisition relates or not less than 100 shareholders. AGL’s Bye-Laws also include advance-notice provisions regarding shareholder proposals and nominations.
Delaware law does not include a provision restricting the manner in which nominations for directors may be made by shareholders or the manner in which business may be brought before a meeting, although restrictions may be included in a Delaware corporation’s certificate of incorporation or bylaws.
Calling of Special Shareholders’ Meetings. Under AGL’s Bye-Laws, a special general meeting may be called by AGL’s President or by AGL’s Chairman or by two of AGL’s directors or any of AGL’s directors and AGL’s secretary or by AGL’s board of directors. Under Bermuda law, a special meeting may also be called by the shareholders when requisitioned by the holders of at least 10% of the paid-up voting share capital of AGL as provided by the Companies Act.
Delaware law permits the board of directors or any person who is authorized under a corporation’s certificate of incorporation or bylaws to call a special meeting of shareholders.
Approval of Corporate Matters by Written Consent. Under Bermuda law, the Companies Act provides that shareholders may take action by written consent. A resolution in writing is passed when it is signed by the members of the company who at the date of the notice of the resolution represent such majority of votes as would be required if the resolution had been voted on at a meeting or when it is signed by all the members of the company or such other majority of members as may be provided by the bye-laws of the company. AGL’s Bye-laws require that the written consent of 100% of the shareholders is required.
Delaware law permits shareholders to take action by the consent in writing by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting of shareholders at which all shares entitled to vote thereon were present and voted.
Amendment of Bye-Laws and Memorandum of Association. Consistent with the Companies Act, AGL’s Bye-Laws provide that the Bye-Laws may only be rescinded, altered or amended upon approval by a resolution of AGL’s board of directors and by a resolution of AGL’s shareholders.
Bermuda law provides that the memorandum of association of a company may be amended by a resolution passed at a general meeting of shareholders of which due notice has been given. An amendment to the memorandum of association that alters a company’s business objects may require approval of the Bermuda Minister of Finance, who may grant or withhold approval at his or her discretion.
Under Delaware law, unless the certificate of incorporation or bylaws provide for a different vote, holders of a majority of the voting power of a corporation and, if so provided in the certificate of incorporation, the directors of the corporation, have the power to adopt, amend and repeal the bylaws of a corporation.
Under Delaware law, amendment of the certificate of incorporation, which is the equivalent of a memorandum of association, of a company must be made by a resolution of the board of directors setting forth the amendment, declaring its advisability, and either calling a special meeting of the shareholders entitled to vote or directing that the amendment proposed be considered at the next annual meeting of the shareholders. Delaware law requires that, unless a greater percentage is provided for in the certificate of incorporation, a majority of the outstanding shares entitled to vote thereon is required to approve the amendment of the certificate of incorporation at the shareholders meeting. If the amendment would alter the number of authorized shares or par value or otherwise adversely affect the powers, preferences or special rights of any class of a company’s stock, Delaware law provides that the holders of the issued and outstanding shares of such affected class should be entitled to vote as a class upon the proposed amendment, regardless of whether such holders are entitled to vote by the certificate of incorporation. However, the number of authorized shares of any class may be increased or decreased, to the extent not falling below the number of shares then outstanding, by the affirmative vote of the holders of a majority of the stock entitled to vote, if so provided in the company’s original certificate of incorporation or any amendment that created such class or was adopted prior to the issuance of such class or that was authorized by the affirmative vote of the holders of a majority of such class of stock.
Listing
AGL’s common shares are listed on the New York Stock Exchange under the trading symbol “AGO.”
Transfer Agent and Registrar
The transfer agent and registrar for AGL’s common shares is Computershare, Shareholder correspondence for Computershare should be mailed (via first class, registered or certified mail) to: Computershare Investor Services, PO Box 505000, Louisville, KY 40233-5000; courier or overnight service for Computershare should be sent to Computershare Investor Services, 462 South 4th Street Suite 1600, Louisville, KY 40202.

DESCRIPTION OF THE DEPOSITARY SHARES
General
AGL may offer depositary shares, each representing a specified fraction of a share of a particular series of preferred shares. Depositary receipts evidencing depositary shares will be issued to those persons purchasing the fractional shares of the related preferred shares.
The shares of any class or series of preferred shares represented by depositary shares will be deposited under a deposit agreement among AGL, a depositary selected by AGL and the holders of the depositary receipts, whom AGL refers to in this section as owners. Subject to the terms of the deposit agreement, each owner will be entitled to all the rights and preferences of the preferred shares represented by the depositary share in proportion to the fraction of a preferred share represented by the depositary share, including dividend, voting, redemption and liquidation rights.
Dividends and Other Distributions
The depositary will distribute all cash dividends or other distributions received on the related preferred shares to the owners in proportion to the number of depositary shares owned. In the event of a distribution other than in cash, the depositary will distribute property received by it to the owners, unless the depositary determines that it is not feasible to make the distribution, in which case the depositary may, with AGL’s approval, sell the property and distribute the net proceeds from the sale to the owners.
Withdrawal of Shares
Upon surrender of the depositary receipts, unless the related depositary shares have previously been called for redemption, the owner is entitled to delivery of the number of whole shares of the related preferred shares and any money or other property represented by his depositary shares. Holders of the whole preferred shares will not be entitled to exchange the preferred shares for depositary shares. If the delivered depositary receipts evidence a number of depositary shares in excess of the number of whole preferred shares to be withdrawn, the depositary will deliver to the owner a new depositary receipt evidencing this excess number at the same time. In no event will fractional preferred shares be delivered upon surrender of depositary receipts.
Redemption of Depositary Shares
Whenever AGL redeems preferred shares held by the depositary, the depositary will redeem the number of depositary shares representing the related preferred shares. The redemption price per depositary share will be equal to the applicable fraction of the redemption price per preferred share. If less than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot or pro rata as may be determined by the depositary or AGL.
Voting the Preferred Shares
Upon receipt of notice of any meeting at which the holders of the preferred shares are entitled to vote, the depositary will mail the information contained in the notice to the record owners of the depositary shares. Each record owner on the record date, which will be the same as the record date for the preferred shares, may instruct the depositary how to exercise its voting rights pertaining to the preferred shares represented by the owner’s depositary shares. The depositary will endeavor, insofar as practicable, to vote the number of the preferred shares represented by these depositary shares in accordance with the instructions, and AGL will agree to take all action which the depositary deems necessary in order to enable the depositary to do so. The depositary will not vote preferred shares if it does not receive specific instructions from the record owners.
Amendment and Termination of the Deposit Agreement
Unless otherwise provided in the applicable prospectus supplement, the form of depositary receipt and any provision of the deposit agreement may be amended at any time by agreement between AGL and the depositary. However, any amendment which materially and adversely alters the rights of the owners will not be effective unless it has been approved by the owners representing at least a majority, or, in the case of amendments affecting rights to receive dividends or distributions or voting or redemption rights, 66 2/3% of the depositary shares then outstanding. AGL or the depositary may terminate the deposit agreement only:
•    if all outstanding depositary shares have been redeemed;
•    if there has been a final distribution on the preferred shares in connection with any liquidation, dissolution or winding up of AGL and the distribution has been distributed to the owners; or
•    with the consent of owners representing not less than 66 2/3% of the depositary shares outstanding.
Charges of Depositary
AGL will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. AGL will also pay charges of the depositary in connection with the initial deposit of preferred shares and any redemption of the preferred shares. Owners will pay all other transfer and other taxes and governmental charges and any other charges as are expressly provided in the deposit agreement to be for their accounts.
The depositary may refuse to transfer a depositary receipt or any withdrawal of preferred shares evidenced by the depositary receipts until all taxes and charges with respect to the receipts or preferred shares are paid by the owners.
Miscellaneous
The depositary will forward all reports and communications which it receives from AGL and which AGL is required to furnish to the holders of the preferred shares.
Neither the depositary nor AGL will be liable if the depositary is prevented or delayed by law or any circumstance beyond its control in performing its obligations under the deposit agreement. AGL’s and the depositary’s obligations will be limited to performance of the duties under the deposit agreement in a manner that does not constitute bad faith, and neither AGL nor the depositary will be obligated to prosecute or defend any legal proceeding in respect of any depositary or preferred shares unless satisfactory indemnity is furnished.

Resignation and Removal of Depositary
The depositary may resign at any time by delivering to AGL notice of its election to resign, and AGL may at any time remove the depositary. Any resignation or removal of the depositary will take effect upon the appointment of a successor depositary, which successor depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000 or be an affiliate of such bank or trust company.

DESCRIPTION OF THE AGL DEBT SECURITIES
The following description of the AGL debt securities sets forth the material terms and provisions of the AGL debt securities. The AGL senior debt securities will be issued under an indenture to be entered into at a later date, referred to in this prospectus as the AGL senior indenture, between AGL and The Bank of New York, as trustee, the form of which is incorporated by reference as an exhibit to the registration statement of which this prospectus forms a part. The AGL subordinated debt securities will be issued under an indenture to be entered into at a later date, referred to in this prospectus as the AGL subordinated indenture, between AGL and The Bank of New York, as trustee, the form of which is incorporated by reference as an exhibit to the registration statement of which this prospectus forms a part. The AGL senior indenture and the AGL subordinated indenture are sometimes referred to herein collectively as the AGL indentures and each individually as an AGL indenture. The specific terms applicable to a particular issuance of AGL debt securities and any variations from the terms set forth below will be set forth in the applicable prospectus supplement.
The following is a summary of the material terms and provisions of the AGL indentures and the AGL debt securities. You should refer to the forms of the AGL indentures and the AGL debt securities for complete information regarding the terms and provisions of the AGL indentures and the AGL debt securities. The AGL indentures are substantially identical, except for the covenants of AGL and provisions relating to subordination.
General
The AGL indentures do not limit the aggregate principal amount of AGL debt securities which AGL may issue. AGL may issue AGL debt securities under the AGL indentures from time to time in one or more series. The AGL indentures do not limit the amount of other indebtedness, or AGL debt securities other than secured indebtedness, which AGL or AGL’s subsidiaries may issue.
Unless otherwise provided in a prospectus supplement, the AGL senior debt securities will be AGL’s unsecured obligations and will rank equally with all of AGL’s other unsecured and unsubordinated indebtedness. The AGL subordinated debt securities will be AGL’s unsecured obligations and will be subordinated in right of payment to the prior payment in full of all of AGL’s senior indebtedness, which term includes AGL senior debt securities, as described below under “Subordination of AGL Subordinated Debt Securities.”
Because AGL is a holding company, its rights and the rights of its creditors, including you, as a holder of AGL debt securities, and shareholders to participate in any distribution of assets of any subsidiary upon the subsidiary’s liquidation or reorganization or otherwise would be subject to the prior claims of the subsidiary’s creditors, except to the extent that AGL is a creditor of the subsidiary. The rights of AGL’s creditors, including you, to participate in the distribution of stock owned by AGL in some of its subsidiaries, including its insurance subsidiaries, may also be subject to approval by insurance regulatory authorities having jurisdiction over these subsidiaries.

The applicable prospectus supplement will describe the following terms of the offered AGL debt securities:
•    the title of the series;
•    any limit on the aggregate principal amount;
•    the principal payment dates;
•    the interest rates, if any, or the method by which the interest rates will be determined, including, if applicable, any remarketing option or similar option. This interest rate may be zero in the case of AGL debt securities issued at a price representing a discount from the principal amount payable at maturity;
•    the date or dates from which interest, if any, will accrue or the method by which the date or dates will be determined;
•    the interest payment dates and regular record dates;
•    whether and under what circumstances AGL will pay additional amounts because of taxes or governmental charges that might be imposed on holders of the AGL debt securities and, if so, whether and on what terms AGL will have the option to redeem the AGL debt securities in lieu of paying these additional amounts; whether and on what terms AGL will have the option to redeem the AGL debt securities in lieu of paying additional amounts in respect of Bermuda taxes, fees, duties, assessments or governmental charges that might be imposed on you and the terms of the option;
•    the place or places where the principal of, any premium or interest on or any additional amounts with respect to any AGL debt securities will be payable, where any of AGL debt securities that are issued in registered form may be surrendered for registration of transfer or exchange, and where any AGL debt securities may be surrendered for conversion or exchange;
•    whether any of the AGL debt securities are to be redeemable at AGL’s option and, if so, the date or dates on which, the period or periods within which, the price or prices at which and the other terms and conditions upon which they may be redeemed, in whole or in part;
•    whether AGL will be obligated to redeem or purchase any of the AGL debt securities pursuant to any sinking fund or analogous provision or at your option, and, if so, the date or dates and the other terms and conditions, including prices, on which the AGL debt securities will be redeemed or purchased pursuant to this obligation and any provisions for the remarketing of the AGL debt securities redeemed or purchased;
•    if other than denominations of $1,000 and any integral multiple of $1,000, the denominations in which any AGL debt securities to be issued in registered form will be issuable and, if other than denominations of $5,000, the denominations in which any AGL debt securities to be issued in bearer form will be issuable;
•    whether the AGL debt securities will be convertible into common shares and/or exchangeable for other securities, whether or not issued by AGL and, if so, the terms and conditions upon which the AGL debt securities will be convertible or exchangeable;
•    if other than the principal amount, the portion of the principal amount, or the method by which the portion will be determined, of the AGL debt securities that will be payable upon declaration of acceleration of the maturity of the AGL debt securities;

•    if other than United States dollars, the currency of payment in which the principal of, any premium or interest on or any additional amounts on the AGL debt securities will be payable;
•    whether the principal of, any premium or interest on or any additional amounts on the AGL debt securities will be payable, at AGL’s or your election, in a currency other than that in which the AGL debt securities are stated to be payable, and the dates and the other terms upon which this election may be made;
•    any index, formula or other method used to determine the amount of payments of principal of, any premium or interest on or any additional amounts on the AGL debt securities;
•    whether the AGL debt securities are to be issued in the form of one or more global securities and, if so, the identity of the depositary for the global security or securities;
•    whether the AGL debt securities are senior or subordinated and, if subordinated, the applicable subordination provisions;
•    in the case of AGL subordinated debt securities, the relative degree, if any, to which the AGL subordinated debt securities of the series will be senior to or be subordinated to other series of AGL subordinated debt securities or other indebtedness of AGL in right of payment, whether the other series of AGL subordinated debt securities or other indebtedness is outstanding or not;
•    any deletions from, modifications of or additions to the events of default or covenants of AGL;
•    whether the provisions described below under “Discharge, Defeasance and Covenant Defeasance” will be applicable to the AGL debt securities;
•    whether any of the AGL debt securities are to be issued upon the exercise of warrants and the time, manner and place for the AGL debt securities to be authenticated and delivered; and
•    any other terms of the AGL debt securities and any other deletions from or modifications or additions to the applicable AGL indenture.
AGL will have the ability under the AGL indentures to “reopen” a previously issued series of AGL debt securities and issue additional AGL debt securities of that series or establish additional terms of that series. AGL is also permitted to issue AGL debt securities with the same terms as previously issued AGL debt securities.
Unless otherwise set forth in the applicable prospectus supplement, principal of, premium and interest on and additional amounts, if any, on the AGL debt securities will initially be payable at the corporate trust office of the trustee or any other office or agency designated by AGL. Interest on AGL debt securities issued in registered form:
•    may be paid by check mailed to the persons entitled to the payments at their addresses appearing on the security register or by transfer to an account maintained by the payee with a bank located in the United States; and
•    will be payable on any interest payment date to the persons in whose names the AGL debt securities are registered at the close of business on the regular record date with respect to the interest payment date.
AGL will designate the initial paying agents, which will be named in the applicable prospectus supplement, and may, at any time, designate additional paying agents, rescind the designation of any paying agent or approve a change in the office through which any paying agent acts. However, AGL is required to maintain a paying agent in each place where the principal of, any premium or interest on or any additional amounts with respect to the AGL debt securities are payable.

Unless otherwise set forth in the applicable prospectus supplement, you may present the AGL debt securities for transfer, duly endorsed or accompanied by a written instrument of transfer if so required by AGL or the security registrar, or exchange for other AGL debt securities of the same series containing identical terms and provisions, in any authorized denominations, and of a like aggregate principal amount, in each case at the office or agency maintained by AGL for this purpose, which will initially be the corporate trust office of the trustee. Any transfer or exchange will be made without service charge, although AGL may require payment of a sum sufficient to cover any tax or other governmental charge and any other expenses then payable. AGL is not required to:
•    issue, register the transfer of, or exchange AGL debt securities during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any AGL debt securities and ending at the close of business on the day of mailing; or
•    register the transfer of or exchange any AGL debt security selected for redemption, in whole or in part, except the unredeemed portion of any AGL debt security being redeemed in part.
The security registrar and any transfer agent initially designated by AGL will be named in the applicable prospectus supplement. At any time, AGL may designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts. However, AGL is required to maintain a transfer agent in each place where the principal of, any premium or interest on or any additional amounts with respect to the AGL debt securities are payable.
Unless otherwise set forth in the applicable prospectus supplement, AGL will only issue the AGL debt securities in fully registered form without coupons in minimum denominations of $1,000 and any integral multiple of $1,000. If the AGL debt securities are issued in bearer form, any restrictions and considerations, including offering restrictions and U.S. federal income tax considerations applicable to these securities and to payment on and transfer and exchange of these securities, will be described in the applicable prospectus supplement.
The AGL debt securities may be issued as original issue discount securities, which means that they will bear no interest or bear interest at a rate which, at the time of issuance, is below market rates. AGL debt securities issued as original issue discount securities will be sold at a substantial discount below their principal amount.
U.S. federal income tax and other considerations applicable to original issue discount securities will be described in the applicable prospectus supplement.
If the purchase price, or the principal of, or any premium or interest on, or any additional amounts with respect to, any AGL debt securities is payable in, or if any AGL debt securities are denominated in, one or more foreign currencies or currency units, the restrictions, elections, U.S. federal income tax considerations, specific terms and other information will be set forth in the applicable prospectus supplement.
Unless otherwise set forth in the applicable prospectus supplement, other than as described below under “—Covenants Applicable to AGL Senior Debt Securities—Limitation on Liens on Stock of Designated Subsidiaries,” the AGL indentures do not contain any provisions that would limit AGL’s ability to incur indebtedness or that would afford holders of the AGL debt securities protection in the event of a sudden and significant decline in AGL’s credit quality or a takeover, recapitalization or highly leveraged or similar transaction involving AGL. Accordingly, AGL could in the future enter into transactions that could increase the amount of its outstanding indebtedness or otherwise affect its capital structure or credit rating.
Conversion and Exchange
The terms, if any, on which AGL debt securities are convertible into or exchangeable for, either mandatorily or at AGL’s or your option, property or cash, common shares, preferred shares or other securities, whether or not issued by AGL, or a combination of any of these, will be set forth in the applicable prospectus supplement.

Payment of Additional Amounts
AGL will make all payments on the AGL debt securities without withholding of any present or future taxes or governmental charges of Bermuda or the United Kingdom, referred to as a taxing jurisdiction, unless AGL is required to do so by applicable law or regulation.
If AGL is required to withhold amounts, AGL will, subject to the limitations described below, pay to you additional amounts so that every net payment made to you, after the withholding, will be the same amount provided for in the AGL debt security and the applicable AGL indenture.
AGL will not be required to pay any additional amounts for:
•    any tax or governmental charge which would not have been imposed but for the fact that you:
•    were a resident of, or engaged in business or maintained a permanent establishment or were physically present in, the taxing jurisdiction or otherwise had some connection with the taxing jurisdiction other than the mere ownership of, or receipt of payment on, the AGL debt security;
•    presented the AGL debt security for payment in the taxing jurisdiction, unless the AGL debt security could not have been presented for payment elsewhere; or
•    presented the AGL debt security for payment more than 30 days after the date on which the payment became due unless you would have been entitled to these additional amounts if you had presented the AGL debt security for payment within the 30-day period;
•    any estate, inheritance, gift, sale, transfer, personal property or similar tax or other governmental charge;
•    any tax or other governmental charge that is imposed or withheld because of your failure to comply with any reasonable request by AGL:
•    to provide information concerning your nationality, residence or identity or that of the beneficial owner; or
•    to make any claim or satisfy any information or reporting requirement, which in either case is required by the taxing jurisdiction as a precondition to exemption from all or part of the tax or other governmental charge;
•any tax imposed on payments on the AGL debt securities under sections 1471 through 1474 of the Code, any current or future regulations thereunder and official interpretations thereof, any agreements entered into pursuant to section 1471(b)(1) of the Code, any intergovernmental agreement entered into pursuant to the foregoing and any fiscal or regulatory legislation, rules or official practices adopted pursuant to any such published intergovernmental agreement, or any treaty or convention entered into in connection with the implementation of the foregoing (‘‘FATCA’’).  Holders of AGL debt securities must provide, promptly upon request, to AGL and its agents (or other persons responsible for withholding of taxes, including but not limited to withholding of tax under FATCA or delivery of information under FATCA) information and/or properly completed and signed tax certifications sufficient to eliminate the imposition of or to determine the amount of any withholding of tax, including  withholding of tax under FATCA, or to enable AGL or its agents to satisfy reporting and other obligations; or

•    any combination of the above items.

In addition, AGL will not pay additional amounts if you are a fiduciary or partnership or other than the sole beneficial owner of the AGL debt security if the beneficiary or partner or settlor would not have been entitled to the additional amounts had it been the holder of the AGL debt security.
Global Securities
The AGL debt securities may be issued, in whole or in part, in the form of one or more global securities that will be deposited with, or on behalf of, a depositary identified in the applicable prospectus supplement and registered in the name of the depositary or its nominee. Interests in any global AGL debt security will be shown on, and transfers of the AGL debt securities will be effected only through, records maintained by the depositary and its participants as described below.
The specific terms of the depositary arrangement will be described in the applicable prospectus supplement.
Covenants Applicable to AGL Senior Debt Securities
Limitation on Liens on Stock of Designated Subsidiaries
Under the AGL senior indenture, AGL will covenant that, so long as any AGL senior debt securities are outstanding, AGL will not, nor will AGL permit any subsidiary to, create, incur, assume or guarantee or otherwise permit to exist any indebtedness secured by any security interest on any shares of capital stock of any designated subsidiary, unless AGL concurrently provides that the AGL senior debt securities and, if AGL elects, any other indebtedness that is not subordinate to the AGL senior debt securities and with respect to which the governing instruments require, or pursuant to which AGL is obligated, to provide such security, will be secured equally with the indebtedness for at least the time period the other indebtedness is so secured.
The term “designated subsidiary” means any present or future consolidated subsidiary, the consolidated net worth of which constitutes at least 5% of the Company’s consolidated net worth.
For purposes of the AGL indentures, the term “indebtedness” means, with respect to any person:
•    the principal of and any premium and interest on:
•    indebtedness for money borrowed; and
•    indebtedness evidenced by notes, debentures, bonds or other similar instruments for the payment of which the person is responsible or liable;
•    all capitalized lease obligations (as such term is defined in the AGL indentures);
•    all obligations issued or assumed as the deferred purchase price of property, all conditional sale obligations and all obligations under any title retention agreement, but excluding trade accounts payable arising in the ordinary course of business;
•    all obligations for the reimbursement of any obligor on any letter of credit, banker’s acceptance or similar credit transaction, generally other than obligations with respect to letters of credit securing obligations (other than the obligations described above), entered into in the ordinary course of business to the extent these letters of credit are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed no later than the third business day following receipt by the person of a demand for reimbursement following payment on the letter of credit;
•    all obligations of the type referred to above of other persons and all dividends of other persons for the payment of which, in either case, the person is responsible or liable as obligor, guarantor or otherwise;

•    all obligations of the type referred to above of other persons secured by any mortgage, pledge, lien, security interest or other encumbrance on any property or asset of the person, whether or not the obligation is assumed by the person; and
•    any amendments, modifications, refundings, renewals or extensions of any indebtedness or obligation described above.
Limitations on Disposition of Stock of Designated Subsidiaries
The AGL senior indenture also provides that, so long as any AGL senior debt securities are outstanding and except in a transaction otherwise governed by the AGL indentures, AGL will not issue, sell, assign, transfer or otherwise dispose of any shares of securities convertible into, or warrants, rights or options to subscribe for or purchase shares of, capital stock, other than preferred stock having no voting rights, of any designated subsidiary. Similarly, AGL will not permit any designated subsidiary to issue, other than to AGL, these types of securities, warrants, rights or options, other than director’s qualifying shares and preferred stock having no voting rights, of any designated subsidiary, if, after giving effect to the transaction and the issuance of the maximum number of shares issuable upon the conversion or exercise of all the convertible securities, warrants, rights or options, AGL would own, directly or indirectly, less than 80% of the shares of capital stock of the designated subsidiary, other than preferred stock having no voting rights.
However, AGL may issue, sell, assign, transfer or otherwise dispose of securities if the consideration is at least a fair market value as determined by AGL’s board or if required by law or regulation. AGL may also merge or consolidate any designated subsidiary into or with another direct or indirect subsidiary, the shares of capital stock of which AGL own at least 80% or, subject to the provisions described under “—Consolidation, Amalgamation, Merger and Sale of Assets” below, sell, transfer or otherwise dispose of the entire capital stock of any designated subsidiary at one time if the consideration is at least fair market value as determined by AGL’s board.
Consolidation, Amalgamation, Merger and Sale of Assets
Each AGL indenture provides that AGL may not:
•    consolidate or amalgamate with or merge into any person or convey, transfer or lease its properties and assets as an entirety or substantially as an entirety to any person; or
•    permit any person to consolidate or amalgamate with or merge into AGL, or convey, transfer or lease its properties and assets as an entirety or substantially as an entirety to AGL;
unless:
•    the person is a corporation organized and existing under the laws of the United States of America, any state of the United States, the District of Columbia, Bermuda or any other country that, on the date of the indenture, was a member of the Organization for Economic Cooperation and Development;
•    the surviving entity expressly assumes the payment of all amounts on all of the AGL debt securities and the performance of AGL’s obligations under the AGL indenture and the AGL debt securities;
•    the surviving entity provides for conversion or exchange rights in accordance with the provisions of the AGL debt securities of any series that are convertible or exchangeable into common shares or other securities; and
•    immediately after giving effect to the transaction and treating any indebtedness which becomes AGL’s obligation as a result of the transaction as having been incurred by AGL at the time of the transaction, no event of default, and no event which after notice or lapse of time or both would become an event of default, will have happened and be continuing.
Events of Default
Each of the following events will constitute an event of default under each AGL indenture, whether it be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body:
•    default in the payment of any interest on, or any additional amounts payable with respect to, any AGL debt security when the interest or additional amounts become due and payable, and continuance of this default for a period of 30 days;
•    default in the payment of the principal of or any premium on, or any additional amounts payable with respect to, any AGL debt security when the principal, premium or additional amounts become due and payable either at maturity, upon any redemption, by declaration of acceleration or otherwise;
•    default in the deposit of any sinking fund payment when due;
•    default in the performance, or breach, of any covenant or warranty for the benefit of the holders of the AGL debt securities, and the continuance of this default or breach for a period of 60 days after AGL has received written notice from the holders;
•    if any event of default under a mortgage, indenture or instrument under which AGL issues, or by which AGL secures or evidences, any indebtedness, including an event of default under any other series of AGL debt securities, whether the indebtedness now exists or is later created or incurred, happens and consists of default in the payment of more than $50,000,000 in principal amount of indebtedness at the maturity of the indebtedness, after giving effect to any applicable grace period, or results in the indebtedness in principal amount in excess of $50,000,000 becoming or being declared due and payable prior to the date on which it would otherwise become due and payable, and this default is not cured or the acceleration is not rescinded or annulled within a period of 30 days after AGL has received written notice;
•    AGL fails within 60 days to pay, bond or otherwise discharge any uninsured judgment or court order for the payment of money in excess of $50,000,000, which is not stayed on appeal or is not otherwise being appropriately contested in good faith;
•    AGL’s bankruptcy, insolvency or reorganization; and
•    any other event of default, which will be described in the applicable prospectus supplement.
If an event of default with respect to the AGL debt securities of any series, other than events of bankruptcy, insolvency or reorganization, occurs and is continuing, either the trustee or the holders of not less than 25% in principal amount of the outstanding AGL debt securities of the series may declare the principal amount, or a lesser amount as may be provided for in the AGL debt securities, of all outstanding AGL debt securities of the series to be immediately due and payable by written notice. At any time after a declaration of acceleration has been made, but before a judgment or decree for payment of money has been obtained by the trustee, generally, the holders of not less than a majority in principal amount of the AGL debt securities of the series may rescind and annul the declaration of acceleration. Any event of bankruptcy, insolvency or reorganization will cause the principal amount and accrued interest, or the lesser amount as provided for in the AGL debt securities, to become immediately due and payable without any declaration or other act by the trustee or any holder.

In connection with the issuance of any debt securities, the supplemental indenture shall provide that notwithstanding the foregoing, at AGL’s election, the sole remedy for the failure by AGL to comply with the covenant in the indenture requiring AGL to file with the trustee copies of the reports and other information it files with the SEC (“AGL’s SEC filing obligations”) and for any failure by AGL to comply with the requirements of Section 314(a)(1) of the Trust Indenture Act of 1939, as amended ("TIA"), which similarly requires AGL to file with the trustee copies of the reports and other information it files with the SEC, shall, for the first 270 days after the occurrence of such failure consist exclusively of the right to receive additional interest on the debt securities of such series at an annual rate equal to 0.25% of the principal amount of the debt securities. This additional interest will accrue on the debt securities from and including the date on which a failure to comply with AGL’s SEC filing obligations or the failure to comply with the requirements of Section 314(a)(1) of the TIA first occurs to but not including the 270th day thereafter (or such earlier date on which such failure shall have been cured or waived). On such 270th day (or earlier, if such failure is cured or waived prior to such 270th day), such additional interest will cease to accrue and, if such failure has not been cured or waived prior to such 270th day, then either the trustee or the holders of not less than 25% in the aggregate principal amount of the debt securities of such series then outstanding may declare the principal of all the debt securities of such series, together with accrued interest, to be due and payable immediately. However, prior to such 270th day, any such failure shall not be an event of default. This provision shall not affect the rights of holders in the event of the occurrence of any other event of default.
Each AGL indenture provides that, within 90 days after the occurrence of any event which is, or after notice or lapse of time or both would become, an event of default the trustee must transmit notice of the default to each holder of the AGL debt securities unless the default has been cured or waived. However, except in the case of a default in the payment of principal of, or premium, or interest, if any, on or additional amounts or any sinking fund or purchase fund installment with respect to any AGL debt security, the trustee may withhold this notice if and so long as the board of directors, executive committee or trust committee of directors and/or responsible officers of the trustee determines in good faith that the withholding of the notice is in the best interest of the holders.
If an event of default occurs and is continuing with respect to the AGL debt securities of any series, the trustee may, in its discretion, proceed to protect and enforce its rights and the rights of the holders of AGL debt securities by all appropriate judicial proceedings. Each AGL indenture provides that, subject to the duty of the trustee during any default to act with the required standard of care, the trustee will be under no obligation to exercise any of its rights or powers under the AGL indenture at the request or direction of any of the holders, unless the holders have offered the trustee reasonable indemnity. Subject to these indemnification provisions, the holders of a majority in principal amount of the outstanding AGL debt securities of any series will generally have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the AGL debt securities of the series.
Modification and Waiver
AGL and the trustee may modify or amend either AGL indenture with the consent of the holders of not less than a majority in principal amount of the outstanding AGL debt securities of each series affected by the modification or amendment, so long as the modification or amendment does not, without the consent of each affected holder:
•    change the stated maturity of the principal of, any premium or installment of interest on or any additional amounts with respect to any AGL debt security;
•    reduce the principal amount of, or the rate, or modify the calculation of the rate, of interest on, or any additional amounts with respect to, or any premium payable upon the redemption of, any AGL debt security;
•    change the obligation of AGL to pay additional amounts;

•    reduce the amount of the principal of an original issue discount security that would be due and payable upon a declaration of acceleration of the maturity of the original issue discount security or the amount provable in bankruptcy;
•    change the redemption provisions or adversely affect the right of repayment at the option of any holder;
•    change the place of payment or the coin or currency in which the principal of, any premium or interest on or any additional amounts with respect to any AGL debt security is payable;
•    impair the right to institute suit for the enforcement of any payment on or after the stated maturity of any AGL debt security or, in the case of redemption, on or after the redemption date or, in the case of repayment at the option of any holder, on or after the repayment date;
•    reduce the percentage in principal amount of the outstanding AGL debt securities, the consent of whose holders is required in order to take specific actions;
•    reduce the requirements for quorum or voting by holders of AGL debt securities in specified circumstances;
•    modify any of the provisions regarding the waiver of past defaults and the waiver of specified covenants by the holders of AGL debt securities, except to increase any percentage vote required or to provide that other provisions of the AGL indenture cannot be modified or waived without the consent of the holder of each AGL debt security affected by the modification or waiver;
•    make any change that adversely affects the right to convert or exchange any AGL debt security into or for common shares of AGL or other securities, whether or not issued by AGL, cash or property in accordance with its terms;
•    modify any of the provisions of the AGL subordinated indenture relating to the subordination of the AGL subordinated debt securities in a manner adverse to holders of AGL subordinated debt securities; or
•    modify any of the above provisions.
In addition, no supplemental indenture may, directly or indirectly, modify or eliminate the subordination provisions of the AGL subordinated indenture in any manner that might terminate or impair the subordination of the AGL subordinated debt securities of any series to senior indebtedness without the prior written consent of the holders of the senior indebtedness.
AGL and the trustee may modify or amend the AGL indenture and the AGL debt securities of any series without the consent of any holder in order to, among other things:
•    provide for a successor to AGL pursuant to a consolidation, amalgamation, merger or sale of assets;
•    add to the covenants of AGL for the benefit of the holders of all or any series of AGL debt securities or to surrender any right or power conferred upon AGL;
•    provide for a successor trustee with respect to the AGL debt securities of all or any series;
•    cure any ambiguity or correct or supplement any provision which may be defective or inconsistent with any other provision, or to make any other provisions with respect to matters or questions arising under either AGL indenture which will not adversely affect the interests of the holders of AGL debt securities of any series;
•    change the conditions, limitations and restrictions on the authorized amount, terms or purposes of issue, authentication and delivery of AGL debt securities;
•    add any additional events of default with respect to all or any series of AGL debt securities;
•    secure the AGL debt securities;
•    provide for conversion or exchange rights of the holders of any series of AGL debt securities; or
•    make any other change that does not materially adversely affect the interests of the holders of any AGL debt securities then outstanding.
The holders of at least a majority in principal amount of the outstanding AGL debt securities of any series may, on behalf of the holders of all AGL debt securities of that series, waive compliance by AGL with specified covenants. The holders of not less than a majority in principal amount of the outstanding AGL debt securities of any series may, on behalf of the holders of all AGL debt securities of that series, waive any past default and its consequences with respect to the AGL debt securities of that series, except a default:
•    in the payment of principal of, any premium or interest on or any additional amounts with respect to AGL debt securities of that series; or
•    in respect of a covenant or provision that cannot be modified or amended without the consent of the holder of each outstanding AGL debt security of any series affected.
Under each AGL indenture, AGL must annually furnish the trustee with a statement regarding its performance of specified obligations and any default in its performance under the applicable AGL indenture. AGL is also required to deliver to the trustee, within five days after its occurrence, written notice of any event of default, or any event which after notice or lapse of time or both would constitute an event of default, resulting from the failure to perform, or breach of, any covenant or warranty contained in the applicable AGL indenture or the AGL debt securities.
Discharge, Defeasance and Covenant Defeasance
AGL may discharge its payment obligations on the AGL debt securities, which we refer to as defeasance, or elect to be discharged from complying with the covenants in the AGL indentures, except for certain ministerial obligations, like registering transfers or exchanges of the AGL debt securities, which we refer to as covenant defeasance.
Defeasance or covenant defeasance, as the case may be, will be conditioned upon the irrevocable deposit by AGL with the trustee, in trust, of a cash amount or government obligations, or both, which, through the scheduled payment of principal and interest in accordance with their terms, will provide money in an amount sufficient to pay the principal of, any premium and interest on and any additional amounts with respect to, the AGL debt securities on the scheduled due dates.
AGL may only do this if, among other things:
•    the defeasance or covenant defeasance does not result in a breach or violation of, or constitute a default under, the applicable AGL indenture or any other material agreement or instrument to which AGL is a party or by which it is bound;

•    no event of default or event which with notice or lapse of time or both would become an event of default with respect to the AGL debt securities to be defeased will have occurred and be continuing on the date of establishment of the trust and, with respect to defeasance only, at any time during the period ending on the 123rd day after that date; and
•    AGL has delivered to the trustee an opinion of counsel to the effect that you will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the defeasance or covenant defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the defeasance or covenant defeasance had not occurred. The opinion of counsel, in the case of defeasance, must refer to and be based upon a letter ruling of the Internal Revenue Service ("I.R.S.") received by AGL, a revenue ruling published by the I.R.S. or a change in applicable U.S. federal income tax law occurring after the date of the applicable AGL indenture.
Subordination of AGL Subordinated Debt Securities
The AGL subordinated debt securities will generally be subordinate in right of payment to the prior payment in full of all senior indebtedness. Upon any payment or distribution of AGL’s assets of any kind or character, whether in cash, property or securities, to creditors upon AGL’s dissolution, winding-up, liquidation or reorganization, whether voluntary or involuntary, or in bankruptcy, insolvency, receivership or other proceedings, all amounts due upon all senior indebtedness will first be paid in full, or payment provided for in money in accordance with its terms, before the holders of AGL subordinated debt securities are entitled to receive or retain any payment on account of principal of, or any premium or interest on or any additional amounts with respect to the AGL subordinated debt securities. This means that the holders of senior indebtedness will be entitled to receive any payment or distribution, which may be payable or deliverable by reason of the payment of any other indebtedness of AGL being subordinated to the payment of AGL subordinated debt securities, which may be payable or deliverable in respect of the AGL subordinated debt securities upon any dissolution, winding-up, liquidation or reorganization or in any bankruptcy, insolvency, receivership or other proceeding.
By reason of subordination, in the event of AGL’s liquidation or insolvency, holders of AGL’s senior indebtedness and holders of AGL’s other obligations that are not subordinated to senior indebtedness may recover more ratably than the holders of the AGL subordinated debt securities.
Subject to the payment in full of all senior indebtedness, your rights, as a holder of the AGL subordinated debt securities, will be subrogated to the rights of the holders of senior indebtedness to receive payments or distributions of AGL’s cash, property or securities applicable to the senior indebtedness until the principal of, any premium and interest on and any additional amounts with respect to the AGL senior debt securities have been paid in full.
No payment of principal of, including redemption and sinking fund payments, or any premium or interest on or any additional amounts with respect to the AGL subordinated debt securities of any series may be made:
•    if any senior indebtedness is not paid when due and any applicable grace period with respect to the default has ended and has not been cured or waived or ceased to exist, or
•    if the maturity of any senior indebtedness has been accelerated because of a default.
The AGL subordinated indenture does not limit or prohibit AGL from incurring additional senior indebtedness, which may include indebtedness that is senior to the AGL subordinated debt securities but subordinate to AGL’s other obligations. The AGL senior debt securities will constitute senior indebtedness with respect to the AGL subordinated debt securities.
The term “senior indebtedness” means, with respect to AGL subordinated debt securities of any particular series, all indebtedness of AGL outstanding at any time, except:

•    the AGL subordinated debt securities of the series;
•    indebtedness as to which, by the terms of the instrument creating or evidencing the indebtedness, it is provided that the indebtedness is subordinated to or ranks equally with the AGL subordinated debt securities;
•    indebtedness to an affiliate;
•    interest accruing after the filing of a petition initiating any bankruptcy, insolvency or other similar proceeding, unless the interest is an allowed claim enforceable against AGL in a proceeding under federal or state bankruptcy laws; and
•    trade accounts payable.
Senior indebtedness with respect to AGL subordinated debt securities shall continue to be entitled to the benefits of the subordination provisions irrespective of any amendment, modification or waiver of any term of the senior indebtedness.
The AGL subordinated indenture provides that the subordination provisions, insofar as they relate to any particular series of AGL subordinated debt securities, may be changed prior to issuance of the applicable AGL subordinated debt securities, which change would be described in the applicable prospectus supplement.
New York Law to Govern
The AGL indentures and the AGL debt securities will be governed by, and construed in accordance with, the laws of the state of New York.
Information Concerning the Trustee
AGL may, from time to time, borrow from or maintain deposit accounts and conduct other banking transactions with The Bank of New York Mellon and its affiliates in the ordinary course of business.
Under each AGL indenture, The Bank of New York Mellon is required to transmit annual reports to all holders regarding its eligibility and qualifications as trustee under the applicable AGL indenture and related matters.

DESCRIPTION OF THE ASSURED GUARANTY US HOLDINGS DEBT SECURITIES AND AGL GUARANTEE
The following description of the Assured Guaranty US Holdings debt securities and the AGL guarantee sets forth the material terms and provisions of the Assured Guaranty US Holdings debt securities and the AGL guarantee to which any prospectus supplement may relate. The Assured Guaranty US Holdings senior debt securities are to be issued under an indenture, referred to in this prospectus as the Assured Guaranty US Holdings senior indenture, among Assured Guaranty US Holdings, AGL, as guarantor, and The Bank of New York Mellon (formerly known as the Bank of New York), as trustee, dated as of May 1, 2004, which is incorporated by reference as an exhibit to the registration statement of which this prospectus forms a part. The Assured Guaranty US Holdings subordinated debt securities are to be issued under an indenture, referred to in this prospectus as the Assured Guaranty US Holdings subordinated indenture, among Assured Guaranty US Holdings, AGL, as guarantor, and The Bank of New York Mellon (formerly known as the Bank of New York), as trustee, dated as of December 1, 2006, which is incorporated by reference as an exhibit to the registration statement of which this prospectus forms a part. The Assured Guaranty US Holdings senior indenture and the Assured Guaranty US Holdings subordinated indenture are sometimes referred to herein collectively as the Assured Guaranty US Holdings indentures and each individually as an Assured Guaranty US Holdings indenture. The specific terms applicable to a particular issuance of Assured

Guaranty US Holdings debt securities and any variations from the terms set forth below will be set forth in the applicable prospectus supplement.
The following is a summary of the material terms and provisions of the Assured Guaranty US Holdings indentures, the Assured Guaranty US Holdings debt securities and the AGL guarantee. You should refer to the Assured Guaranty US Holdings indentures and the Assured Guaranty US Holdings debt securities for complete information regarding the terms and provisions of the Assured Guaranty US Holdings indentures, the Assured Guaranty US Holdings debt securities and the AGL guarantee. The Assured Guaranty US Holdings indentures are substantially identical, except for the covenants of Assured Guaranty US Holdings and AGL and provisions relating to subordination.
General
The Assured Guaranty US Holdings indentures do not limit the aggregate principal amount of Assured Guaranty US Holdings debt securities which Assured Guaranty US Holdings may issue. Assured Guaranty US Holdings may issue Assured Guaranty US Holdings debt securities under the Assured Guaranty US Holdings indentures from time to time in one or more series. The Assured Guaranty US Holdings indentures do not limit the amount of other indebtedness or Assured Guaranty US Holdings debt securities, other than secured indebtedness which AGL, Assured Guaranty US Holdings or their respective subsidiaries may issue.
Unless otherwise set forth in the applicable prospectus supplement, the Assured Guaranty US Holdings senior debt securities will be unsecured obligations of Assured Guaranty US Holdings and will rank equally with all of its other unsecured and unsubordinated indebtedness, subordinated in right of payment to the prior payment in full of all of Assured Guaranty US Holdings senior indebtedness, which term includes Assured Guaranty US Holdings senior debt securities, as described below under “Subordination of Assured Guaranty US Holdings Subordinated Debt Securities.”
Because Assured Guaranty US Holdings is a holding company, its rights and the rights of its creditors, including you as a holder of Assured Guaranty US Holdings debt securities, to participate in any distribution of assets of any subsidiary upon that subsidiary’s liquidation or reorganization or otherwise would be subject to the prior claims of the subsidiary’s creditors, except to the extent that Assured Guaranty US Holdings is a creditor of the subsidiary. The rights of creditors of Assured Guaranty US Holdings, including you as a holder of Assured Guaranty US Holdings debt securities, to participate in the distribution of stock owned by Assured Guaranty US Holdings in its subsidiaries, including Assured Guaranty US Holdings’ insurance subsidiaries, may also be subject to the approval of insurance regulatory authorities having jurisdiction over the subsidiaries.
The applicable prospectus supplement will describe the following terms of the offered Assured Guaranty US Holdings debt securities:
•    the title of the series;
•    any limit on the aggregate principal amount;
•    the principal payment dates;
•    the interest rates, if any, or the method by which the interest rates will be determined, including, if applicable, any remarketing option or similar option. This interest rate may be zero in the case of Assured Guaranty US Holdings debt securities issued at an issue price representing a discount from the principal amount payable at maturity;
•    the date or dates from which interest, if any, will accrue or the method by which the date or dates will be determined;
•    the interest payment dates and regular record dates;

•    whether and under what circumstances Assured Guaranty US Holdings will pay additional amounts because of taxes or governmental charges that might be imposed on holders of the Assured Guaranty US Holdings debt securities and, if so, whether and on what terms AGL will have the option to redeem the Assured Guaranty US Holdings debt securities in lieu of paying these additional amounts;
•    the place or places where the principal of, any premium or interest on or any additional amounts with respect to the Assured Guaranty US Holdings debt securities will be payable, where any of the Assured Guaranty US Holdings debt securities that are issued in registered form may be surrendered for registration of transfer or exchange, and where any of the Assured Guaranty US Holdings debt securities may be surrendered for conversion or exchange;
•    whether any of the Assured Guaranty US Holdings debt securities are to be redeemable at the option of Assured Guaranty US Holdings and, if so, the date or dates on which, the period or periods within which, the price or prices at which and the other terms and conditions upon which they may be redeemed, in whole or in part, at the option of Assured Guaranty US Holdings;
•    whether Assured Guaranty US Holdings will be obligated to redeem or purchase any of the Assured Guaranty US Holdings debt securities pursuant to any sinking fund or analogous provision or at your option and, if so, the date or dates and other terms and conditions, including prices, on which the Assured Guaranty US Holdings debt securities will be redeemed or purchased pursuant to this obligation, and any provisions for the remarketing of the Assured Guaranty US Holdings debt securities redeemed or purchased;
•    if other than denominations of $1,000 and any integral multiple of $1,000, the denominations in which any Assured Guaranty US Holdings debt securities to be issued in registered form will be issuable and, if other than a denomination of $5,000, the denominations in which any Assured Guaranty US Holdings debt securities to be issued in bearer form will be issuable;
•    whether the Assured Guaranty US Holdings debt securities will be convertible into other securities of Assured Guaranty US Holdings and/or exchangeable for securities of AGL or other issuers and, if so, the terms and conditions upon which the Assured Guaranty US Holdings debt securities will be convertible or exchangeable;
•    if other than the principal amount, the portion of the principal amount, or the method by which this portion will be determined, of the Assured Guaranty US Holdings debt securities that will be payable upon declaration of acceleration of the maturity of the Assured Guaranty US Holdings debt securities;
•    if other than United States dollars, the currency of payment in which the principal of, any premium or interest on or any additional amounts on the Assured Guaranty US Holdings debt securities will be payable;
•    whether the principal of, any premium or interest on or any additional amounts on the Assured Guaranty US Holdings debt securities will be payable, at the election of Assured Guaranty US Holdings or you, in a currency other than that in which the Assured Guaranty US Holdings debt securities are stated to be payable and the dates and other terms upon which this election may be made;
•    any index, formula or other method used to determine the amount of payments of principal of, any premium or interest on or any additional amounts on the Assured Guaranty US Holdings debt securities;

•    whether the Assured Guaranty US Holdings debt securities are to be issued in the form of one or more global securities and, if so, the identity of the depositary for the global security or securities;
•    whether the Assured Guaranty US Holdings debt securities are senior or subordinated and, if subordinated, the applicable subordination provisions;
•    in the case of Assured Guaranty US Holdings subordinated debt securities, the relative degree, if any, to which the Assured Guaranty US Holdings subordinated debt securities of the series and the related AGL guarantee will be senior to or be subordinated to other series of Assured Guaranty US Holdings subordinated debt securities and the related AGL guarantee(s) or other indebtedness of Assured Guaranty US Holdings or AGL, as the case may be, in right of payment, whether the other series of Assured Guaranty US Holdings subordinated debt securities or other indebtedness is outstanding or not;
•    any deletions from, modifications of or additions to the events of default or covenants of Assured Guaranty US Holdings or AGL with respect to the Assured Guaranty US Holdings debt securities;
•    whether the provisions described below under “Discharge, Defeasance and Covenant Defeasance” will be applicable to the Assured Guaranty US Holdings debt securities;
•    whether any of the Assured Guaranty US Holdings debt securities are to be issued upon the exercise of warrants, and the time, manner and place for the Assured Guaranty US Holdings debt securities to be authenticated and delivered; and
•    any other terms of the Assured Guaranty US Holdings debt securities and any other deletions from or modifications or additions to the applicable Assured Guaranty US Holdings indenture in respect of the Assured Guaranty US Holdings debt securities.
Assured Guaranty US Holdings has the ability under the Assured Guaranty US Holdings indentures to reopen a previously issued series of Assured Guaranty US Holdings debt securities and issue additional Assured Guaranty US Holdings debt securities of that series or establish additional terms of that series. Assured Guaranty US Holdings is also permitted to issue Assured Guaranty US Holdings debt securities with the same terms as previously issued Assured Guaranty US Holdings debt securities.
Unless otherwise set forth in the applicable prospectus supplement, principal of, premium and interest on and additional amounts, if any, on the Assured Guaranty US Holdings debt securities will initially be payable at the corporate trust office of the trustee, or any other office or agency designated by Assured Guaranty US Holdings for this purpose. Interest on Assured Guaranty US Holdings debt securities issued in registered form:
•    may be paid by check mailed to the persons entitled to the payments at their addresses appearing on the security register or by transfer to an account maintained by the payee with a bank located in the United States; and
•    will be payable on any interest payment date to the persons in whose names the Assured Guaranty US Holdings debt securities are registered at the close of business on the regular record date with respect to the interest payment date.
Assured Guaranty US Holdings will designate the initial paying agents, which will be named in the applicable prospectus supplement, and may, at any time, designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts. However, Assured Guaranty US Holdings is required to maintain a paying agent in each place where the principal of, any premium or interest on or any additional amounts with respect to the Assured Guaranty US Holdings debt securities are payable.

Unless otherwise set forth in the applicable prospectus supplement, you may present the Assured Guaranty US Holdings debt securities for transfer, duly endorsed or accompanied by a written instrument of transfer if so required by Assured Guaranty US Holdings or the security registrar, or exchange for other Assured Guaranty US Holdings debt securities of the same series containing identical terms and provisions, in any authorized denominations, and of a like aggregate principal amount, in each case at the office or agency maintained by Assured Guaranty US Holdings for these purposes. This office will initially be the corporate trust office of the trustee. Any transfer or exchange will be made without service charge, although Assured Guaranty US Holdings may require payment of a sum sufficient to cover any tax or other governmental charge and any other expenses then payable. Assured Guaranty US Holdings is not required to:
•    issue, register the transfer of, or exchange, Assured Guaranty US Holdings debt securities during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any Assured Guaranty US Holdings debt securities and ending at the close of business on the day of mailing; or
•    register the transfer of or exchange any Assured Guaranty US Holdings debt security selected for redemption, in whole or in part, except the unredeemed portion of any Assured Guaranty US Holdings debt security being redeemed in part.
Assured Guaranty US Holdings has appointed the trustee as security registrar. The security registrar and any transfer agent initially designated by Assured Guaranty US Holdings will be named in the applicable prospectus supplement. At any time, Assured Guaranty US Holdings may designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts. However, Assured Guaranty US Holdings is required to maintain a transfer agent in each place where the principal of, any premium or interest on or any additional amounts with respect to the Assured Guaranty US Holdings debt securities are payable.
Unless otherwise set forth in the applicable prospectus supplement, AGL will only issue the Assured Guaranty US Holdings debt securities in fully registered form without coupons in minimum denominations of $1,000 and any integral multiple of $1,000. If the Assured Guaranty US Holdings debt securities are issued in bearer form, any restrictions and considerations, including offering restrictions and U.S. federal income tax considerations applicable to, and to payment on and transfer and exchange of, these securities, will be described in the applicable prospectus supplement.
The Assured Guaranty US Holdings debt securities may be issued as original issue discount securities, which means that they will bear no interest or bear interest at a rate which, at the time of issuance, is below market rates. Assured Guaranty US Holdings debt securities issued as original issue discount securities will be sold at a substantial discount below their principal amount. U.S. federal income tax and other considerations applicable to original issue discount securities will be described in the applicable prospectus supplement.
If the purchase price, or the principal of, any premium or interest on or any additional amounts with respect to, any Assured Guaranty US Holdings debt securities is payable, or if any Assured Guaranty US Holdings debt securities are denominated, in one or more foreign currencies or currency units, the restrictions, elections, U.S. federal income tax considerations, specific terms and other information will be set forth in the applicable prospectus supplement.
Unless otherwise set forth in the applicable prospectus supplement, other than as described below under “—Covenants Applicable to Assured Guaranty US Holdings Senior Debt Securities—Limitation on Liens on Stock of Designated Subsidiaries,” the Assured Guaranty US Holdings indentures do not contain any provisions that would limit the ability of Assured Guaranty US Holdings to incur indebtedness or that would afford holders of Assured Guaranty US Holdings debt securities protection in the event of a sudden and significant decline in the credit quality of Assured Guaranty US Holdings or AGL or a takeover, recapitalization or highly leveraged or similar transaction involving Assured Guaranty US Holdings or AGL. Accordingly, Assured Guaranty US Holdings or AGL could, in the future, enter into transactions that could increase the amount of its outstanding indebtedness that could affect its respective capital structure or credit rating.
AGL Guarantee
AGL will fully and unconditionally guarantee all payments on the Assured Guaranty US Holdings debt securities. Unless otherwise set forth in the applicable prospectus supplement, AGL’s guarantee of the Assured Guaranty US Holdings senior debt securities will be an unsecured obligation of AGL and will rank equally with all of AGL’s other unsecured and unsubordinated indebtedness. AGL’s guarantee of the Assured Guaranty US Holdings subordinated debt securities will be an unsecured obligation of AGL, subordinated in right of payment to the prior payment in full of all AGL senior indebtedness.
Since AGL is a holding company, its rights and the rights of its creditors, including you as a holder of the Assured Guaranty US Holdings debt securities who would be a creditor of ours by virtue of AGL’s guarantee, and shareholders to participate in any distribution of the assets of any subsidiary upon the subsidiary’s liquidation or reorganization or otherwise would be subject to prior claims of the subsidiary’s creditors, except to the extent that AGL may be a creditor of the subsidiary. The right of AGL’s creditors, including you, to participate in the distribution of the stock owned by AGL in some of its subsidiaries, including its insurance subsidiaries, may also be subject to approval by insurance regulatory authorities having jurisdiction over the subsidiaries.
Conversion and Exchange
The terms, if any, on which Assured Guaranty US Holdings debt securities are convertible into or exchangeable for, either mandatorily or at your or Assured Guaranty US Holdings’ option, common shares of AGL, preferred shares of AGL or other securities, whether or not issued by AGL, property or cash, or a combination of any of these, will be set forth in the applicable prospectus supplement.
Payment of Additional Amounts
Assured Guaranty US Holdings will make all payments on Assured Guaranty US Holdings debt securities without withholding of any present or future taxes or governmental charges of the United States, referred to in this prospectus as a taxing jurisdiction, unless Assured Guaranty US Holdings is required to do so by applicable law or regulation.
If Assured Guaranty US Holdings is required to withhold amounts, Assured Guaranty US Holdings will, subject to the limitations described below, pay to you additional amounts so that every net payment made to you, after the withholding, will be the same amount provided for in the Assured Guaranty US Holdings debt security and the applicable Assured Guaranty US Holdings indenture.
Assured Guaranty US Holdings will not be required to pay any additional amounts for:
•    any tax or governmental charge which would not have been imposed but for the fact that you:
•    were a resident of, or engaged in business or maintained a permanent establishment or were physically present in, the taxing jurisdiction or otherwise had some connection with the taxing jurisdiction other than the mere ownership of, or receipt of payment on, the Assured Guaranty US Holdings debt security;
•    presented the Assured Guaranty US Holdings debt security for payment in the taxing jurisdiction, unless the Assured Guaranty US Holdings debt security could not have been presented for payment elsewhere; or
•    presented the Assured Guaranty US Holdings debt security for payment more than 30 days after the date on which the payment became due, unless you would have been entitled to these additional amounts if you had presented the Assured Guaranty US Holdings debt security for payment within the 30-day period;
•    any estate, inheritance, gift, sale, transfer, personal property or similar tax or other governmental charge;
•    any tax or other governmental charge that is imposed or withheld because of your failure to comply with any reasonable request by Assured Guaranty US Holdings:
•    to provide information concerning your nationality, residence or identity or that of the beneficial owner; or
•    to make any claim or satisfy any information or reporting requirement, which in either case is required by the taxing jurisdiction as a precondition to exemption from all or part of the tax or other governmental charge;
•any tax imposed on payments on the Assured Guaranty US Holdings debt securities under FATCA. Holders of Assured Guaranty US Holdings debt securities must provide, promptly upon request, to Assured Guaranty US Holdings and its agents (or other persons responsible for withholding of taxes, including but not limited to withholding of tax under FATCA or delivery of information under FATCA) information and/or properly completed and signed tax certifications sufficient to eliminate the imposition of or to determine the amount of any withholding of tax, including  withholding of tax under FATCA, or to enable Assured Guaranty US Holdings or its agents to satisfy reporting and other obligations; or

•    any combination of the above items.
In addition, Assured Guaranty US Holdings will not pay additional amounts if you are a fiduciary or partnership or other than the sole beneficial owner of the Assured Guaranty US Holdings debt security if the beneficiary or partner or settlor would not have been entitled to the additional amounts had it been the holder of the Assured Guaranty US Holdings debt security.
Global Securities
The Assured Guaranty US Holdings debt securities may be issued, in whole or in part, in the form of one or more global securities that will be deposited with, or on behalf of, a depositary identified in the applicable prospectus supplement and registered in the name of the depositary or its nominee. Interests in any global Assured Guaranty US Holdings debt security will be shown on, and transfers of the Assured Guaranty US Holdings debt securities will be effected only through, records maintained by the depositary and its participants as described below.
The specific terms of the depositary arrangement will be described in the applicable prospectus supplement.
Covenants Applicable to Assured Guaranty US Holdings Senior Debt Securities
Limitation on Liens on Stock of Designated Subsidiaries
Under the Assured Guaranty US Holdings senior indenture, each of Assured Guaranty US Holdings and AGL has covenanted that, so long as any Assured Guaranty US Holdings senior debt securities are outstanding, it will not, nor will it permit any subsidiary to, create, incur, assume, guarantee or otherwise permit to exist any indebtedness secured by any security interest on any shares of capital stock of any designated subsidiary, unless Assured Guaranty US Holdings and AGL concurrently provide that the Assured Guaranty US Holdings senior debt securities and, if Assured Guaranty US Holdings and AGL elect, any other indebtedness of Assured Guaranty US Holdings that is not subordinate to the Assured Guaranty US Holdings senior debt securities and with respect to which the governing instruments require, or pursuant to which the Assured Guaranty US Holdings is otherwise obligated, to provide such security, will be secured equally with the indebtedness for at least the time period the other indebtedness is so secured.
The term “designated subsidiary” means any present or future consolidated subsidiary of AGL, the consolidated net worth of which constitutes at least 5% of the Company’s consolidated net worth.
For purposes of the Assured Guaranty US Holdings indentures, the term “indebtedness” means, with respect to any person:
•    the principal of and any premium and interest on:
•    indebtedness for money borrowed; and
•    indebtedness evidenced by notes, debentures, bonds or other similar instruments for the payment of which the person is responsible or liable;
•    all capitalized lease obligations (as such term is defined in the Assured Guaranty US Holdings indentures);
•    all obligations issued or assumed as the deferred purchase price of property, all conditional sale obligations and all obligations under any title retention agreement, but excluding trade accounts payable arising in the ordinary course of business;
•    all obligations for the reimbursement of any obligor on any letter of credit, banker’s acceptance or similar credit transaction, generally other than obligations with respect to letters of credit securing obligations, other than obligations of the type referred to above, entered into in the ordinary course of business to the extent these letters of credit are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed no later than the third business day following receipt by such person of a demand for reimbursement following payment on the letter of credit;
•    all obligations of the type referred to above of other persons and all dividends of other persons for the payment of which, in either case, the person is responsible or liable as obligor, guarantor or otherwise;
•    all obligations of the type referred to above of other persons secured by any mortgage, pledge, lien, security interest or other encumbrance on any property or asset of the person, whether or not the obligation is assumed by the person; and
•    any amendments, modifications, refundings, renewals or extensions of any indebtedness or obligation described above.
Limitations on Disposition of Stock of Designated Subsidiaries
The Assured Guaranty US Holdings senior indenture also provides that, so long as any Assured Guaranty US Holdings senior debt securities are outstanding and except in a transaction otherwise governed by the Assured Guaranty US Holdings indentures, neither Assured Guaranty US Holdings nor AGL will issue, sell, assign, transfer or otherwise dispose of any shares of securities convertible into, or warrants, rights or options to subscribe for or purchase shares of, capital stock, other than preferred stock having no voting rights, of any designated subsidiary. Similarly, Assured Guaranty US Holdings will not permit any designated subsidiary to issue, other than to Assured Guaranty US Holdings or AGL, these types of securities, warrants, rights or options, other than director’s qualifying shares and preferred stock having no voting rights, of any designated subsidiary, if, after giving effect to the transaction and the issuance of the maximum number of shares issuable upon the conversion or exercise of all the convertible securities, warrants, rights or options, AGL would own, directly or indirectly, less than 80% of the shares of capital stock of the designated subsidiary, other than preferred stock having no voting rights.
However, Assured Guaranty US Holdings may issue, sell, assign, transfer or otherwise dispose of securities if the consideration is at least a fair market value as determined by Assured Guaranty US Holdings’ board or if required by law or regulation. Assured Guaranty US Holdings or AGL, as the case may be, may also merge or consolidate any designated subsidiary into or with another direct or indirect subsidiary of AGL, the shares of capital stock of which AGL owns at least 80% or, subject to the provisions described under “—Consolidation, Amalgamation, Merger and Sale of Assets” below, sell, transfer or otherwise dispose of the entire capital stock of any designated subsidiary at one time if the consideration is at least fair market value as determined by Assured Guaranty US Holdings’ or AGL’s board.
Consolidation, Amalgamation, Merger and Sale of Assets
Each Assured Guaranty US Holdings indenture provides that Assured Guaranty US Holdings and AGL may not:
•    consolidate or amalgamate with or merge into any person or convey, transfer or lease its properties and assets as an entirety or substantially as an entirety to any person; or
•    permit any person to consolidate or amalgamate with or merge into Assured Guaranty US Holdings or AGL, respectively, or convey, transfer or lease its properties and assets as an entirety or substantially as an entirety to Assured Guaranty US Holdings or AGL, respectively;
unless:
•    in the case of Assured Guaranty US Holdings, the person is a corporation organized and existing under the laws of the United States of America, any state of the United States or the District of Columbia;
•    in the case of AGL, the person is a corporation organized and existing under the laws of the United States of America, any state of the United States, the District of Columbia, Bermuda or any other country that, on the date of the indenture, was a member of the Organization for Economic Cooperation and Development;
•    the surviving entity expressly assumes the payment of all amounts on all of the Assured Guaranty US Holdings or AGL debt securities and the performance of Assured Guaranty US Holdings’ or AGL’s obligations under the Assured Guaranty US Holdings indenture and the Assured Guaranty US Holdings debt securities or AGL indenture and AGL debt securities;
•    the surviving entity provides for conversion or exchange rights in accordance with the provisions of the AGL debt securities of any series that are convertible or exchangeable into common shares or other securities; and
•    immediately after giving effect to the transaction and treating any indebtedness which becomes an obligation of Assured Guaranty US Holdings or AGL or a subsidiary as a result of the transaction as having been incurred by Assured Guaranty US Holdings or AGL or the subsidiary at the time of the transaction, no event of default, and no event which after notice or lapse of time or both would become an event of default, will have happened and be continuing.

Events of Default
Each of the following events will constitute an event of default under each Assured Guaranty US Holdings indenture, whether it be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body:
•    default in the payment of any interest on, or any additional amounts payable with respect to, any Assured Guaranty US Holdings debt security when the interest or additional amounts become due and payable, and continuance of this default for a period of 30 days;
•    default in the payment of the principal of or any premium on, or any additional amounts payable with respect to, any Assured Guaranty US Holdings debt security when the principal, premium or additional amounts become due and payable either at maturity, upon any redemption, by declaration of acceleration or otherwise;
•    default in the deposit of any sinking fund payment when due;
•    default in the performance, or breach, of any covenant or warranty of Assured Guaranty US Holdings or AGL for the benefit of the holders of the Assured Guaranty US Holdings debt securities, and the continuance of this default or breach for a period of 60 days after Assured Guaranty US Holdings has received written notice from the holders;
•    if any event of default under a mortgage, indenture or instrument under which AGL or Assured Guaranty US Holdings may issue, or by which AGL or Assured Guaranty US Holdings may secure or evidence, any indebtedness, including an event of default under any other series of Assured Guaranty US Holdings debt securities, whether the indebtedness now exists or is later created or incurred, happens and consists of default in the payment of more than $50,000,000 in principal amount of indebtedness at the maturity of the indebtedness, after giving effect to any applicable grace period, or results in the indebtedness in principal amount in excess of $50,000,000 becoming or being declared due and payable prior to the date on which it would otherwise become due and payable, and this default is not cured or the acceleration is not rescinded or annulled within a period of 30 days after Assured Guaranty US Holdings has received written notice;
•    Assured Guaranty US Holdings or AGL shall fail within 60 days to pay, bond or otherwise discharge any uninsured judgment or court order for the payment of money in excess of $50,000,000, which is not stayed on appeal or is not otherwise being appropriately contested in good faith;
•    events in bankruptcy, insolvency or reorganization of Assured Guaranty US Holdings or AGL; and
•    any other event of default, which will be described in the applicable prospectus supplement.
If an event of default with respect to the Assured Guaranty US Holdings debt securities of any series, other than events of bankruptcy, insolvency or reorganization, occurs and is continuing, either the trustee or the holders of not less than 25% in principal amount of the outstanding Assured Guaranty US Holdings debt securities of the series may declare the principal amount, or a lesser amount as may be provided for in the Assured Guaranty US Holdings debt securities, of all outstanding Assured Guaranty US Holdings debt securities of the series to be immediately due and payable by written notice. At any time after a declaration of acceleration has been made, but before a judgment or decree for payment of money has been obtained by the trustee, generally, the holders of not less than a majority in principal amount of the Assured Guaranty US Holdings debt securities of the series may rescind and annul the declaration of acceleration. Any event of bankruptcy, insolvency or reorganization will cause the principal amount and accrued interest, or the lesser amount as provided for in the Assured Guaranty US Holdings debt securities, to become immediately due and payable without any declaration or other act by the trustee or any holder.
In connection with the issuance of any debt securities, the supplemental indenture shall provide that notwithstanding the foregoing, at the election of AGL or Assured Guaranty US Holdings, the sole remedy for the failure by AGL or Assured Guaranty US Holdings to comply with the covenant in the indenture requiring AGL or Assured Guaranty US Holdings to file with the trustee copies of the reports and other information it files with the SEC (“AGL/Assured Guaranty US Holdings’ SEC filing obligations”) and for any failure by AGL or Assured Guaranty US Holdings to comply with the requirements of Section 314(a)(1) of the TIA, which similarly requires AGL or Assured Guaranty US Holdings to file with the trustee copies of the reports and other information it files with the SEC, shall, for the first 270 days after the occurrence of such failure consist exclusively of the right to receive additional interest on the debt securities of such series at an annual rate equal to 0.25% of the principal amount of the debt securities. This additional interest will accrue on the debt securities from and including the date on which a failure to comply with AGL/Assured Guaranty US Holdings’ SEC filing obligations or the failure to comply with the requirements of Section 314(a)(1) of the TIA first occurs to but not including the 270th day thereafter (or such earlier date on which such failure shall have been cured or waived). On such 270th day (or earlier, if such failure is cured or waived prior to such 270th day), such additional interest will cease to accrue and, if such failure has not been cured or waived prior to such 270th day, then either the trustee or the holders of not less than 25% in the aggregate principal amount of the debt securities of such series then outstanding may declare the principal of all the debt securities of such series, together with accrued interest, to be due and payable immediately. However, prior to such 270th day, any such failure shall not be an event of default. This provision shall not affect the rights of holders in the event of the occurrence of any other event of default.
Each Assured Guaranty US Holdings indenture provides that, within 90 days after the occurrence of any event which is, or after notice or lapse of time or both would become, an event of default the trustee must transmit, notice of the default to each holder of the Assured Guaranty US Holdings debt securities unless the default has been cured or waived. However, except in the case of a default in the payment of principal of, or premium or interest, if any, on or additional amounts or any sinking fund or purchase fund installment with respect to any Assured Guaranty US Holdings debt security, the trustee may withhold this notice if and so long as the board of directors, executive committee or trust committee of directors and/or responsible officers of the trustee determine in good faith that the withholding of the notice is in the best interest of the holders.
If an event of default occurs and is continuing with respect to the Assured Guaranty US Holdings debt securities of any series, the trustee may, in its discretion, proceed to protect and enforce its rights and the rights of the holders of Assured Guaranty US Holdings debt securities by all appropriate judicial proceedings. Each Assured Guaranty US Holdings indenture provides that, subject to the duty of the trustee during any default to act with the required standard of care, the trustee will be under no obligation to exercise any of its rights or powers under the Assured Guaranty US Holdings indenture at the request or direction of any of the holders, unless the holders have offered the trustee reasonable indemnity. Subject to these indemnification provisions, the holders of a majority in principal amount of the outstanding Assured Guaranty US Holdings debt securities of any series will generally have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the Assured Guaranty US Holdings debt securities of the series.
Modification and Waiver
Assured Guaranty US Holdings, AGL and the trustee may modify or amend either Assured Guaranty US Holdings indenture with the consent of the holders of not less than a majority in principal amount of the outstanding Assured Guaranty US Holdings debt securities of each series affected by the modification or amendment, so long as the modification or amendment does not, without the consent of each affected holder:
•    change the stated maturity of the principal of, or any premium or installment of interest on or any additional amounts with respect to any Assured Guaranty US Holdings debt security;

•    reduce the principal amount of, or the rate, or modify the calculation of the rate, of interest on, or any additional amounts with respect to, or any premium payable upon the redemption of, any Assured Guaranty US Holdings debt security;
•    change the obligation of Assured Guaranty US Holdings or AGL to pay additional amounts with respect to any Assured Guaranty US Holdings debt security;
•    reduce the amount of the principal of an original issue discount security that would be due and payable upon a declaration of acceleration of the maturity of the original issue discount security or the amount provable in bankruptcy;
•    change the redemption provisions of any Assured Guaranty US Holdings debt security or adversely affect the right of repayment at the option of any holder of any Assured Guaranty US Holdings debt security;
•    change the place of payment or the coin or currency in which the principal of, any premium or interest on or any additional amounts with respect to any Assured Guaranty US Holdings debt security is payable;
•    impair the right to institute suit for the enforcement of any payment on or after the stated maturity of any Assured Guaranty US Holdings debt security, or, in the case of redemption, on or after the redemption date or, in the case of repayment at the option of any holder, on or after the repayment date;
•    reduce the percentage in principal amount of the outstanding Assured Guaranty US Holdings debt securities, the consent of whose holders is required in order to take specific actions;
•    reduce the requirements for quorum or voting by holders of Assured Guaranty US Holdings debt securities;
•    modify any of the provisions relating to the subordination of the Assured Guaranty US Holdings debt securities or the AGL guarantee in a manner adverse to the holders of Assured Guaranty US Holdings subordinated debt securities;
•    modify or effect in any manner adverse to the holders of Assured Guaranty US Holdings debt securities the terms and conditions of the obligations of AGL in respect of the due and punctual payment of principal of, or any premium or interest on, or any sinking fund requirements or additional amounts with respect to, the Assured Guaranty US Holdings debt securities;
•    modify any of the provisions regarding the waiver of past defaults and the waiver of specified covenants by the holders of Assured Guaranty US Holdings debt securities, except to increase any percentage vote required or to provide that other provisions of the Assured Guaranty US Holdings indenture cannot be modified or waived without the consent of the holder of each Assured Guaranty US Holdings debt security affected by the modification or waiver;
•    make any change that adversely affects the right to convert or exchange any Assured Guaranty US Holdings debt security into or for other securities of Assured Guaranty US Holdings, AGL or other securities, cash or property in accordance with its terms; or
•    modify any of the above provisions.
In addition, no supplemental indenture may, directly or indirectly, modify or eliminate the subordination provisions of the Assured Guaranty US Holdings subordinated indenture in any manner which might terminate or impair the subordination of the Assured Guaranty US Holdings subordinated debt securities to senior indebtedness or the subordination of the related AGL guarantee to AGL senior indebtedness, without the prior written consent of the holders of the senior indebtedness or the AGL senior indebtedness, respectively.
Assured Guaranty US Holdings, AGL and the trustee may modify or amend the Assured Guaranty US Holdings indenture and the Assured Guaranty US Holdings debt securities of any series without the consent of any holder in order to, among other things:
•    provide for a successor to Assured Guaranty US Holdings or AGL pursuant to a consolidation, amalgamation, merger or sale of assets;
•    add to the covenants of Assured Guaranty US Holdings or AGL for the benefit of the holders of all or any series of Assured Guaranty US Holdings debt securities or to surrender any right or power conferred upon Assured Guaranty US Holdings or AGL by the applicable Assured Guaranty US Holdings indenture;
•    provide for a successor trustee with respect to the Assured Guaranty US Holdings debt securities of all or any series;
•    cure any ambiguity or correct or supplement any provision in either Assured Guaranty US Holdings indenture which may be defective or inconsistent with any other provision, or to make any other provisions with respect to matters or questions arising under either Assured Guaranty US Holdings indenture which will not adversely affect the interests of the holders of Assured Guaranty US Holdings debt securities of any series;
•    change the conditions, limitations and restrictions on the authorized amount, terms or purposes of issue, authentication and delivery of Assured Guaranty US Holdings debt securities under either Assured Guaranty US Holdings indenture;
•    add any additional events of default with respect to all or any series of Assured Guaranty US Holdings debt securities;
•    secure the Assured Guaranty US Holdings debt securities;
•    provide for conversion or exchange rights of the holders of any series of Assured Guaranty US Holdings debt securities; or
•    make any other change that does not materially adversely affect the interests of the holders of any Assured Guaranty US Holdings debt securities then outstanding under the applicable Assured Guaranty US Holdings indenture.
The holders of at least a majority in principal amount of the outstanding Assured Guaranty US Holdings debt securities of any series may, on behalf of the holders of all Assured Guaranty US Holdings debt securities of that series, waive compliance by Assured Guaranty US Holdings and AGL with specified covenants of the applicable Assured Guaranty US Holdings indenture. The holders of not less than a majority in principal amount of the outstanding Assured Guaranty US Holdings debt securities on behalf of the holders of all Assured Guaranty US Holdings debt securities of that series may waive any past default and its consequences with respect to the Assured Guaranty US Holdings debt securities of that series, except a default:
•    in the payment of principal, any premium or interest on or any additional amounts with respect to Assured Guaranty US Holdings debt securities of the series; or
•    in respect of a covenant or provision of the applicable Assured Guaranty US Holdings indenture that cannot be modified or amended without the consent of the holder of each outstanding Assured Guaranty US Holdings debt security of any series affected.

Under each Assured Guaranty US Holdings indenture, each of Assured Guaranty US Holdings and AGL must annually furnish the trustee a statement regarding its performance of specified obligations and any default in its performance under the applicable Assured Guaranty US Holdings indenture. Each of Assured Guaranty US Holdings and AGL is also required to deliver to the trustee, within five days after its occurrence, written notice of any event of default, or any event which after notice or lapse of time or both would constitute an event of default, resulting from the failure to perform or breach of any covenant or warranty contained in the applicable Assured Guaranty US Holdings indenture or the Assured Guaranty US Holdings debt securities of any series.
Discharge, Defeasance and Covenant Defeasance
Assured Guaranty US Holdings or AGL may discharge their payment obligations on the Assured Guaranty US Holdings debt securities, which we refer to as defeasance, or elect to be discharged from complying with the covenants in the Assured Guaranty US Holdings indentures, except for certain ministerial obligations, like registering transfers or exchanges of the Assured Guaranty US Holdings debt securities, which we refer to as covenant defeasance.
Defeasance or covenant defeasance, as the case may be, will be conditioned upon the irrevocable deposit by Assured Guaranty US Holdings with the trustee, in trust, of a cash amount or government obligations, or both, which, through the scheduled payment of principal and interest in accordance with their terms, will provide money in an amount sufficient to pay the principal of, any premium and interest on and any additional amounts with respect to, the Assured Guaranty US Holdings debt securities on the scheduled due dates.
Assured Guaranty US Holdings or AGL may only do this if, among other things:
•    the defeasance or covenant defeasance does not result in a breach or violation of, or constitute a default under, the applicable Assured Guaranty US Holdings indenture or any other material agreement or instrument to which Assured Guaranty US Holdings or AGL is a party or by which either of them is bound;
•    no event of default or event which with notice or lapse of time or both would become an event of default with respect to the Assured Guaranty US Holdings debt securities to be defeased will have occurred and be continuing on the date of establishment of the trust and, with respect to defeasance only, at any time during the period ending on the 123rd day after that date; and
•    Assured Guaranty US Holdings or AGL has delivered to the trustee an opinion of counsel to the effect that you will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the defeasance or covenant defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the defeasance or covenant defeasance had not occurred. The opinion of counsel, in the case of defeasance, must refer to and be based upon a letter ruling of the I.R.S. received by Assured Guaranty US Holdings or AGL, a Revenue Ruling published by the I.R.S. or a change in applicable U.S. federal income tax law occurring after the date of the applicable Assured Guaranty US Holdings indenture.
Subordination of Assured Guaranty US Holdings Subordinated Debt Securities
The Assured Guaranty US Holdings subordinated debt securities will generally be subordinate in right of payment to the prior payment in full of all senior indebtedness. Upon any payment or distribution of assets of Assured Guaranty US Holdings of any kind or character, whether in cash, property or securities, to creditors upon any dissolution, winding-up, liquidation or reorganization of Assured Guaranty US Holdings, whether voluntary or involuntary, or in bankruptcy, insolvency, receivership or other proceedings, all amounts due upon all senior indebtedness will first be paid in full, or payment provided for in money in accordance with its terms, before the holders of Assured Guaranty US Holdings subordinated debt securities of that series are entitled to receive or retain any payment on account of principal of, or any premium or interest on, or any additional amounts with respect to, the Assured Guaranty US Holdings subordinated debt securities. This means that the holders of the senior indebtedness will be entitled to receive any payment or distribution, which may be payable or deliverable by reason of the payment of any other indebtedness of Assured Guaranty US Holdings being subordinated to the payment of Assured Guaranty US Holdings subordinated debt securities, which may be payable or deliverable in respect of the Assured Guaranty US Holdings subordinated debt securities upon any dissolution, winding-up, liquidation or reorganization or in any bankruptcy, insolvency, receivership or other proceeding.
By reason of this subordination, in the event of liquidation or insolvency of Assured Guaranty US Holdings, holders of senior indebtedness and holders of other obligations of Assured Guaranty US Holdings that are not subordinated to the senior indebtedness may recover more, ratably, than the holders of the Assured Guaranty US Holdings subordinated debt securities.
Subject to the payment in full of all senior indebtedness, the rights of the holders of the Assured Guaranty US Holdings subordinated debt securities will be subrogated to the rights of the holders of the senior indebtedness to receive payments or distributions of cash, property or securities of Assured Guaranty US Holdings applicable to the senior indebtedness until the principal of, any premium and interest on, and any additional amounts with respect to, the Assured Guaranty US Holdings subordinated debt securities have been paid in full.
No payment of principal of, including redemption and sinking fund payments, or any premium or interest on or any additional amounts with respect to the Assured Guaranty US Holdings subordinated debt securities may be made by Assured Guaranty US Holdings if:
•    any senior indebtedness is not paid when due, any applicable grace period with respect to the default has ended and the default has not been cured or waived or ceased to exist; or
•    the maturity of any senior indebtedness has been accelerated because of a default.
The Assured Guaranty US Holdings subordinated indenture does not limit or prohibit Assured Guaranty US Holdings from incurring additional senior indebtedness, which may include indebtedness that is senior to the Assured Guaranty US Holdings subordinated debt securities, but subordinate to other obligations of Assured Guaranty US Holdings. The Assured Guaranty US Holdings senior debt securities will constitute senior indebtedness with respect to the Assured Guaranty US Holdings subordinated debt securities.
The term “senior indebtedness” means, with respect to the Assured Guaranty US Holdings subordinated debt securities of any particular series, all indebtedness of Assured Guaranty US Holdings outstanding at any time, except:
•    the Assured Guaranty US Holdings subordinated debt securities of that series;
•    indebtedness as to which, by the terms of the instrument creating or evidencing the same, it is provided that the indebtedness is subordinated to or ranks equally with the Assured Guaranty US Holdings subordinated debt securities;
•    indebtedness of Assured Guaranty US Holdings to an affiliate of Assured Guaranty US Holdings;
•    interest accruing after the filing of a petition initiating any bankruptcy, insolvency or other similar proceeding unless the interest is an allowed claim enforceable against Assured Guaranty US Holdings in a proceeding under federal or state bankruptcy laws; and
•    trade accounts payable.
Senior indebtedness with respect to the Assured Guaranty US Holdings subordinated debt securities shall continue to be entitled to the benefits of the subordination provisions irrespective of any amendment, modification or waiver of any term of the senior indebtedness.

The Assured Guaranty US Holdings subordinated indenture provides that the subordination provisions, insofar as they relate to any particular series of Assured Guaranty US Holdings subordinated debt securities, may be changed prior to issuance of the applicable Assured Guaranty US Holdings subordinated debt securities, which change would be described in the applicable prospectus supplement.
Subordination of AGL Guarantee of Assured Guaranty US Holdings Subordinated Debt Securities
The AGL guarantee of Assured Guaranty US Holdings subordinated debt securities will generally be subordinate in right of payment to the prior payment in full of all AGL senior indebtedness. Upon any payment or distribution of assets of AGL of any kind or character, whether in cash, property or securities, to creditors upon any dissolution, winding-up, liquidation or reorganization of AGL, whether voluntary or involuntary, or in bankruptcy, insolvency, receivership or other proceedings, all amounts due upon all AGL senior indebtedness will first be paid in full, or payment of the AGL senior indebtedness provided for in money in accordance with its terms, before the holders of Assured Guaranty US Holdings subordinated debt securities are entitled to receive or retain any payment from AGL on account of principal of, or any premium or interest on, or any additional amounts with respect to, the Assured Guaranty US Holdings subordinated debt securities. This means that the holders of AGL senior indebtedness shall be entitled to receive any payment or distribution by AGL of any kind or character, including any payment or distribution which may be payable or deliverable by AGL by reason of the payment of any other indebtedness of AGL being subordinated to the payment of Assured Guaranty US Holdings subordinated debt securities, which may be payable or deliverable by AGL in respect of the Assured Guaranty US Holdings subordinated debt securities upon any dissolution, winding-up, liquidation or reorganization or in any bankruptcy, insolvency, receivership or other proceeding.
By reason of this subordination, in the event of liquidation or insolvency of AGL, holders of AGL senior indebtedness and holders of other obligations of AGL that are not subordinated to the AGL senior indebtedness may recover more, ratably, than the holders of the Assured Guaranty US Holdings subordinated debt securities.
Subject to the payment in full of all AGL senior indebtedness, the rights of the holders of the Assured Guaranty US Holdings subordinated debt securities under the AGL guarantee will be subrogated to the rights of the holders of the AGL senior indebtedness to receive payments or distributions of cash, property or securities of AGL applicable to the AGL senior indebtedness until the principal of, any premium and interest on, and any additional amounts with respect to, the Assured Guaranty US Holdings senior debt securities have been paid in full.
No payment of principal of, including redemption and sinking fund payments, or any premium or interest on or any additional amounts with respect to the Assured Guaranty US Holdings subordinated debt securities of any series may be made by AGL if:
•    any AGL senior indebtedness is not paid when due, any applicable grace period with respect to the default has ended and the default has not been cured or waived or ceased to exist; or
•    the maturity of any AGL senior indebtedness has been accelerated because of a default.
The Assured Guaranty US Holdings subordinated indenture does not limit or prohibit AGL from incurring additional AGL senior indebtedness, which may include indebtedness that is senior to the AGL guarantee of the Assured Guaranty US Holdings subordinated debt securities, but subordinate to other obligations of AGL. The AGL senior debt securities will constitute AGL senior indebtedness with respect to the Assured Guaranty US Holdings subordinated debt securities.
The term “AGL senior indebtedness” means, with respect to the Assured Guaranty US Holdings subordinated debt securities of any particular series, all indebtedness of AGL outstanding at any time, except:
•    AGL’s obligations under the AGL guarantee in respect of the Assured Guaranty US Holdings subordinated debt securities of that series;

•    indebtedness as to which, by the terms of the instrument creating or evidencing the same, it is provided that the indebtedness is subordinated to or ranks equally with AGL’s obligations under the AGL guarantee in respect of the Assured Guaranty US Holdings subordinated debt securities;
•    indebtedness of AGL to an affiliate of AGL;
•    interest accruing after the filing of a petition initiating any bankruptcy, insolvency or other similar proceeding unless the interest is an allowed claim enforceable against AGL in a proceeding under federal or state bankruptcy laws; and
•    trade accounts payable.
The Assured Guaranty US Holdings subordinated indenture provides that the subordination provisions, insofar as they relate to any particular series of Assured Guaranty US Holdings subordinated debt securities, may be changed prior to the issuance of that series of Assured Guaranty US Holdings subordinated debt securities, which change would be described in the applicable prospectus supplement.
New York Law to Govern
The Assured Guaranty US Holdings indentures are, and the Assured Guaranty US Holdings debt securities and the AGL guarantee will be, governed by, and construed in accordance with, the laws of the state of New York.

DESCRIPTION OF THE ASSURED GUARANTY MUNICIPAL HOLDINGS DEBT SECURITIES AND AGL GUARANTEE
The following description of the Assured Guaranty Municipal Holdings debt securities and the AGL guarantee sets forth the material terms and provisions of the Assured Guaranty Municipal Holdings debt securities and the AGL guarantee to which any prospectus supplement may relate. The Assured Guaranty Municipal Holdings senior debt securities are to be issued under an indenture to be issued at a later date, referred to in this prospectus as the Assured Guaranty Municipal Holdings senior indenture, among Assured Guaranty Municipal Holdings, AGL, as guarantor, and The Bank of New York Mellon, as trustee, the form of which is incorporated by reference as an exhibit to the registration statement of which this prospectus forms a part. The Assured Guaranty Municipal Holdings subordinated debt securities are to be issued under an indenture to be issued at a later date, referred to in this prospectus as the Assured Guaranty Municipal Holdings subordinated indenture, among Assured Guaranty Municipal Holdings, AGL, as guarantor, and The Bank of New York Mellon, as trustee, the form of which is incorporated by reference as an exhibit to the registration statement of which this prospectus forms a part. The Assured Guaranty Municipal Holdings senior indenture and the Assured Guaranty Municipal Holdings subordinated indenture are sometimes referred to herein collectively as the Assured Guaranty Municipal Holdings indentures and each individually as an Assured Guaranty Municipal Holdings indenture. The specific terms applicable to a particular issuance of Assured Guaranty Municipal Holdings debt securities and any variations from the terms set forth below will be set forth in the applicable prospectus supplement.
The following is a summary of the material terms and provisions of the Assured Guaranty Municipal Holdings indentures, the Assured Guaranty Municipal Holdings debt securities and the AGL guarantee. You should refer to the Assured Guaranty Municipal Holdings indentures and the Assured Guaranty Municipal Holdings debt securities for complete information regarding the terms and provisions of the Assured Guaranty Municipal Holdings indentures, the Assured Guaranty Municipal Holdings debt securities and the AGL guarantee. The Assured Guaranty Municipal Holdings indentures are substantially identical, except for the covenants of Assured Guaranty Municipal Holdings and AGL and provisions relating to subordination.
General
The Assured Guaranty Municipal Holdings indentures do not limit the aggregate principal amount of Assured Guaranty Municipal Holdings debt securities which Assured Guaranty Municipal Holdings may issue. Assured Guaranty Municipal Holdings may issue Assured Guaranty Municipal Holdings debt securities under the Assured Guaranty Municipal Holdings indentures from time to time in one or more series. The Assured Guaranty Municipal Holdings indentures do not limit the amount of other indebtedness or Assured Guaranty Municipal Holdings debt securities, other than secured indebtedness which AGL, Assured Guaranty Municipal Holdings or their respective subsidiaries may issue.
Unless otherwise set forth in the applicable prospectus supplement, the Assured Guaranty Municipal Holdings senior debt securities will be unsecured obligations of Assured Guaranty Municipal Holdings and will rank equally with all of its other unsecured and unsubordinated indebtedness, subordinated in right of payment to the prior payment in full of all of Assured Guaranty Municipal Holdings senior indebtedness, which term includes Assured Guaranty Municipal Holdings senior debt securities, as described below under “Subordination of Assured Guaranty Municipal Holdings Subordinated Debt Securities.”
Because Assured Guaranty Municipal Holdings is a holding company, its rights and the rights of its creditors, including you as a holder of Assured Guaranty Municipal Holdings debt securities, to participate in any distribution of assets of any subsidiary upon that subsidiary’s liquidation or reorganization or otherwise would be subject to the prior claims of the subsidiary’s creditors, except to the extent that Assured Guaranty Municipal Holdings is a creditor of the subsidiary. The rights of creditors of Assured Guaranty Municipal Holdings, including you as a holder of Assured Guaranty Municipal Holdings debt securities, to participate in the distribution of stock owned by Assured Guaranty Municipal Holdings in its subsidiaries, including Assured Guaranty Municipal Holdings’ insurance subsidiaries, may also be subject to the approval of insurance regulatory authorities having jurisdiction over the subsidiaries.

The applicable prospectus supplement will describe the following terms of the offered Assured Guaranty Municipal Holdings debt securities:
•    the title of the series;
•    any limit on the aggregate principal amount;
•    the principal payment dates;
•    the interest rates, if any, or the method by which the interest rates will be determined, including, if applicable, any remarketing option or similar option. This interest rate may be zero in the case of Assured Guaranty Municipal Holdings debt securities issued at an issue price representing a discount from the principal amount payable at maturity;
•    the date or dates from which interest, if any, will accrue or the method by which the date or dates will be determined;
•    the interest payment dates and regular record dates;
•    whether and under what circumstances Assured Guaranty Municipal Holdings will pay additional amounts because of taxes or governmental charges that might be imposed on holders of the Assured Guaranty Municipal Holdings debt securities and, if so, whether and on what terms AGL will have the option to redeem the Assured Guaranty Municipal Holdings debt securities in lieu of paying these additional amounts;
•    the place or places where the principal of, any premium or interest on or any additional amounts with respect to the Assured Guaranty Municipal Holdings debt securities will be payable, where any of the Assured Guaranty Municipal Holdings debt securities that are issued in registered form may be surrendered for registration of transfer or exchange, and where any of the Assured Guaranty Municipal Holdings debt securities may be surrendered for conversion or exchange;
•    whether any of the Assured Guaranty Municipal Holdings debt securities are to be redeemable at the option of Assured Guaranty Municipal Holdings and, if so, the date or dates on which, the period or periods within which, the price or prices at which and the other terms and conditions upon which they may be redeemed, in whole or in part, at the option of Assured Guaranty Municipal Holdings;
•    whether Assured Guaranty Municipal Holdings will be obligated to redeem or purchase any of the Assured Guaranty Municipal Holdings debt securities pursuant to any sinking fund or analogous provision or at your option and, if so, the date or dates and other terms and conditions, including prices, on which the Assured Guaranty Municipal Holdings debt securities will be redeemed or purchased pursuant to this obligation, and any provisions for the remarketing of the Assured Guaranty Municipal Holdings debt securities redeemed or purchased;
•    if other than denominations of $1,000 and any integral multiple of $1,000, the denominations in which any Assured Guaranty Municipal Holdings debt securities to be issued in registered form will be issuable and, if other than a denomination of $5,000, the denominations in which any Assured Guaranty Municipal Holdings debt securities to be issued in bearer form will be issuable;
•    whether the Assured Guaranty Municipal Holdings debt securities will be convertible into other securities of Assured Guaranty Municipal Holdings and/or exchangeable for securities of AGL or other issuers and, if so, the terms and conditions upon which the Assured Guaranty Municipal Holdings debt securities will be convertible or exchangeable;

•    if other than the principal amount, the portion of the principal amount, or the method by which this portion will be determined, of the Assured Guaranty Municipal Holdings debt securities that will be payable upon declaration of acceleration of the maturity of the Assured Guaranty Municipal Holdings debt securities;
•    if other than United States dollars, the currency of payment in which the principal of, any premium or interest on or any additional amounts on the Assured Guaranty Municipal Holdings debt securities will be payable;
•    whether the principal of, any premium or interest on or any additional amounts on the Assured Guaranty Municipal Holdings debt securities will be payable, at the election of Assured Guaranty Municipal Holdings or you, in a currency other than that in which the Assured Guaranty Municipal Holdings debt securities are stated to be payable and the dates and other terms upon which this election may be made;
•    any index, formula or other method used to determine the amount of payments of principal of, any premium or interest on or any additional amounts on the Assured Guaranty Municipal Holdings debt securities;
•    whether the Assured Guaranty Municipal Holdings debt securities are to be issued in the form of one or more global securities and, if so, the identity of the depositary for the global security or securities;
•    whether the Assured Guaranty Municipal Holdings debt securities are senior or subordinated and, if subordinated, the applicable subordination provisions;
•    in the case of Assured Guaranty Municipal Holdings subordinated debt securities, the relative degree, if any, to which the Assured Guaranty Municipal Holdings subordinated debt securities of the series and the related AGL guarantee will be senior to or be subordinated to other series of Assured Guaranty Municipal Holdings subordinated debt securities and the related AGL guarantee(s) or other indebtedness of Assured Guaranty Municipal Holdings or AGL, as the case may be, in right of payment, whether the other series of Assured Guaranty Municipal Holdings subordinated debt securities or other indebtedness is outstanding or not;
•    any deletions from, modifications of or additions to the events of default or covenants of Assured Guaranty Municipal Holdings or AGL with respect to the Assured Guaranty Municipal Holdings debt securities;
•    whether the provisions described below under “Discharge, Defeasance and Covenant Defeasance” will be applicable to the Assured Guaranty Municipal Holdings debt securities;
•    whether any of the Assured Guaranty Municipal Holdings debt securities are to be issued upon the exercise of warrants, and the time, manner and place for the Assured Guaranty Municipal Holdings debt securities to be authenticated and delivered; and
•    any other terms of the Assured Guaranty Municipal Holdings debt securities and any other deletions from or modifications or additions to the applicable Assured Guaranty Municipal Holdings indenture in respect of the Assured Guaranty Municipal Holdings debt securities.
Assured Guaranty Municipal Holdings has the ability under the Assured Guaranty Municipal Holdings indentures to reopen a previously issued series of Assured Guaranty Municipal Holdings debt securities and issue additional Assured Guaranty Municipal Holdings debt securities of that series or establish additional terms of that series. Assured Guaranty Municipal Holdings is also permitted to issue Assured Guaranty Municipal Holdings debt securities with the same terms as previously issued Assured Guaranty Municipal Holdings debt securities.

Unless otherwise set forth in the applicable prospectus supplement, principal of, premium and interest on and additional amounts, if any, on the Assured Guaranty Municipal Holdings debt securities will initially be payable at the corporate trust office of the trustee, or any other office or agency designated by Assured Guaranty Municipal Holdings for this purpose. Interest on Assured Guaranty Municipal Holdings debt securities issued in registered form:
•    may be paid by check mailed to the persons entitled to the payments at their addresses appearing on the security register or by transfer to an account maintained by the payee with a bank located in the United States; and
•    will be payable on any interest payment date to the persons in whose names the Assured Guaranty Municipal Holdings debt securities are registered at the close of business on the regular record date with respect to the interest payment date.
Assured Guaranty Municipal Holdings will designate the initial paying agents, which will be named in the applicable prospectus supplement, and may, at any time, designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts. However, Assured Guaranty Municipal Holdings is required to maintain a paying agent in each place where the principal of, any premium or interest on or any additional amounts with respect to the Assured Guaranty Municipal Holdings debt securities are payable.
Unless otherwise set forth in the applicable prospectus supplement, you may present the Assured Guaranty Municipal Holdings debt securities for transfer, duly endorsed or accompanied by a written instrument of transfer if so required by Assured Guaranty Municipal Holdings or the security registrar, or exchange for other Assured Guaranty Municipal Holdings debt securities of the same series containing identical terms and provisions, in any authorized denominations, and of a like aggregate principal amount, in each case at the office or agency maintained by Assured Guaranty Municipal Holdings for these purposes. This office will initially be the corporate trust office of the trustee. Any transfer or exchange will be made without service charge, although Assured Guaranty Municipal Holdings may require payment of a sum sufficient to cover any tax or other governmental charge and any other expenses then payable. Assured Guaranty Municipal Holdings is not required to:
•    issue, register the transfer of, or exchange, Assured Guaranty Municipal Holdings debt securities during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any Assured Guaranty Municipal Holdings debt securities and ending at the close of business on the day of mailing; or
•    register the transfer of or exchange any Assured Guaranty Municipal Holdings debt security selected for redemption, in whole or in part, except the unredeemed portion of any Assured Guaranty Municipal Holdings debt security being redeemed in part.
The security registrar and any transfer agent initially designated by Assured Guaranty Municipal Holdings will be named in the applicable prospectus supplement. At any time, Assured Guaranty Municipal Holdings may designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts. However, Assured Guaranty Municipal Holdings is required to maintain a transfer agent in each place where the principal of, any premium or interest on or any additional amounts with respect to the Assured Guaranty Municipal Holdings debt securities are payable.
Unless otherwise set forth in the applicable prospectus supplement, AGL will only issue the Assured Guaranty Municipal Holdings debt securities in fully registered form without coupons in minimum denominations of $1,000 and any integral multiple of $1,000. If the Assured Guaranty Municipal Holdings debt securities are issued in bearer form, any restrictions and considerations, including offering restrictions and U.S. federal income tax considerations applicable to, and to payment on and transfer and exchange of, these securities, will be described in the applicable prospectus supplement.

The Assured Guaranty Municipal Holdings debt securities may be issued as original issue discount securities, which means that they will bear no interest or bear interest at a rate which, at the time of issuance, is below market rates. Assured Guaranty Municipal Holdings debt securities issued as original issue discount securities will be sold at a substantial discount below their principal amount. U.S. federal income tax and other considerations applicable to original issue discount securities will be described in the applicable prospectus supplement.
If the purchase price, or the principal of, any premium or interest on or any additional amounts with respect to, any Assured Guaranty Municipal Holdings debt securities is payable, or if any Assured Guaranty Municipal Holdings debt securities are denominated, in one or more foreign currencies or currency units, the restrictions, elections, U.S. federal income tax considerations, specific terms and other information will be set forth in the applicable prospectus supplement.
Unless otherwise set forth in the applicable prospectus supplement, other than as described below under “—Covenants Applicable to Assured Guaranty Municipal Holdings Senior Debt Securities—Limitation on Liens on Stock of Designated Subsidiaries,” the Assured Guaranty Municipal Holdings indentures do not contain any provisions that would limit the ability of Assured Guaranty Municipal Holdings to incur indebtedness or that would afford holders of Assured Guaranty Municipal Holdings debt securities protection in the event of a sudden and significant decline in the credit quality of Assured Guaranty Municipal Holdings or AGL or a takeover, recapitalization or highly leveraged or similar transaction involving Assured Guaranty Municipal Holdings or AGL. Accordingly, Assured Guaranty Municipal Holdings or AGL could, in the future, enter into transactions that could increase the amount of its outstanding indebtedness that could affect its respective capital structure or credit rating.
AGL Guarantee
AGL will fully and unconditionally guarantee all payments on the Assured Guaranty Municipal Holdings debt securities. Unless otherwise set forth in the applicable prospectus supplement, AGL’s guarantee of the Assured Guaranty Municipal Holdings senior debt securities will be an unsecured obligation of AGL and will rank equally with all of AGL’s other unsecured and unsubordinated indebtedness. AGL’s guarantee of the Assured Guaranty Municipal Holdings subordinated debt securities will be an unsecured obligation of AGL, subordinated in right of payment to the prior payment in full of all AGL senior indebtedness.
Since AGL is a holding company, its rights and the rights of its creditors, including you as a holder of the Assured Guaranty Municipal Holdings debt securities who would be a creditor of ours by virtue of AGL’s guarantee, and shareholders to participate in any distribution of the assets of any subsidiary upon the subsidiary’s liquidation or reorganization or otherwise would be subject to prior claims of the subsidiary’s creditors, except to the extent that AGL may be a creditor of the subsidiary. The right of AGL’s creditors, including you, to participate in the distribution of the stock owned by AGL in some of its subsidiaries, including its insurance subsidiaries, may also be subject to approval by insurance regulatory authorities having jurisdiction over the subsidiaries.
Conversion and Exchange
The terms, if any, on which Assured Guaranty Municipal Holdings debt securities are convertible into or exchangeable for, either mandatorily or at your or Assured Guaranty Municipal Holdings’ option, common shares of AGL, preferred shares of AGL or other securities, whether or not issued by AGL, property or cash, or a combination of any of these, will be set forth in the applicable prospectus supplement.
Payment of Additional Amounts
Assured Guaranty Municipal Holdings will make all payments on Assured Guaranty Municipal Holdings debt securities without withholding of any present or future taxes or governmental charges of the United States, referred to in this prospectus as a taxing jurisdiction, unless Assured Guaranty Municipal Holdings is required to do so by applicable law or regulation.

If Assured Guaranty Municipal Holdings is required to withhold amounts, Assured Guaranty Municipal Holdings will, subject to the limitations described below, pay to you additional amounts so that every net payment made to you, after the withholding, will be the same amount provided for in the Assured Guaranty Municipal Holdings debt security and the applicable Assured Guaranty Municipal Holdings indenture.
Assured Guaranty Municipal Holdings will not be required to pay any additional amounts for:
•    any tax or governmental charge which would not have been imposed but for the fact that you:
•    were a resident of, or engaged in business or maintained a permanent establishment or were physically present in, the taxing jurisdiction or otherwise had some connection with the taxing jurisdiction other than the mere ownership of, or receipt of payment on, the Assured Guaranty Municipal Holdings debt security;
•    presented the Assured Guaranty Municipal Holdings debt security for payment in the taxing jurisdiction, unless the Assured Guaranty Municipal Holdings debt security could not have been presented for payment elsewhere; or
•    presented the Assured Guaranty Municipal Holdings debt security for payment more than 30 days after the date on which the payment became due, unless you would have been entitled to these additional amounts if you had presented the Assured Guaranty Municipal Holdings debt security for payment within the 30-day period;
•    any estate, inheritance, gift, sale, transfer, personal property or similar tax or other governmental charge;
•    any tax or other governmental charge that is imposed or withheld because of your failure to comply with any reasonable request by Assured Guaranty Municipal Holdings:
•    to provide information concerning your nationality, residence or identity or that of the beneficial owner; or
•    to make any claim or satisfy any information or reporting requirement, which in either case is required by the taxing jurisdiction as a precondition to exemption from all or part of the tax or other governmental charge;
•any tax imposed on payments on the Assured Guaranty Municipal Holdings debt securities under FATCA. Holders of Assured Guaranty Municipal Holdings debt securities must provide, promptly upon request, to Assured Guaranty Municipal Holdings and its agents (or other persons responsible for withholding of taxes, including but not limited to withholding of tax under FATCA or delivery of information under FATCA) information and/or properly completed and signed tax certifications sufficient to eliminate the imposition of or to determine the amount of any withholding of tax, including  withholding of tax under FATCA, or to enable Assured Guaranty Municipal Holdings or its agents to satisfy reporting and other obligations; or

•    any combination of the above items.
In addition, Assured Guaranty Municipal Holdings will not pay additional amounts if you are a fiduciary or partnership or other than the sole beneficial owner of the Assured Guaranty Municipal Holdings debt security if the beneficiary or partner or settlor would not have been entitled to the additional amounts had it been the holder of the Assured Guaranty Municipal Holdings debt security.

Global Securities
The Assured Guaranty Municipal Holdings debt securities may be issued, in whole or in part, in the form of one or more global securities that will be deposited with, or on behalf of, a depositary identified in the applicable prospectus supplement and registered in the name of the depositary or its nominee. Interests in any global Assured Guaranty Municipal Holdings debt security will be shown on, and transfers of the Assured Guaranty Municipal Holdings debt securities will be effected only through, records maintained by the depositary and its participants as described below.
The specific terms of the depositary arrangement will be described in the applicable prospectus supplement.
Covenants Applicable to Assured Guaranty Municipal Holdings Senior Debt Securities
Limitation on Liens on Stock of Designated Subsidiaries
Under the Assured Guaranty Municipal Holdings senior indenture, each of Assured Guaranty Municipal Holdings and AGL has covenanted that, so long as any Assured Guaranty Municipal Holdings senior debt securities are outstanding, it will not, nor will it permit any subsidiary to, create, incur, assume, guarantee or otherwise permit to exist any indebtedness secured by any security interest on any shares of capital stock of any designated subsidiary, unless Assured Guaranty Municipal Holdings and AGL concurrently provide that the Assured Guaranty Municipal Holdings senior debt securities and, if Assured Guaranty Municipal Holdings and AGL elect, any other indebtedness of Assured Guaranty Municipal Holdings that is not subordinate to the Assured Guaranty Municipal Holdings senior debt securities and with respect to which the governing instruments require, or pursuant to which the Assured Guaranty Municipal Holdings is otherwise obligated, to provide such security, will be secured equally with the indebtedness for at least the time period the other indebtedness is so secured.
The term “designated subsidiary” means any present or future consolidated subsidiary of AGL, the consolidated net worth of which constitutes at least 5% of the Company’s consolidated net worth.
For purposes of the Assured Guaranty Municipal Holdings indentures, the term “indebtedness” means, with respect to any person:
•    the principal of and any premium and interest on:
•    indebtedness for money borrowed; and
•    indebtedness evidenced by notes, debentures, bonds or other similar instruments for the payment of which the person is responsible or liable;
•    all capitalized lease obligations (as such term is defined in the Assured Guaranty Municipal Holdings indentures);
•    all obligations issued or assumed as the deferred purchase price of property, all conditional sale obligations and all obligations under any title retention agreement, but excluding trade accounts payable arising in the ordinary course of business;
•    all obligations for the reimbursement of any obligor on any letter of credit, banker’s acceptance or similar credit transaction, generally other than obligations with respect to letters of credit securing obligations, other than obligations of the type referred to above, entered into in the ordinary course of business to the extent these letters of credit are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed no later than the third business day following receipt by such person of a demand for reimbursement following payment on the letter of credit;

•    all obligations of the type referred to above of other persons and all dividends of other persons for the payment of which, in either case, the person is responsible or liable as obligor, guarantor or otherwise;
•    all obligations of the type referred to above of other persons secured by any mortgage, pledge, lien, security interest or other encumbrance on any property or asset of the person, whether or not the obligation is assumed by the person; and
•    any amendments, modifications, refundings, renewals or extensions of any indebtedness or obligation described above.
Limitations on Disposition of Stock of Designated Subsidiaries
The Assured Guaranty Municipal Holdings senior indenture also provides that, so long as any Assured Guaranty Municipal Holdings senior debt securities are outstanding and except in a transaction otherwise governed by the Assured Guaranty Municipal Holdings indentures, neither Assured Guaranty Municipal Holdings nor AGL will issue, sell, assign, transfer or otherwise dispose of any shares of securities convertible into, or warrants, rights or options to subscribe for or purchase shares of, capital stock, other than preferred stock having no voting rights, of any designated subsidiary. Similarly, Assured Guaranty Municipal Holdings will not permit any designated subsidiary to issue, other than to Assured Guaranty Municipal Holdings or AGL, these types of securities, warrants, rights or options, other than director’s qualifying shares and preferred stock having no voting rights, of any designated subsidiary, if, after giving effect to the transaction and the issuance of the maximum number of shares issuable upon the conversion or exercise of all the convertible securities, warrants, rights or options, AGL would own, directly or indirectly, less than 80% of the shares of capital stock of the designated subsidiary, other than preferred stock having no voting rights.
However, Assured Guaranty Municipal Holdings may issue, sell, assign, transfer or otherwise dispose of securities if the consideration is at least a fair market value as determined by Assured Guaranty Municipal Holdings’ board or if required by law or regulation. Assured Guaranty Municipal Holdings or AGL, as the case may be, may also merge or consolidate any designated subsidiary into or with another direct or indirect subsidiary of AGL, the shares of capital stock of which AGL owns at least 80% or, subject to the provisions described under “—Consolidation, Amalgamation, Merger and Sale of Assets” below, sell, transfer or otherwise dispose of the entire capital stock of any designated subsidiary at one time if the consideration is at least fair market value as determined by Assured Guaranty Municipal Holdings’ or AGL’s board.
Consolidation, Amalgamation, Merger and Sale of Assets
Each Assured Guaranty Municipal Holdings indenture provides that Assured Guaranty Municipal Holdings and AGL may not:
•    consolidate or amalgamate with or merge into any person or convey, transfer or lease its properties and assets as an entirety or substantially as an entirety to any person; or
•    permit any person to consolidate or amalgamate with or merge into Assured Guaranty Municipal Holdings or AGL, respectively, or convey, transfer or lease its properties and assets as an entirety or substantially as an entirety to Assured Guaranty Municipal Holdings or AGL, respectively;

unless:
•    in the case of Assured Guaranty Municipal Holdings, the person is a corporation organized and existing under the laws of the United States of America, any state of the United States or the District of Columbia;
•    in the case of AGL, the person is a corporation organized and existing under the laws of the United States of America, any state of the United States, the District of Columbia, Bermuda or any other country that, on the date of the indenture, was a member of the Organization for Economic Cooperation and Development;
•    the surviving entity expressly assumes the payment of all amounts on all of the Assured Guaranty Municipal Holdings or AGL debt securities and the performance of Assured Guaranty Municipal Holdings’ or AGL’s obligations under the Assured Guaranty Municipal Holdings indenture and the Assured Guaranty Municipal Holdings debt securities or AGL indenture and AGL debt securities;
•    the surviving entity provides for conversion or exchange rights in accordance with the provisions of the AGL debt securities of any series that are convertible or exchangeable into common shares or other securities; and
•    immediately after giving effect to the transaction and treating any indebtedness which becomes an obligation of Assured Guaranty Municipal Holdings or AGL or a subsidiary as a result of the transaction as having been incurred by Assured Guaranty Municipal Holdings or AGL or the subsidiary at the time of the transaction, no event of default, and no event which after notice or lapse of time or both would become an event of default, will have happened and be continuing.
Events of Default
Each of the following events will constitute an event of default under each Assured Guaranty Municipal Holdings indenture, whether it be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body:
•    default in the payment of any interest on, or any additional amounts payable with respect to, any Assured Guaranty Municipal Holdings debt security when the interest or additional amounts become due and payable, and continuance of this default for a period of 30 days;
•    default in the payment of the principal of or any premium on, or any additional amounts payable with respect to, any Assured Guaranty Municipal Holdings debt security when the principal, premium or additional amounts become due and payable either at maturity, upon any redemption, by declaration of acceleration or otherwise;
•    default in the deposit of any sinking fund payment when due;
•    default in the performance, or breach, of any covenant or warranty of Assured Guaranty Municipal Holdings or AGL for the benefit of the holders of the Assured Guaranty Municipal Holdings debt securities, and the continuance of this default or breach for a period of 60 days after Assured Guaranty Municipal Holdings has received written notice from the holders;
•    if any event of default under a mortgage, indenture or instrument under which AGL or Assured Guaranty Municipal Holdings may issue, or by which AGL or Assured Guaranty Municipal Holdings may secure or evidence, any indebtedness, including an event of default under any other series of Assured Guaranty Municipal Holdings debt securities, whether the indebtedness now exists or is later created or incurred, happens and consists of default in the payment of more than

$50,000,000 in principal amount of indebtedness at the maturity of the indebtedness, after giving effect to any applicable grace period, or results in the indebtedness in principal amount in excess of $50,000,000 becoming or being declared due and payable prior to the date on which it would otherwise become due and payable, and this default is not cured or the acceleration is not rescinded or annulled within a period of 30 days after Assured Guaranty Municipal Holdings has received written notice;
•    Assured Guaranty Municipal Holdings or AGL shall fail within 60 days to pay, bond or otherwise discharge any uninsured judgment or court order for the payment of money in excess of $50,000,000, which is not stayed on appeal or is not otherwise being appropriately contested in good faith;
•    events in bankruptcy, insolvency or reorganization of Assured Guaranty Municipal Holdings or AGL; and
•    any other event of default, which will be described in the applicable prospectus supplement.
If an event of default with respect to the Assured Guaranty Municipal Holdings debt securities of any series, other than events of bankruptcy, insolvency or reorganization, occurs and is continuing, either the trustee or the holders of not less than 25% in principal amount of the outstanding Assured Guaranty Municipal Holdings debt securities of the series may declare the principal amount, or a lesser amount as may be provided for in the Assured Guaranty Municipal Holdings debt securities, of all outstanding Assured Guaranty Municipal Holdings debt securities of the series to be immediately due and payable by written notice. At any time after a declaration of acceleration has been made, but before a judgment or decree for payment of money has been obtained by the trustee, generally, the holders of not less than a majority in principal amount of the Assured Guaranty Municipal Holdings debt securities of the series may rescind and annul the declaration of acceleration. Any event of bankruptcy, insolvency or reorganization will cause the principal amount and accrued interest, or the lesser amount as provided for in the Assured Guaranty Municipal Holdings debt securities, to become immediately due and payable without any declaration or other act by the trustee or any holder.
In connection with the issuance of any debt securities, the supplemental indenture shall provide that notwithstanding the foregoing, at the election of AGL or Assured Guaranty Municipal Holdings, the sole remedy for the failure by AGL or Assured Guaranty Municipal Holdings to comply with the covenant in the indenture requiring AGL or Assured Guaranty Municipal Holdings to file with the trustee copies of the reports and other information it files with the SEC (“AGL/Assured Guaranty Municipal Holdings’ SEC filing obligations”) and for any failure by AGL or Assured Guaranty Municipal Holdings to comply with the requirements of Section 314(a)(1) of the TIA, which similarly requires AGL or Assured Guaranty Municipal Holdings to file with the trustee copies of the reports and other information it files with the SEC, shall, for the first 270 days after the occurrence of such failure consist exclusively of the right to receive additional interest on the debt securities of such series at an annual rate equal to 0.25% of the principal amount of the debt securities. This additional interest will accrue on the debt securities from and including the date on which a failure to comply with AGL/Assured Guaranty Municipal Holdings’ SEC filing obligations or the failure to comply with the requirements of Section 314(a)(1) of the TIA first occurs to but not including the 270th day thereafter (or such earlier date on which such failure shall have been cured or waived). On such 270th day (or earlier, if such failure is cured or waived prior to such 270th day), such additional interest will cease to accrue and, if such failure has not been cured or waived prior to such 270th day, then either the trustee or the holders of not less than 25% in the aggregate principal amount of the debt securities of such series then outstanding may declare the principal of all the debt securities of such series, together with accrued interest, to be due and payable immediately. However, prior to such 270th day, any such failure shall not be an event of default. This provision shall not affect the rights of holders in the event of the occurrence of any other event of default.
Each Assured Guaranty Municipal Holdings indenture provides that, within 90 days after the occurrence of any event which is, or after notice or lapse of time or both would become, an event of default the trustee must transmit, notice of the default to each holder of the Assured Guaranty Municipal Holdings debt securities unless the default has been cured or waived. However, except in the case of a default in the payment of principal of, or premium or interest, if any, on or additional amounts or any sinking fund or purchase fund installment with respect to any Assured Guaranty Municipal Holdings debt security, the trustee may withhold this notice if and so long as the board of directors, executive committee or trust committee of directors and/or responsible officers of the trustee determine in good faith that the withholding of the notice is in the best interest of the holders.
If an event of default occurs and is continuing with respect to the Assured Guaranty Municipal Holdings debt securities of any series, the trustee may, in its discretion, proceed to protect and enforce its rights and the rights of the holders of Assured Guaranty Municipal Holdings debt securities by all appropriate judicial proceedings. Each Assured Guaranty Municipal Holdings indenture provides that, subject to the duty of the trustee during any default to act with the required standard of care, the trustee will be under no obligation to exercise any of its rights or powers under the Assured Guaranty Municipal Holdings indenture at the request or direction of any of the holders, unless the holders have offered the trustee reasonable indemnity. Subject to these indemnification provisions, the holders of a majority in principal amount of the outstanding Assured Guaranty Municipal Holdings debt securities of any series will generally have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the Assured Guaranty Municipal Holdings debt securities of the series.
Modification and Waiver
Assured Guaranty Municipal Holdings, AGL and the trustee may modify or amend either Assured Guaranty Municipal Holdings indenture with the consent of the holders of not less than a majority in principal amount of the outstanding Assured Guaranty Municipal Holdings debt securities of each series affected by the modification or amendment, so long as the modification or amendment does not, without the consent of each affected holder:
•    change the stated maturity of the principal of, or any premium or installment of interest on or any additional amounts with respect to any Assured Guaranty Municipal Holdings debt security;
•    reduce the principal amount of, or the rate, or modify the calculation of the rate, of interest on, or any additional amounts with respect to, or any premium payable upon the redemption of, any Assured Guaranty Municipal Holdings debt security;
•    change the obligation of Assured Guaranty Municipal Holdings or AGL to pay additional amounts with respect to any Assured Guaranty Municipal Holdings debt security;
•    reduce the amount of the principal of an original issue discount security that would be due and payable upon a declaration of acceleration of the maturity of the original issue discount security or the amount provable in bankruptcy;
•    change the redemption provisions of any Assured Guaranty Municipal Holdings debt security or adversely affect the right of repayment at the option of any holder of any Assured Guaranty Municipal Holdings debt security;
•    change the place of payment or the coin or currency in which the principal of, any premium or interest on or any additional amounts with respect to any Assured Guaranty Municipal Holdings debt security is payable;
•    impair the right to institute suit for the enforcement of any payment on or after the stated maturity of any Assured Guaranty Municipal Holdings debt security, or, in the case of redemption, on or after the redemption date or, in the case of repayment at the option of any holder, on or after the repayment date;
•    reduce the percentage in principal amount of the outstanding Assured Guaranty Municipal Holdings debt securities, the consent of whose holders is required in order to take specific actions;

•    reduce the requirements for quorum or voting by holders of Assured Guaranty Municipal Holdings debt securities;
•    modify any of the provisions relating to the subordination of the Assured Guaranty Municipal Holdings debt securities or the AGL guarantee in a manner adverse to the holders of Assured Guaranty Municipal Holdings subordinated debt securities;
•    modify or effect in any manner adverse to the holders of Assured Guaranty Municipal Holdings debt securities the terms and conditions of the obligations of AGL in respect of the due and punctual payment of principal of, or any premium or interest on, or any sinking fund requirements or additional amounts with respect to, the Assured Guaranty Municipal Holdings debt securities;
•    modify any of the provisions regarding the waiver of past defaults and the waiver of specified covenants by the holders of Assured Guaranty Municipal Holdings debt securities, except to increase any percentage vote required or to provide that other provisions of the Assured Guaranty Municipal Holdings indenture cannot be modified or waived without the consent of the holder of each Assured Guaranty Municipal Holdings debt security affected by the modification or waiver;
•    make any change that adversely affects the right to convert or exchange any Assured Guaranty Municipal Holdings debt security into or for other securities of Assured Guaranty Municipal Holdings, AGL or other securities, cash or property in accordance with its terms; or
•    modify any of the above provisions.
In addition, no supplemental indenture may, directly or indirectly, modify or eliminate the subordination provisions of the Assured Guaranty Municipal Holdings subordinated indenture in any manner which might terminate or impair the subordination of the Assured Guaranty Municipal Holdings subordinated debt securities to senior indebtedness or the subordination of the related AGL guarantee to AGL senior indebtedness, without the prior written consent of the holders of the senior indebtedness or the AGL senior indebtedness, respectively.
Assured Guaranty Municipal Holdings, AGL and the trustee may modify or amend the Assured Guaranty Municipal Holdings indenture and the Assured Guaranty Municipal Holdings debt securities of any series without the consent of any holder in order to, among other things:
•    provide for a successor to Assured Guaranty Municipal Holdings or AGL pursuant to a consolidation, amalgamation, merger or sale of assets;
•    add to the covenants of Assured Guaranty Municipal Holdings or AGL for the benefit of the holders of all or any series of Assured Guaranty Municipal Holdings debt securities or to surrender any right or power conferred upon Assured Guaranty Municipal Holdings or AGL by the applicable Assured Guaranty Municipal Holdings indenture;
•    provide for a successor trustee with respect to the Assured Guaranty Municipal Holdings debt securities of all or any series;
•    cure any ambiguity or correct or supplement any provision in either Assured Guaranty Municipal Holdings indenture which may be defective or inconsistent with any other provision, or to make any other provisions with respect to matters or questions arising under either Assured Guaranty Municipal Holdings indenture which will not adversely affect the interests of the holders of Assured Guaranty Municipal Holdings debt securities of any series;
•    change the conditions, limitations and restrictions on the authorized amount, terms or purposes of issue, authentication and delivery of Assured Guaranty Municipal Holdings debt securities under either Assured Guaranty Municipal Holdings indenture;

•    add any additional events of default with respect to all or any series of Assured Guaranty Municipal Holdings debt securities;
•    secure the Assured Guaranty Municipal Holdings debt securities;
•    provide for conversion or exchange rights of the holders of any series of Assured Guaranty Municipal Holdings debt securities; or
•    make any other change that does not materially adversely affect the interests of the holders of any Assured Guaranty Municipal Holdings debt securities then outstanding under the applicable Assured Guaranty Municipal Holdings indenture.
The holders of at least a majority in principal amount of the outstanding Assured Guaranty Municipal Holdings debt securities of any series may, on behalf of the holders of all Assured Guaranty Municipal Holdings debt securities of that series, waive compliance by Assured Guaranty Municipal Holdings and AGL with specified covenants of the applicable Assured Guaranty Municipal Holdings indenture. The holders of not less than a majority in principal amount of the outstanding Assured Guaranty Municipal Holdings debt securities on behalf of the holders of all Assured Guaranty Municipal Holdings debt securities of that series may waive any past default and its consequences with respect to the Assured Guaranty Municipal Holdings debt securities of that series, except a default:
•    in the payment of principal, any premium or interest on or any additional amounts with respect to Assured Guaranty Municipal Holdings debt securities of the series; or
•    in respect of a covenant or provision of the applicable Assured Guaranty Municipal Holdings indenture that cannot be modified or amended without the consent of the holder of each outstanding Assured Guaranty Municipal Holdings debt security of any series affected.
Under each Assured Guaranty Municipal Holdings indenture, each of Assured Guaranty Municipal Holdings and AGL must annually furnish the trustee a statement regarding its performance of specified obligations and any default in its performance under the applicable Assured Guaranty Municipal Holdings indenture. Each of Assured Guaranty Municipal Holdings and AGL is also required to deliver to the trustee, within five days after its occurrence, written notice of any event of default, or any event which after notice or lapse of time or both would constitute an event of default, resulting from the failure to perform or breach of any covenant or warranty contained in the applicable Assured Guaranty Municipal Holdings indenture or the Assured Guaranty Municipal Holdings debt securities of any series.
Discharge, Defeasance and Covenant Defeasance
Assured Guaranty Municipal Holdings or AGL may discharge their payment obligations on the Assured Guaranty Municipal Holdings debt securities, which we refer to as defeasance, or elect to be discharged from complying with the covenants in the Assured Guaranty Municipal Holdings indentures, except for certain ministerial obligations, like registering transfers or exchanges of the Assured Guaranty Municipal Holdings debt securities, which we refer to as covenant defeasance.
Defeasance or covenant defeasance, as the case may be, will be conditioned upon the irrevocable deposit by Assured Guaranty Municipal Holdings with the trustee, in trust, of a cash amount or government obligations, or both, which, through the scheduled payment of principal and interest in accordance with their terms, will provide money in an amount sufficient to pay the principal of, any premium and interest on and any additional amounts with respect to, the Assured Guaranty Municipal Holdings debt securities on the scheduled due dates.

Assured Guaranty Municipal Holdings or AGL may only do this if, among other things:
•    the defeasance or covenant defeasance does not result in a breach or violation of, or constitute a default under, the applicable Assured Guaranty Municipal Holdings indenture or any other material agreement or instrument to which Assured Guaranty Municipal Holdings or AGL is a party or by which either or them is bound;
•    no event of default or event which with notice or lapse of time or both would become an event of default with respect to the Assured Guaranty Municipal Holdings debt securities to be defeased will have occurred and be continuing on the date of establishment of the trust and, with respect to defeasance only, at any time during the period ending on the 123rd day after that date; and
•    Assured Guaranty Municipal Holdings or AGL has delivered to the trustee an opinion of counsel to the effect that you will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the defeasance or covenant defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the defeasance or covenant defeasance had not occurred. The opinion of counsel, in the case of defeasance, must refer to and be based upon a letter ruling of the I.R.S. received by Assured Guaranty Municipal Holdings or AGL, a Revenue Ruling published by the I.R.S. or a change in applicable U.S. federal income tax law occurring after the date of the applicable Assured Guaranty Municipal Holdings indenture.
Subordination of Assured Guaranty Municipal Holdings Subordinated Debt Securities
The Assured Guaranty Municipal Holdings subordinated debt securities will generally be subordinate in right of payment to the prior payment in full of all senior indebtedness. Upon any payment or distribution of assets of Assured Guaranty Municipal Holdings of any kind or character, whether in cash, property or securities, to creditors upon any dissolution, winding-up, liquidation or reorganization of Assured Guaranty Municipal Holdings, whether voluntary or involuntary, or in bankruptcy, insolvency, receivership or other proceedings, all amounts due upon all senior indebtedness will first be paid in full, or payment provided for in money in accordance with its terms, before the holders of Assured Guaranty Municipal Holdings subordinated debt securities of that series are entitled to receive or retain any payment on account of principal of, or any premium or interest on, or any additional amounts with respect to, the Assured Guaranty Municipal Holdings subordinated debt securities. This means that the holders of the senior indebtedness will be entitled to receive any payment or distribution, which may be payable or deliverable by reason of the payment of any other indebtedness of Assured Guaranty Municipal Holdings being subordinated to the payment of Assured Guaranty Municipal Holdings subordinated debt securities, which may be payable or deliverable in respect of the Assured Guaranty Municipal Holdings subordinated debt securities upon any dissolution, winding-up, liquidation or reorganization or in any bankruptcy, insolvency, receivership or other proceeding.
By reason of this subordination, in the event of liquidation or insolvency of Assured Guaranty Municipal Holdings, holders of senior indebtedness and holders of other obligations of Assured Guaranty Municipal Holdings that are not subordinated to the senior indebtedness may recover more, ratably, than the holders of the Assured Guaranty Municipal Holdings subordinated debt securities.
Subject to the payment in full of all senior indebtedness, the rights of the holders of the Assured Guaranty Municipal Holdings subordinated debt securities will be subrogated to the rights of the holders of the senior indebtedness to receive payments or distributions of cash, property or securities of Assured Guaranty Municipal Holdings applicable to the senior indebtedness until the principal of, any premium and interest on, and any additional amounts with respect to, the Assured Guaranty Municipal Holdings subordinated debt securities have been paid in full.

No payment of principal of, including redemption and sinking fund payments, or any premium or interest on or any additional amounts with respect to the Assured Guaranty Municipal Holdings subordinated debt securities may be made by Assured Guaranty Municipal Holdings if:
•    any senior indebtedness is not paid when due, any applicable grace period with respect to the default has ended and the default has not been cured or waived or ceased to exist; or
•    the maturity of any senior indebtedness has been accelerated because of a default.
The Assured Guaranty Municipal Holdings subordinated indenture does not limit or prohibit Assured Guaranty Municipal Holdings from incurring additional senior indebtedness, which may include indebtedness that is senior to the Assured Guaranty Municipal Holdings subordinated debt securities, but subordinate to other obligations of Assured Guaranty Municipal Holdings. The Assured Guaranty Municipal Holdings senior debt securities will constitute senior indebtedness with respect to the Assured Guaranty Municipal Holdings subordinated debt securities.
The term “senior indebtedness” means, with respect to the Assured Guaranty Municipal Holdings subordinated debt securities of any particular series, all indebtedness of Assured Guaranty Municipal Holdings outstanding at any time, except:
•    the Assured Guaranty Municipal Holdings subordinated debt securities of that series;
•    indebtedness as to which, by the terms of the instrument creating or evidencing the same, it is provided that the indebtedness is subordinated to or ranks equally with the Assured Guaranty Municipal Holdings subordinated debt securities;
•    indebtedness of Assured Guaranty Municipal Holdings to an affiliate of Assured Guaranty Municipal Holdings;
•    interest accruing after the filing of a petition initiating any bankruptcy, insolvency or other similar proceeding unless the interest is an allowed claim enforceable against Assured Guaranty Municipal Holdings in a proceeding under federal or state bankruptcy laws; and
•    trade accounts payable.
Senior indebtedness with respect to the Assured Guaranty Municipal Holdings subordinated debt securities shall continue to be entitled to the benefits of the subordination provisions irrespective of any amendment, modification or waiver of any term of the senior indebtedness.
The Assured Guaranty Municipal Holdings subordinated indenture provides that the subordination provisions, insofar as they relate to any particular series of Assured Guaranty Municipal Holdings subordinated debt securities, may be changed prior to issuance of the applicable Assured Guaranty Municipal Holdings subordinated debt securities, which change would be described in the applicable prospectus supplement.
Subordination of AGL Guarantee of Assured Guaranty Municipal Holdings Subordinated Debt Securities
The AGL guarantee of Assured Guaranty Municipal Holdings subordinated debt securities will generally be subordinate in right of payment to the prior payment in full of all AGL senior indebtedness. Upon any payment or distribution of assets of AGL of any kind or character, whether in cash, property or securities, to creditors upon any dissolution, winding-up, liquidation or reorganization of AGL, whether voluntary or involuntary, or in bankruptcy, insolvency, receivership or other proceedings, all amounts due upon all AGL senior indebtedness will first be paid in full, or payment of the AGL senior indebtedness provided for in money in accordance with its terms, before the holders of Assured Guaranty Municipal Holdings subordinated debt securities are entitled to receive or retain any payment from AGL on account of principal of, or any premium or interest on, or any additional amounts with respect to, the Assured Guaranty Municipal Holdings subordinated debt securities. This means that the holders of AGL senior indebtedness shall be entitled to receive any payment or distribution by AGL of any kind or character, including any payment or distribution which may be payable or deliverable by AGL by reason of the payment of any other indebtedness of AGL being subordinated to the payment of Assured Guaranty Municipal Holdings subordinated debt securities, which may be payable or deliverable by AGL in respect of the Assured Guaranty Municipal Holdings subordinated debt securities upon any dissolution, winding-up, liquidation or reorganization or in any bankruptcy, insolvency, receivership or other proceeding.
By reason of this subordination, in the event of liquidation or insolvency of AGL, holders of AGL senior indebtedness and holders of other obligations of AGL that are not subordinated to the AGL senior indebtedness may recover more, ratably, than the holders of the Assured Guaranty Municipal Holdings subordinated debt securities.
Subject to the payment in full of all AGL senior indebtedness, the rights of the holders of the Assured Guaranty Municipal Holdings subordinated debt securities under the AGL guarantee will be subrogated to the rights of the holders of the AGL senior indebtedness to receive payments or distributions of cash, property or securities of AGL applicable to the AGL senior indebtedness until the principal of, any premium and interest on, and any additional amounts with respect to, the Assured Guaranty Municipal Holdings senior debt securities have been paid in full.
No payment of principal of, including redemption and sinking fund payments, or any premium or interest on or any additional amounts with respect to the Assured Guaranty Municipal Holdings subordinated debt securities of any series may be made by AGL if:
•    any AGL senior indebtedness is not paid when due, any applicable grace period with respect to the default has ended and the default has not been cured or waived or ceased to exist; or
•    the maturity of any AGL senior indebtedness has been accelerated because of a default.
The Assured Guaranty Municipal Holdings subordinated indenture does not limit or prohibit AGL from incurring additional AGL senior indebtedness, which may include indebtedness that is senior to the AGL guarantee of the Assured Guaranty Municipal Holdings subordinated debt securities, but subordinate to other obligations of AGL. The AGL senior debt securities will constitute AGL senior indebtedness with respect to the Assured Guaranty Municipal Holdings subordinated debt securities.
The term “AGL senior indebtedness” means, with respect to the Assured Guaranty Municipal Holdings subordinated debt securities of any particular series, all indebtedness of AGL outstanding at any time, except:
•    AGL’s obligations under the AGL guarantee in respect of the Assured Guaranty Municipal Holdings subordinated debt securities of that series;
•    indebtedness as to which, by the terms of the instrument creating or evidencing the same, it is provided that the indebtedness is subordinated to or ranks equally with AGL’s obligations under the AGL guarantee in respect of the Assured Guaranty Municipal Holdings subordinated debt securities;
•    indebtedness of AGL to an affiliate of AGL;
•    interest accruing after the filing of a petition initiating any bankruptcy, insolvency or other similar proceeding unless the interest is an allowed claim enforceable against AGL in a proceeding under federal or state bankruptcy laws; and
•    trade accounts payable.

The Assured Guaranty Municipal Holdings subordinated indenture provides that the subordination provisions, insofar as they relate to any particular series of Assured Guaranty Municipal Holdings subordinated debt securities, may be changed prior to the issuance of that series of Assured Guaranty Municipal Holdings subordinated debt securities, which change would be described in the applicable prospectus supplement.
New York Law to Govern
The Assured Guaranty Municipal Holdings indentures will be, and the Assured Guaranty Municipal Holdings debt securities and the AGL guarantee will be, governed by, and construed in accordance with, the laws of the state of New York.

DESCRIPTION OF THE WARRANTS TO PURCHASE AGL COMMON SHARES OR PREFERRED SHARES
The following summary sets forth the material terms and provisions of the common share warrants and preferred share warrants, which would be issued pursuant to a stock warrant agreement between AGL and a stock warrant agent to be selected at the time of issue. The stock warrant agreement may include or incorporate by reference standard warrant provisions substantially in the form of the standard stock warrant provisions, which is filed as an exhibit to the registration statement of which this prospectus forms a part.
General
The stock warrants may be issued under the stock warrant agreement independently or together with any other securities offered by a prospectus supplement. If stock warrants are offered, the applicable prospectus supplement will describe the designation and terms of the stock warrants, including, without limitation, the following:
•    the offering price, if any;
•    the designation and terms of the common shares or preferred shares purchasable upon exercise of the stock warrants;
•    if applicable, the date on and after which the stock warrants and the related offered securities will be separately transferable;
•    the number of common shares or preferred shares purchasable upon exercise of one stock warrant and the initial price at which shares may be purchased upon exercise of the stock warrant;
•    the date on which the right to exercise the stock warrants shall commence and the date on which these rights shall expire;
•    a discussion of the material U.S. federal income tax considerations;
•    any call provisions;
•    the currency in which the offering price, if any, and exercise price are payable;
•    the antidilution provisions of the stock warrants; and
•    any other terms of the stock warrants.
The common shares or preferred shares issuable upon exercise of the stock warrants will, when issued in accordance with the stock warrant agreement, be fully paid and nonassessable. This means that the shares will be paid for in full at the time they are issued, and, once they are paid for in full, there will be no further liability for further assessments or taxation.
Exercise of Stock Warrants
You may exercise your stock warrants by surrendering to the stock warrant agent your stock warrant certificate with the form of election to purchase on the reverse of the certificate properly completed and executed by you, or your authorized agent, which signature must be guaranteed by a bank or trust company, by a broker or dealer which is a member of the Financial Industry Regulatory Authority, which we refer to in this prospectus as FINRA, or by a member of a national securities exchange. You must indicate on the form of election whether you are electing to exercise all or a portion of the stock warrants evidenced by the certificate. You must also submit a payment of the aggregate exercise price of the stock warrants to be exercised in lawful money of the United States along with your stock warrant certificates, unless otherwise set forth in the applicable prospectus supplement. Upon receipt of the stock warrant certificate, form of election and aggregate payment, if applicable, by the stock warrant agent, the stock warrant agent will requisition from the transfer agent for the common shares or the preferred shares, as the case may be, a certificate representing the number of common shares or preferred shares purchased for issuance and delivery to you or upon your written order. If you exercise less than all of the stock warrants evidenced by any stock warrant certificate, the stock warrant agent shall deliver to you a new stock warrant certificate representing your unexercised stock warrants.
Anti-dilution and Other Provisions
The exercise price payable, the number of common shares or preferred shares purchasable upon the exercise of each stock warrant and the number of stock warrants outstanding are subject to adjustment if specified events occur. These events include:
•    the issuance of a stock dividend to holders of common shares or preferred shares; and
•    a combination, subdivision or reclassification of common shares or preferred shares.
In lieu of adjusting the number of common shares or preferred shares purchasable upon exercise of each stock warrant, AGL may elect to adjust the number of stock warrants. No adjustment in the number of shares purchasable upon exercise of the stock warrants will be required until cumulative adjustments require an adjustment of at least 1% in the number of shares purchasable. AGL may also, at its option, reduce the exercise price at any time. No fractional shares will be issued upon exercise of stock warrants, but AGL will pay the cash value of any fractional shares otherwise issuable. Notwithstanding the preceding sentences, in case of any consolidation, merger, or sale or conveyance of AGL’s property as an entirety or substantially as an entirety, you, as a stock warrant holder, shall have the right to the kind and amount of shares of stock and other securities and property, including cash, receivable by a holder of the number of common shares or preferred shares into which your stock warrants were exercisable immediately prior to this event.
No Rights as Shareholders
You will not be entitled, by virtue of being a stock warrant holder, to vote, to consent, to receive dividends, to receive notice as shareholders with respect to any meeting of shareholders for the election of AGL’s directors or any other matter, or to exercise any rights whatsoever as shareholders of AGL.

DESCRIPTION OF THE WARRANTS TO PURCHASE DEBT SECURITIES
The following summary sets forth the material terms and provisions of the debt warrants, which would be issued pursuant to a debt warrant agreement between AGL and a debt warrant agent to be selected at the time of issue. The debt warrant agreement may include or incorporate by reference standard warrant provisions substantially in the form of the standard debt warrant provisions, which is filed as an exhibit to the registration statement of which this prospectus forms a part.
General
The debt warrants may be issued under the debt warrant agreement independently or together with any other securities offered by a prospectus supplement. If debt warrants are offered, the applicable prospectus supplement will describe the designation and terms of the debt warrants, including, without limitation, the following:
•    the offering price, if any;
•    the designation, aggregate principal amount and terms of the AGL debt securities purchasable upon exercise of the debt warrants;

•    if applicable, the date on and after which the debt warrants and the related offered securities will be separately transferable;
•    the principal amount of AGL debt securities purchasable upon exercise of one debt warrant and the price at which the principal amount of AGL debt securities may be purchased upon exercise of the debt warrant;
•    the date on which the right to exercise the debt warrants shall commence and the date on which this right shall expire;
•    a discussion of the material U.S. federal income tax considerations;
•    whether the warrants represented by the debt warrant certificates will be issued in registered or bearer form;
•    the currency, currencies or currency units in which the offering price, if any, and exercise price are payable;
•    the antidilution provisions of the debt warrants; and
•    any other terms of the debt warrants.
You, as a debt warrant holder, will generally not have any of the rights of holders of AGL debt securities, including the right to receive the payment of principal of, any premium or interest on, or any additional amounts with respect to, the AGL debt securities or to enforce any of the covenants of the AGL debt securities or the applicable AGL indenture.
Exercise of Debt Warrants
You may exercise your debt warrants by surrendering at the office of the debt warrant agent your debt warrant certificate with the form of election to purchase on the reverse side of the certificate properly completed and signed by you, which signature must be guaranteed by a bank or trust company, by a broker or dealer which is a member of FINRA or by a member of a national securities exchange. You must also submit a payment in full of the exercise price, as set forth in the applicable prospectus supplement. Upon the exercise of debt warrants, AGL will issue the AGL debt securities in authorized denominations in accordance with your instructions. If you exercise less than all of the debt warrants evidenced by your debt warrant certificate, a new debt warrant certificate will be issued for the remaining number of debt warrants.

DESCRIPTION OF SHARE PURCHASE CONTRACTS AND SHARE PURCHASE UNITS
AGL may issue share purchase contracts, representing contracts obligating you to purchase from AGL, and obligating AGL to sell to you, a specified number of common shares at a future date or dates. The price per common share may be fixed at the time the share purchase contracts are issued or may be determined by reference to a specific formula set forth in the share purchase contracts.
The share purchase contracts may be issued separately or as a part of share purchase units consisting of a share purchase contract and, as security for your obligations to purchase the common shares under the share purchase contracts, either:
•    senior debt securities or subordinated debt securities of Assured Guaranty US Holdings, fully and unconditionally guaranteed by AGL; or
•    debt obligations of third parties, including U.S. Treasury securities.

The share purchase contracts may require AGL to make periodic payments to you or vice versa, and these payments may be unsecured or prefunded on some basis. The share purchase contracts may require you to secure your obligations in a specified manner, and, in some circumstances, AGL may deliver newly issued prepaid share purchase contracts upon release to you of any collateral securing your obligations under the original share purchase contract.
The applicable prospectus supplement will describe the specific terms of any share purchase contracts or share purchase units and, if applicable, prepaid share purchase contracts. However, that description will not purport to be complete and will be qualified in its entirety by reference to:
•    the share purchase contracts;
•    the collateral arrangements and depositary arrangements, if applicable, relating to the share purchase contracts or share purchase units; and
•    if applicable, the prepaid share purchase contracts and the document pursuant to which the prepaid share purchase contracts will be issued.

PLAN OF DISTRIBUTION
AGL and/or Assured Guaranty US Holdings and/or Assured Guaranty Municipal Holdings may sell offered securities in any one or more of the following ways from time to time:
•    through agents;
•    to or through underwriters;
•    through dealers; or
•    directly to purchasers.
The applicable prospectus supplement will set forth the specific terms of the offering of the offered securities, including:
•    the name or names of any underwriters, dealers or agents;
•    the purchase price of the offered securities and the proceeds to AGL and/or Assured Guaranty US Holdings and/or Assured Guaranty Municipal Holdings from the sale;
•    any underwriting discounts and commissions or agency fees and other items constituting underwriters’ or agents’ compensation; and
•    any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers and any securities exchange on which the offered securities may be listed, any of which initial public offering price, discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.
The distribution of the offered securities may be effected from time to time:
•    in one or more transactions at a fixed price or prices, which may be changed;
•    at market prices prevailing at the time of sale;

•    at prices related to the prevailing market prices; or
•    at negotiated prices.
Offers to purchase offered securities may be solicited by agents designated by AGL from time to time. Any agent involved in the offer or sale of the offered securities in respect of which this prospectus is delivered will be named, and any commissions payable by AGL and/or Assured Guaranty US Holdings and/or Assured Guaranty Municipal Holdings to the agent will be set forth, in the applicable prospectus supplement. Unless otherwise set forth in the applicable prospectus supplement, any agent will be acting on a reasonable best efforts basis for the period of its appointment. Any agent may be deemed to be an underwriter, as that term is defined in the Securities Act, of the offered securities so offered and sold.
If offered securities are sold to the public by means of an underwritten offering, either through underwriting syndicates represented by managing underwriters or directly by the managing underwriters, AGL and/or Assured Guaranty US Holdings and/or Assured Guaranty Municipal Holdings will execute an underwriting agreement with an underwriter or underwriters, and the names of the specific managing underwriter or underwriters, as well as any other underwriters, will be set forth in the applicable prospectus supplement. In addition, the terms of the transaction, including commissions, discounts and any other compensation of the underwriters and dealers, if any, will be set forth in the applicable prospectus supplement, which prospectus supplement will be used by the underwriters to make resales of the offered securities. If underwriters are utilized in the sale of the offered securities, the offered securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including:
•    negotiated transactions;
•    at fixed public offering prices; or
•    at varying prices determined by the underwriters at the time of sale.
In addition, unless otherwise indicated in the prospectus supplement, the underwriting agreement will provide that the obligations of the underwriters are subject to specified conditions precedent and that the underwriters with respect to a sale of offered securities will be obligated to purchase all of the offered securities of a series if any are purchased.
AGL and/or Assured Guaranty US Holdings and/or Assured Guaranty Municipal Holdings may grant to the underwriters options to purchase additional offered securities to cover over-allotments, if any, at the public offering price, with additional underwriting discounts or commissions as may be set forth in the applicable prospectus supplement. If AGL and/or Assured Guaranty US Holdings and/or Assured Guaranty Municipal Holdings grants any over-allotment option, the terms of the over-allotment option will be set forth in the applicable prospectus supplement.
If a dealer is utilized in the sales of offered securities, AGL and/or Assured Guaranty US Holdings and/or Assured Guaranty Municipal Holdings will sell the offered securities to the dealer as principal. The dealer may then resell the offered securities to the public at varying prices to be determined by the dealer at the time of resale. Any dealer may be deemed to be an underwriter of the offered securities so offered and sold. The name of the dealer and the terms of the transaction will be set forth in the applicable prospectus supplement.
Offers to purchase offered securities may be solicited directly by AGL and/or Assured Guaranty US Holdings and/or Assured Guaranty Municipal Holdings and the sale of the offered securities may be made by AGL and/or Assured Guaranty US Holdings and/or Assured Guaranty Municipal Holdings directly to institutional investors or others with respect to any resale of the offered securities. The terms of any of these sales will be described in the applicable prospectus supplement.

Offered securities may also be offered and sold in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise by one or more remarketing firms acting as principals for their own accounts or as agents for AGL and/or Assured Guaranty US Holdings and/or Assured Guaranty Municipal Holdings. Any remarketing firm will be identified and the terms of its agreements, if any, with AGL and/or Assured Guaranty US Holdings and/or Assured Guaranty Municipal Holdings and its compensation will be described in the applicable prospectus supplement. Remarketing firms may be deemed to be underwriters in connection with the offered securities remarketed by them.
Agents, underwriters, dealers and remarketing firms may be entitled, under agreements entered into with AGL and/or Assured Guaranty US Holdings and/or Assured Guaranty Municipal Holdings, to indemnification by AGL and/or Assured Guaranty US Holdings and/or Assured Guaranty Municipal Holdings against some civil liabilities, including liabilities under the Securities Act that may arise from any untrue statement or alleged untrue statement of a material fact or any omission or alleged omission to state a material fact in this prospectus, any supplement or amendment hereto, or in the registration statement of which this prospectus forms a part, or to contribution with respect to payments which the agents, underwriters or dealers may be required to make.
AGL and/or Assured Guaranty US Holdings and/or Assured Guaranty Municipal Holdings may authorize underwriters or other persons acting as AGL’s and/or Assured Guaranty US Holdings’ and/or Assured Guaranty Municipal Holdings’ agents to solicit offers by specified institutions to purchase offered securities from AGL and/or Assured Guaranty US Holdings and/or Assured Guaranty Municipal Holdings, pursuant to contracts providing for payments and delivery on a future date, which will be set forth in the applicable prospectus supplement. Institutions with which these contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others. However, in all cases, these institutions must be approved by AGL and/or Assured Guaranty US Holdings and/or Assured Guaranty Municipal Holdings. The obligations of any purchaser under any contract will be subject to the condition that the purchase of the offered securities shall not, at the time of delivery, be prohibited under the laws of the jurisdiction to which the purchaser is subject. The underwriters and other agents will not have any responsibility in respect of the validity or performance of these contracts.
Each series of offered securities will be a new issue and, other than the common shares, which are listed on the NYSE, will have no established trading market. AGL and/or Assured Guaranty US Holdings and/or Assured Guaranty Municipal Holdings may elect to list any series of offered securities on an exchange and, in the case of the common shares, on any additional exchange. However, unless otherwise specified in the applicable prospectus supplement, none of AGL and/or Assured Guaranty US Holdings and/or Assured Guaranty Municipal Holdings shall be obligated to do so. No assurance can be given as to the liquidity of the trading market for any of the offered securities.
Underwriters, dealers, agents and remarketing firms may be customers of, engage in transactions with, or perform services for, AGL and its subsidiaries in the ordinary course of business.
LEGAL MATTERS
Certain matters as to U.S. and New York law in connection with this offering will be passed upon by Mayer Brown LLP, Chicago, Illinois. Certain matters as to Bermuda law will be passed upon by Conyers Dill & Pearman Limited, Hamilton, Bermuda.
EXPERTS
The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to AGL’s Annual Report on Form 10-K for the year ended December 31, 2022 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

ENFORCEABILITY OF CIVIL LIABILITIES UNDER UNITED STATES FEDERAL SECURITIES LAWS AND OTHER MATTERS
AGL is incorporated and organized under the laws of Bermuda. In addition, some of AGL’s directors and officers reside outside the United States, and a portion of their assets and AGL’s assets are or may be located in jurisdictions outside the United States. Therefore, it may be difficult for investors to effect service of process within the United States upon AGL or its non-U.S. directors and officers or to recover against AGL or its non-U.S. directors and officers on judgments of U.S. courts, including judgments predicated upon the civil liability provisions of the U.S. federal securities laws. Further, no claim may be brought in Bermuda against AGL or its directors and officers in the first instance for violation of U.S. federal securities laws because these laws have no extraterritorial jurisdiction under Bermuda law and do not have force of law in Bermuda. A Bermuda court may, however, impose civil liability, including the possibility of monetary damages, on AGL or its directors and officers if the facts alleged in a complaint constitute or give rise to a cause of action under Bermuda law. However, AGL may be served with process in the United States with respect to actions against AGL arising out of or in connection with violations of U.S. federal securities laws relating to offers and sales of securities made hereby by serving AGL’s U.S. agent irrevocably appointed for that purpose.
AGL has been advised by Conyers Dill & Pearman Limited, AGL’s special Bermuda counsel, that there is doubt as to whether the courts of Bermuda would enforce judgments of U.S. courts obtained in actions against AGL or its directors and officers, as well as the experts named herein, predicated upon the civil liability provisions of the U.S. federal securities laws or original actions brought in Bermuda against AGL or such persons predicated solely upon U.S. federal securities laws. A Bermuda court would likely enforce a final and conclusive judgment in personam, which means a judgment against a specific person rather than against specific property, obtained in a court in the United States under which a sum of money is payable, other than a sum of money payable in respect of multiple damages, taxes or other charges of a similar nature or in respect of a fine or other penalty, provided that the Bermuda court was satisfied that each of the following conditions was met:
•    the U.S. court had proper jurisdiction over the parties subject to such judgment;
•    the U.S. court did not contravene the rules of natural justice of Bermuda;
•    the judgment of the U.S. court was not obtained by fraud;
•    the enforcement of the judgment would not be contrary to the public policy of Bermuda;
•    no new admissible evidence relevant to the action is submitted prior to the rendering of the judgment by the courts of Bermuda; and
•    there is due compliance with the correct procedures under the laws of Bermuda.
Further, AGL has been advised by Conyers Dill & Pearman Limited that there is no treaty in effect between the United States and Bermuda providing for the enforcement of judgments of U.S. courts, and there are grounds upon which Bermuda courts may not enforce judgments of U.S. courts. Some remedies available under the laws of U.S. jurisdictions, including some remedies available under the U.S. federal securities laws, may not be allowed in Bermuda courts as contrary to that jurisdiction’s public policy. Because judgments of U.S. courts are not automatically enforceable in Bermuda, it may be difficult for you to recover against AGL based upon such judgments.
WHERE YOU CAN FIND MORE INFORMATION
AGL files annual, quarterly and special reports, proxy statements and other information with the SEC. The SEC maintains an Internet website that contains reports, proxy statements and other information about issuers, like AGL, that file electronically with the SEC. The address of that SEC website is http://www.sec.gov and AGL’s SEC filings are available to the public over the Internet at that website. The SEC file number for documents AGL files under the Exchange Act is 001-32141. AGL’s SEC filings are also available free of charge through its Internet website at https://assuredguaranty.com/investor-information/by-company/assured-guaranty-ltd/sec-filings as soon as reasonably practicable after AGL electronically files these materials with the SEC. Other than the information expressly incorporated by reference into this prospectus supplement and the accompanying prospectus, information on, or accessible through, the Company’s website is not a part of this prospectus or any accompanying prospectus supplement or any other report or filing filed with the SEC.
AGL is allowed to “incorporate by reference” information filed with the SEC, which means that AGL can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that AGL files subsequently with the SEC will automatically update and supersede the information included and/or incorporated by reference in this prospectus. AGL incorporates by reference the documents listed below and any future filings made by it with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the initial filing of the registration statement that contains this prospectus and prior to the time that AGL sells all of the securities offered by this prospectus:
•    AGL’s Annual Report on Form 10-K for the year ended December 31, 2022;
•    AGL’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2023;
•    AGL’s Current Reports on Form 8-K filed on April 5, 2023 and on May 5, 2023; and
•    The description of AGL’s common shares contained in the Registration Statement on Form 8-A, dated April 15, 2004, of AGL, filed with the SEC under Section 12(b) of the Exchange Act, as updated by Exhibit 4.17 to AGL’s Annual Report on Form 10-K for the year ended December 31, 2022.
You may request a copy of these filings, other than exhibits unless that exhibit is specifically incorporated by reference into that filing, at no cost, by writing or telephoning AGL at the following address:
Investor Relations
Assured Guaranty Ltd.
30 Woodbourne Avenue
Hamilton HM 08 Bermuda
Telephone: (441) 279-5700

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.
The following is an estimate, subject to future contingencies, of the expenses to be incurred by the registrants, in connection with the issuance and distribution of the securities being registered:

SEC Registration Fee	$(1)
Accounting fees and expenses	$25,000(1) (2)
Legal fees and expenses	$40,000 (1) (2)
Printing fees	$(1)
Rating agency fees	$(1)
Trustee fees and expenses	$(1)
Miscellaneous fees and expenses	$15,000 (1) (2)
Total	$80,000 (1) (2)(3)
_________________________
(1)    Because an indeterminate amount of securities are covered by this registration statement, certain expenses in connection with the issuance and distribution of securities, such as the SEC registration fee, rating agency fees, printing fees and trustee fees and expenses, are not currently determinable. An estimate of the aggregate expenses in connection with each sale of the securities being offered will be included in the applicable prospectus supplement.
(2)    Estimated.
(3)    Does not include the SEC registration fee or rating agency fees, printing fees or trustee fees which are not currently determinable.
ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.
Assured Guaranty Ltd.
Bye-law 30 of Registrant’s Bye-Laws provides, among other things, that the directors and officers (such term to include for purposes of Bye-laws 30 and 31 any person appointed to any committee by the board of directors and any person who is or was serving at the request of Registrant as a director, officer or employee of another corporation, partnership, joint venture, trust or other enterprise (and any person serving as a director, officer or employee of a subsidiary of the Registrant shall be deemed to be so serving at the request of the Registrant)) and the resident representative for the time being acting in relation to any of the affairs of Registrant or any subsidiary thereof and the liquidator or trustees (if any) for the time being acting in relation to any of the affairs of Registrant and every one of them, and their respective heirs, executors and administrators: (i) shall be indemnified and secured harmless out of the assets of Registrant from and against all actions, liabilities, costs, charges, losses, damages and expenses which they or any of them shall or may incur or sustain by or by reason of any act by such person, or other person or a collective of persons (including, without limitation, the Board) or by the Registrant done, concurred in or omitted (actual or alleged) in or about the execution of their duty, or supposed duty, or in their respective offices or trusts, and none of them shall be answerable for the acts, receipts, neglects or defaults of the others of them or for joining in any receipts for the sake of conformity, or for any bankers or other persons with whom any moneys or effects belonging to Registrant shall or may be lodged or deposited for safe custody, or for insufficiency or deficiency of any security upon which any moneys of or belonging to Registrant shall be placed out on or invested, or for any other loss, misfortune or damage which may happen in the execution of their respective offices or trusts, or in relation thereto, provided that this indemnity shall not extend to any matter in respect of fraud or dishonesty; (ii) shall not be liable for the acts, receipts, neglects or defaults of any other director or officer or other person, or for any loss or expense incurred by Registrant through the insufficiency or deficiency of title to any property acquired by the board of directors for or on behalf of Registrant, or for the insufficiency or deficiency of any security in or upon which any of the monies of Registrant is invested, or for any loss or damage arising from the bankruptcy, insolvency or tortious act of any person with whom any monies, securities or effects is deposited, or for any loss occasioned by any error of judgment, omission, default or oversight on his or her part, or for any other loss, damage or misfortune whatever which shall happen in relation to the execution of the duties of his or her office, or in relation thereto, unless the same happens through fraud or dishonesty on his or her part; and (iii) shall be indemnified out of the assets of Registrant against all liabilities, costs, changes, losses, damages and expenses which any of them shall or may incur or sustain, by or by reason of any act, by such person, or other person or a collective of persons (including, without limitation, the board of directors), or by Registrant, done, concurred in or omitted (actual or alleged) in or about the execution of his, her or their duty, or supposed duty, or in his, her or their respective offices or trusts, in defending or appearing or giving evidence in any proceedings (such term to include, for the purposes of Bye-law 30, threatened proceedings, investigations and inquiries, whether by a regulatory authority, prosecutions authority or otherwise), whether civil or criminal, including where allegations of fraud and dishonesty are made against such indemnified person, and Registrant shall pay to or on behalf of such indemnified person any and all reasonable costs, charges and expenses associated in defending or appearing or giving evidence with respect to such indemnified person in such proceedings (including, without limitation, independent representation and counseling by an attorney or other professional selected by such indemnified person) as and when such liabilities, losses, costs and expenses are incurred, provided that, in the event of a finding of fraud or dishonesty (such fraud or dishonesty having been established in a final judgment or decree not subject to appeal), such indemnified person shall reimburse to Registrant all funds paid by Registrant in respect of liabilities, losses, costs and expenses of defending such proceedings. The provisions of Bye-law 30 (and Bye-law 31) shall apply to, and for the benefit of, any person acting as (or with the reasonable belief that he or she will be appointed or elected as) a director, secretary, other officer, the resident representative, or liquidator or trustee in the reasonable belief that he or she has been so appointed or elected notwithstanding any defect in such appointment or election and to any person who is no longer, but at one time was, a director, secretary, other officer, resident representative or liquidator or trustee of Registrant. Bye-law 30 also permits the Registrant to purchase insurance for the benefit of directors, officers and employees against liabilities, costs, changes, losses, damages and expenses incurred in such capacity. Bye-law 30 is not exclusive of other rights indemnified persons may have. Bye-law 30 cannot be amended or repealed to the detriment of an indemnified person for a claim based on an act or failure to act that occurred prior to such amendment, repeal or termination.
Bye-law 31 of Registrant’s Bye-Laws provides that Registrant and each shareholder agree to waive any claim or right of action it might have, whether individually or by or in the right of Registrant, against any director, chairman, president, secretary, other officer, resident representative or liquidator or trustee of Registrant on account of any action taken by such director or other such person, or the failure of such director or other such person to take any action in the performance of his or her duties with or for Registrant or any subsidiary thereof, provided that such waiver shall not extend to any matter in respect of any fraud or dishonesty which may attach to such director or other such person.
The Companies Act provides that a Bermuda company may indemnify its directors in respect of any loss arising or liability attaching to them as a result of any negligence, default, breach of trust of which they may be guilty. However, the Companies Act also provides that any provision, whether contained in the company’s bye-laws or in a contract or arrangement between the company and the director, indemnifying such director against any liability which would attach to him in respect of his fraud or dishonesty will be void.
In addition, Registrant has entered into indemnification agreements with its directors and executive officers. The indemnification agreements provide for indemnification arising out of specified indemnifiable events, such as events relating to the fact that the indemnitee is or was one of Registrant’s directors or officers or is or was a director, officer, employee or agent of another entity at Registrant’s request or relating to anything done or not done by the indemnitee in such a capacity. The indemnification agreements provide for advancement of expenses. These agreements provide for mandatory indemnification to the extent an indemnitee is successful on the merits. To the extent that indemnification is unavailable, the agreements provide for contribution. The indemnification agreements set forth procedures relating to indemnification claims. The agreements also provide for maintenance of directors’ and officer’s liability insurance.

Registrant has purchased directors’ and officers’ liability insurance policies. Such insurance would be available to Registrant’s directors’ and officers’ in accordance with its terms. In addition, certain directors may be covered by directors and officers liability insurance policies purchased by their respective employers.
The Registrant expects that any underwriting agreement that it may enter in connection with the securities registered pursuant to this registration statement may contain provisions providing that the underwriters are obligated, under certain circumstances, to indemnify the directors, certain officers and the controlling persons of Registrant against certain liabilities under the Securities Act of 1933, as amended.
Assured Guaranty US Holdings Inc.
Section 145 of the Delaware General Corporation Law (“DGCL”) provides, among other things, that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, agent or employee of the corporation or is or was serving at the corporation’s request as a director, officer, agent, or employee of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgment, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding. The power to indemnify applies (a) if such person is successful on the merits or otherwise in defense of any action, suit or proceeding or (b) if such person acted in good faith and in a manner he reasonably believed to be in the best interest, or not opposed to the best interest, of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The power to indemnify applies to actions brought by or in the right of the corporation as well, but only to the extent of defense expenses (including attorneys’ fees but excluding amounts paid in settlement) actually and reasonably incurred and not to any satisfaction of judgment or settlement of the claim itself, and with the further limitation that in such actions no indemnification shall be made in the event of any adjudication of negligence or misconduct in the performance of duties to the corporation, unless the court believes that in light of all the circumstances indemnification should apply.
The by-laws of Assured Guaranty US Holdings Inc. (“Holdings”) provide that Holdings must indemnify its directors and officers to the fullest extent permitted by Delaware law and require Holdings to advance litigation expenses upon its receipt of an undertaking by a director or officer to repay such advances if it is ultimately determined that such director or officer is not entitled to indemnification. The indemnification provisions contained in Holdings’ by-laws are not exclusive of any other rights to which a person may be entitled by law, agreement, vote of stockholders or disinterested directors or otherwise. The officers and directors of Holdings are also covered by the indemnification provisions of Assured Guaranty Ltd.’s (“AGL”) by-laws discussed above.
AGL has purchased directors and officers liability insurance policies. Such insurance would be available to Holdings’ directors and officers in accordance with its terms.
Holdings expects that any underwriting agreement that it may enter in connection with the securities registered pursuant to the registration statement may contain provisions providing that the underwriters are obligated, under certain circumstances, to indemnify the directors, certain officers and the controlling persons of Holdings against certain liabilities under the Securities Act of 1933, as amended.
Assured Guaranty Municipal Holdings Inc.
Pursuant to the New York Business Corporation Law (the “NYBCL”), Assured Guaranty Municipal Holdings Inc. (“AGMH”) has the power to indemnify certain persons, including its officers and directors, under stated circumstances and subject to certain limitations in connection with services performed in good faith for AGMH.
Under AGMH’s by-laws, any person made or threatened to be made a party to any civil or criminal action or proceeding by reason of the fact that he or she or his or her testator or intestate is or was AGMH’s director or officer, or served any other corporation or entity of any type or kind, domestic or foreign, in any capacity, at

AGMH’s request, shall be indemnified against judgments, fines, amounts paid in settlement and reasonable expenses; provided that no indemnification may be made to or on behalf of such person unless he or she acted in good faith, for a purpose which he or she reasonably believed to be in, or in the case of service for any other corporation or entity, not opposed to, the best interests of AGMH and, in criminal actions or proceedings, in addition, had no reasonable cause to believe that his or her conduct was unlawful.
The indemnification provided in the NYBCL is not exclusive of any other rights to which a director or officer may be entitled, whether contained in the certificate of incorporation or by-laws or, when authorized by the certificate of incorporation or the by-laws, a shareholders’ or directors’ resolution or an indemnification agreement, except that no indemnification may be made in any case if a judgment or other final adjudication adverse to the director or officer establishes that his or her acts were committed in bad faith or were the result of active and deliberate dishonesty and were material to the cause of action so adjudicated, or that he or she personally gained in fact a financial profit or other advantage to which he or she was not legally entitled.
AGL has purchased directors and officers liability insurance policies. Such insurance would be available to AGMH’s directors and officers in accordance with its terms.
AGMH expects that any underwriting agreement that it may enter in connection with the securities registered pursuant to the registration statement may contain provisions providing that the underwriters are obligated, under certain circumstances, to indemnify the directors, certain officers and the controlling persons of AGMH against certain liabilities under the Securities Act of 1933, as amended.

ITEM 16. EXHIBITS.

EXHIBIT INDEX

Exhibit Number	Description
1.1	Form of Underwriting Agreement relating to common shares*
1.2	Form of Underwriting Agreement relating to preference shares and depositary shares*
1.3	Form of Underwriting Agreement relating to debt securities*
4.1
Certificate of Incorporation and Memorandum of Association of the Registrant, as amended by Certificate of Incorporation on Change of Name dated March 30, 2004 and Certificate of Deposit of Memorandum of Increase of Capital dated April 21, 2004 (Incorporated by reference to Exhibit 3.1 to Form 10-K for the year ended December 31, 2009)

4.2	First Amended and Restated Bye-laws of the Registrant, as amended (Incorporated by reference to Exhibit 3.1 to Form 8-K filed on May 10, 2011)
4.3	Specimen Common Share Certificate (Incorporated by reference to Exhibit 4.1 to Amendment No. 2 to Form S-1 (333-111491) filed by the Registrant on April 2, 2004)
4.4
Certificate of Incorporation of Assured Guaranty US Holdings Inc. (Incorporated by reference to Exhibit 3.3 to Amendment No. 1 to Form S-1 (333-115173) filed by Assured Guaranty US Holdings Inc. on May 12, 2004.)

4.5	Bylaws of Assured Guaranty US Holdings Inc. (Incorporated by reference to Exhibit 3.4 to Amendment No. 1 to Form S-1 (333-115173) filed by Assured Guaranty US Holdings Inc. on May 12, 2004.)
4.6
Restated Certificate of Incorporation of Assured Guaranty Municipal Holdings Inc. (Incorporated by reference to Exhibit 3.1 to Amendment No. 2 to Form S-3 (333-74165) filed by Assured Guaranty Municipal Holdings Inc. on August 5, 1999.)

4.7
Certificate of Merger of PAJY Inc. into Assured Guaranty Municipal Holdings Inc. under Section 904 of the Business Corporation Law of the State of New York (effective July 5, 2000) (Incorporated by reference to Exhibit 3.1 of Form 10-Q for the quarter ended September 30, 2000 filed by Assured Guaranty Municipal Holdings Inc. on November 13, 2000.)

4.8
Certificate of Merger of White Mountains Holdings, Inc. and Assured Guaranty Municipal Holdings Inc. into Assured Guaranty Municipal Holdings Inc. under Section 904 of the Business Corporation Law (Incorporated by reference to Exhibit 3.2 of Form 10-Q for the quarter ended September 30, 2000 filed by Assured Guaranty Municipal Holdings Inc. on November 13, 2000.)

4.9
Certificate of Amendment of the Certificate of Incorporation of Assured Guaranty Municipal Holdings Inc. (Incorporated by reference to Exhibit 3.8 to Form S-3 (333-175539) filed by Assured Guaranty Ltd. on July 13, 2011)

4.10
Amended and Restated By-laws of Assured Guaranty Municipal Holdings Inc., as amended and restated on May 21, 2008 (Incorporated by reference to Exhibit 3 of Form 10-Q for the quarter ended June 30, 2008 filed by Assured Guaranty Municipal Holdings Inc. on August 14, 2008.)

Exhibit Number	Description
4.11	Form of Senior Indenture of Assured Guaranty Ltd. (Incorporated by reference to Exhibit 4.2 to Amendment No. 1 to Form S-3 (333-125382) filed by the Registrant on June 29, 2005.)
4.12	Form of Subordinated Indenture Assured Guaranty Ltd. (Incorporated by reference to Exhibit 4.3 to Amendment No. 1 to Form S-3 (333-125382) filed by the Registrant on June 29, 2005.)
4.13	Form of Debt Securities of Assured Guaranty Ltd.*
4.14
Indenture, dated as of May 1, 2004, among Assured Guaranty Ltd., Assured Guaranty US Holdings Inc. and The Bank of New York, as trustee (Incorporated by reference to Exhibit 4.1 to Form 10-Q for the quarter ended March 31, 2004)

4.15
Indenture, dated as of December 1, 2006, entered into among Assured Guaranty Ltd., Assured Guaranty US Holdings Inc. and The Bank of New York, as trustee (Incorporated by reference to Exhibit 4.1 to Form 8-K filed on December 20, 2006)

4.16
First Supplemental Subordinated Indenture, dated as of December 20, 2006, entered into among Assured Guaranty Ltd., Assured Guaranty US Holdings Inc. and The Bank of New York, as trustee (Incorporated by reference to Exhibit 4.2 to Form 8-K filed on December 20, 2006)

4.17	Form of Debt Securities of Assured Guaranty US Holdings Inc.*
4.18	Form of Certificate of Designations, Preferences and Rights relating to the preferred shares of Assured Guaranty Ltd.*
4.19	Form of Deposit Agreement, including the form of depositary receipt*
4.20	Form of Warrant Agreement*
4.21	Form of Share Purchase Contract Agreement*
4.22	Form of Share Purchase Units*
4.23
Form of Senior Indenture, among Assured Guaranty Ltd., Assured Guaranty Municipal Holdings Inc. and The Bank of New York Mellon, as trustee (Incorporated by reference to Exhibit 4.13 to Amendment No. 2 to Form S-3 (333-152892) filed by the Registrant on March 30, 2010.)

4.24
Form of Subordinated Indenture, among Assured Guaranty Ltd., Assured Guaranty Municipal Holdings Inc. and The Bank of New York Mellon, as trustee (Incorporated by reference to Exhibit 4.14 to Amendment No. 2 to Form S-3 (333-152892) filed by the Registrant on March 30, 2010.)

4.25	Form of Debt Securities of Assured Guaranty Municipal Holdings Inc.*
4.26
Replacement Capital Covenant, dated as of December 20, 2006, between Assured Guaranty US Holdings Inc. and Assured Guaranty Ltd., in favor of and for the benefit of each Covered Debtholder (as defined therein) (Incorporated by reference to Exhibit 4.1 to Form 8-K filed on December 20, 2006)

4.27
Replacement Capital Covenant, dated as of November 22, 2006, by Financial Security Assurance Holdings Ltd. (Incorporated by reference to Exhibit 10.5 to Financial Security Assurance Holdings Ltd.'s Form 8-K filed on November 28, 2006)

4.28
Amended and Restated Trust Indenture dated as of February 24, 1999 between Financial Security Assurance Holdings Ltd. and the Senior Debt Trustee (Incorporated by reference to Exhibit 4.1 to Financial Security Assurance Holdings Ltd.’s Registration Statement to Form S-3 (333-74165))

Exhibit Number	Description
4.29
Indenture, dated as of November 22, 2006, between Financial Security Assurance Holdings Ltd. and The Bank of New York, as Trustee (Incorporated by reference to Exhibit 4.1 to Financial Security Assurance Holdings Ltd.’s Form 8-K filed on November 28, 2006)

4.30
Form of Financial Security Assurance Holdings Ltd. Junior Subordinated Debenture, Series 2006-1 (Incorporated by reference to Exhibit 10.3 to Financial Security Assurance Holdings Ltd.’s Form 8-K filed on November 28, 2006)

4.31
Supplemental Indenture, dated as of August 26, 2009, between Assured Guaranty Ltd., Financial Security Assurance Holdings Ltd. and The Bank of New York Mellon, as trustee (Incorporated by reference to Exhibit 99.2 to Form 8-K filed on September 1, 2009)

4.32
Officers’ Certificate, dated June 20, 2014, related to 5.000% Senior Notes due 2024, containing form of 5.000% Senior Notes due 2024 as Exhibit A thereto (Incorporated by reference to Exhibit 4.1 to Form 8-K filed on June 20, 2014)

4.33
Form of Officer’s Certificate related to 3.150% Senior Notes due 2031, containing Form of 3.150% Senior Notes due 2031 as Exhibit A (Incorporated by reference to Exhibit 4.1 to Form 8-K filed on May 26, 2021)

4.34
Form of Officer’s Certificate related to 3.600% Senior Notes due 2051, containing Form of 3.600% Senior Notes due 2051 as Exhibit A (Incorporated by reference to Exhibit 4.1 to Form 8-K filed on August 17, 2021)

5.1	Opinion of Conyers Dill & Pearman Limited
5.2	Opinion of Mayer Brown LLP
22.0	Subsidiary Guarantors and Issuers of Guaranteed Securities (Incorporated by reference to Exhibit 22.0 to Form 10-K for the year ended December 31, 2021)
23.1	Consent of PricewaterhouseCoopers LLP
23.2	Consent of Conyers Dill & Pearman Limited (included in Exhibit 5.1)
23.3	Consent of Mayer Brown LLP (included in Exhibit 5.2)
24.1	Powers of Attorney—Assured Guaranty Ltd.
24.2	Powers of Attorney—Assured Guaranty US Holdings Inc.
24.3	Powers of Attorney—Assured Guaranty Municipal Holdings Inc.
25.1	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New York Mellon, as trustee for the form of the Assured Guaranty Ltd. Senior Indenture
25.2	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New York Mellon, as trustee for the form of the Assured Guaranty Ltd. Subordinated Indenture
25.3
Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New York Mellon, as trustee for the Assured Guaranty US Holdings Inc. Senior Indenture, dated as of May 1, 2004

Exhibit Number	Description
25.4
Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New York Mellon, as trustee for the Assured Guaranty US Holdings Inc. Subordinated Indenture, dated as of December 1, 2006

25.5
Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New York Mellon, as trustee for the form of the Assured Guaranty Municipal Holdings Inc. Senior Indenture

25.6
Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New York Mellon, as trustee for the form of the Assured Guaranty Municipal Holdings Inc. Subordinated Indenture

107.0	Filing Fee Table
_______________________
* To be filed by post-effective amendment or on Form 8-K and incorporated by reference herein in connection with an offering of securities

ITEM 17. UNDERTAKINGS.
The undersigned registrants hereby undertake:
(a)    To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)    To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
(ii)    To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;
(iii)    To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
provided, however, that paragraphs (i), (ii) and (iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
(b)    That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(c)    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(d)    That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
(i)    each prospectus filed by a Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
(ii)    each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
(e)    That, for the purpose of determining liability of a Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, each undersigned Registrant undertakes that in a primary offering of securities of an undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrants will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i)    Any preliminary prospectus or prospectus of an undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;
(ii)    Any free writing prospectus relating to the offering prepared by or on behalf of an undersigned Registrant or used or referred to by an undersigned Registrant;
(iii)    The portion of any other free writing prospectus relating to the offering containing material information about an undersigned Registrant or its securities provided by or on behalf of an undersigned Registrant; and
(iv)    Any other communication that is an offer in the offering made by an undersigned Registrant to the purchaser.
(f)    The undersigned registrants hereby undertake that, for purposes of determining any liability under the Securities Act of 1933, each filing of Assured Guaranty Ltd.’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(g)    That, for purposes of determining any liability under the Securities Act of 1933,
(i)    the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrants pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act of 1933 shall be deemed to be part of this registration statement as of the time it was declared effective.
(ii)    each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
    (h)    Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrants pursuant to the provisions set forth or described in Item 15 of this registration statement, or otherwise, the registrants have been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. If a claim for indemnification against such liabilities (other than the payment by a registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of their counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by them is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, Assured Guaranty Ltd. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Hamilton, Bermuda, on the 1st day of June, 2023.
ASSURED GUARANTY LTD.

By: /s/ Robert A. Bailenson
Name: Robert A. Bailenson
Title: Chief Financial Officer
Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on the dates indicated.

Name	Position	Date

*	Chairman of the Board; Director	June 1, 2023
Francisco L. Borges

/s/ Dominic J. Frederico	President and Chief Executive Officer (Principal Executive Officer); Director	June 1, 2023
Dominic J. Frederico

/s/ Robert A. Bailenson	Chief Financial Officer (Principal Financial Officer)	June 1, 2023
Robert A. Bailenson

/s/ Laura Bieling	Chief Accounting Officer (Principal Accounting Officer)	June 1, 2023
Laura Bieling

*	Director	June 1, 2023
G. Lawrence Buhl

*	Director	June 1, 2023
Bonnie L. Howard

*	Director	June 1, 2023
Thomas W. Jones

*	Director	June 1, 2023
Patrick W. Kenny

*	Director	June 1, 2023
Alan J. Kreczko

*	Director	June 1, 2023
Simon W. Leathes

*	Director	June 1, 2023
Yukiko Omura

*	Director	June 1, 2023
Lorin P.T. Radtke

*	Director	June 1, 2023
Courtney C. Shea

/s/ Dominic J. Frederico	Authorized Representative in the United States	June 1, 2023
Dominic J. Frederico

*By:	/s/ Robert A. Bailenson
Name: Robert A. Bailenson Attorney-in-Fact

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, Assured Guaranty US Holdings Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in New York, New York, on the 1st day of June, 2023.
ASSURED GUARANTY US HOLDINGS INC.

By: /s/ Robert A. Bailenson
Name: Robert A. Bailenson
Title: Chief Financial Officer
Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on the dates indicated.

Name	Position	Date

/s/ Dominic J. Frederico	Chairman, President and Chief Executive Officer; Director	June 1, 2023
Dominic J. Frederico

/s/ Robert A. Bailenson	Chief Financial Officer (Principal Financial Officer); Director	June 1, 2023
Robert A. Bailenson

/s/ Laura Bieling	Chief Accounting Officer (Principal Accounting Officer)	June 1, 2023
Laura Bieling

*	General Counsel and Secretary; Director	June 1, 2023
Ling Chow

*By:	/s/ Robert A. Bailenson
Name: Robert A. Bailenson Attorney-in-Fact

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, Assured Guaranty Municipal Holdings Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in New York, New York, on the 1st day of June, 2023.
ASSURED GUARANTY MUNICIPAL HOLDINGS INC.

By: /s/ Robert A. Bailenson
Name: Robert A. Bailenson
Title: Chief Financial Officer
Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on the dates indicated.

Name	Position	Date

/s/ Dominic J. Frederico	Chairman, President and Chief Executive Officer; Director	June 1, 2023
Dominic J. Frederico

/s/ Robert A. Bailenson	Chief Financial Officer (Principal Financial Officer); Director	June 1, 2023
Robert A. Bailenson

/s/ Laura Bieling	Chief Accounting Officer (Principal Accounting Officer)	June 1, 2023
Laura Bieling

*	General Counsel and Secretary; Director	June 1, 2023
Ling Chow

*By:	/s/ Robert A. Bailenson
Name: Robert A. Bailenson Attorney-in-Fact